EXHIBIT 10.13


                           REVOLVING CREDIT AGREEMENT

                                      among

                          HOSPITALITY PROPERTIES TRUST,
                                  as Borrower,

                          THE INSTITUTIONS PARTY HERETO
                          FROM TIME TO TIME AS LENDERS,

                                       and

                                DRESDNER BANK AG,
                    NEW YORK BRANCH AND GRAND CAYMAN BRANCH,
                                    as Agent


                                    ARRANGER:
                   DRESDNER KLEINWORT BENSON NORTH AMERICA LLC


                           Dated as of March 19, 1998





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
                                                 TABLE OF CONTENTS

                                                                                                               Page
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ARTICLE 1  DEFINITIONS..........................................................................................  1
         1.1      Defined Terms.................................................................................  1
         1.2      Other Definitional Provisions................................................................. 22

ARTICLE 2  LOANS................................................................................................ 23
         2.1      Revolving Credit Commitments.................................................................. 23
         2.2      Procedure for Borrowings...................................................................... 23
         2.3      Disbursement of Loans......................................................................... 23
         2.4      Defaulting Lenders............................................................................ 24

ARTICLE 3  COMPENSATION, REPAYMENT AND COMMITMENT
         REDUCTIONS............................................................................................. 25
         3.1      Interest Rate................................................................................. 25
         3.2      Commitment Fee................................................................................ 26
         3.3      Maintenance of Loan Account................................................................... 26
         3.4      Commitment Reductions......................................................................... 26
         3.5      Voluntary Prepayments......................................................................... 27
         3.6      Mandatory Payments and Prepayments............................................................ 27
         3.7      Payments; Calculations........................................................................ 27
         3.8      Special Provisions Relating to Eurodollar Loans............................................... 28
         3.9      Increased Costs; Capital Adequacy............................................................. 30
         3.10     Taxes......................................................................................... 31
         3.11     Sharing of Payments........................................................................... 34
         3.12     Administrative Fee............................................................................ 34

ARTICLE 4  CONDITIONS PRECEDENT................................................................................. 34
         4.1      Conditions to Initial Loans................................................................... 34
         4.2      Conditions Precedent to All Loans............................................................. 35

ARTICLE 5  REPRESENTATIONS AND WARRANTIES....................................................................... 36
         5.1      Organization and Qualification................................................................ 36
         5.2      Authority..................................................................................... 36
         5.3      Enforceability................................................................................ 36
         5.4      No Conflict................................................................................... 36
         5.5      Consents and Filings.......................................................................... 36
         5.6      Government Regulation......................................................................... 37
         5.7      Solvency...................................................................................... 37
         5.8      Financial Data................................................................................ 37
         5.9      Names......................................................................................... 37
         5.10     Locations of Offices, Records and other Property.............................................. 38


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         5.11     Subsidiaries; Ownership of Stock.............................................................. 38
         5.12     Litigation.................................................................................... 38
         5.13     No Defaults................................................................................... 38
         5.14     Labor Matters................................................................................. 39
         5.15     ERISA......................................................................................... 39
         5.16     Compliance with Law........................................................................... 39
         5.17     Taxes and Tax Returns......................................................................... 40
         5.18     Intellectual Property......................................................................... 40
         5.19     Licenses and Permits.......................................................................... 40
         5.20     Material Contracts............................................................................ 41
         5.21     Use of Proceeds............................................................................... 41
         5.22     Accuracy and Completeness of Information...................................................... 41
         5.23     Leases and Management Agreements.............................................................. 41
         5.24     Title to Hotels............................................................................... 41
         5.25     REIT Compliance............................................................................... 42
         5.26     Insurance..................................................................................... 42
         5.27     Year 2000 Problem............................................................................. 42
         5.28     Certificates and Deliveries................................................................... 42

ARTICLE 6  AFFIRMATIVE COVENANTS................................................................................ 43
         6.1      Financial Reporting........................................................................... 43
         6.2      Notification Requirements..................................................................... 45
         6.3      Trust Existence............................................................................... 46
         6.4      Books and Records; Inspections................................................................ 46
         6.5      Borrower's Calculations and Certifications.................................................... 46
         6.6      Taxes......................................................................................... 47
         6.7      Compliance With Laws.......................................................................... 47
         6.8      Insurance..................................................................................... 48
         6.9      Fiscal Year................................................................................... 48
         6.10     Maintenance of Property....................................................................... 48
         6.11     ERISA Documents............................................................................... 48
         6.12     Tradenames, Etc............................................................................... 48
         6.13     Acquisitions of New Hotels.................................................................... 48
         6.14     Performance of Obligations.................................................................... 48
         6.15     Advisory Agreement............................................................................ 48
         6.16     REIT Qualification............................................................................ 49
         6.17     Annual Meetings of Lenders.................................................................... 49
         6.18     Required Interest Rate Cap.................................................................... 49
         6.19     Year 2000 Problems............................................................................ 50
         6.20     Process Agent's Consent....................................................................... 50

ARTICLE 7 FINANCIAL COVENANTS; NEGATIVE COVENANTS............................................................... 50
         7.1      Financial Covenants........................................................................... 50
         7.2      Other Assets or Business...................................................................... 51
         7.3      Additional Indebtedness....................................................................... 52

                                                        ii

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         7.4      Liens......................................................................................... 52
         7.5      Contingent Obligations........................................................................ 53
         7.6      Restricted Payments........................................................................... 53
         7.7      Investments................................................................................... 54
         7.8      Affiliate Transactions........................................................................ 54
         7.9      Additional Negative Pledges................................................................... 55
         7.10     Additional Subsidiaries....................................................................... 55
         7.11     Amendments.................................................................................... 55
         7.12     Dividends..................................................................................... 55
         7.13     Certain Transactions.......................................................................... 56

ARTICLE 8  EVENTS OF DEFAULT AND REMEDIES....................................................................... 56
         8.1      Events of Default............................................................................. 56
         8.2      Remedies...................................................................................... 57
         8.3      Right of Setoff............................................................................... 58
         8.4      No Marshalling; Deficiencies; Remedies Cumulative............................................. 58
         8.5      Application of Payments....................................................................... 58

ARTICLE 9  THE AGENT............................................................................................ 58
         9.1      Appointment of Agent.......................................................................... 58
         9.2      Nature of Duties of Agent..................................................................... 59
         9.3      Lack of Reliance on Agent..................................................................... 59
         9.4      Certain Rights of Agent....................................................................... 59
         9.5      Reliance by Agent............................................................................. 60
         9.6      Indemnification of Agent...................................................................... 60
         9.7      Agent in its Individual Capacity.............................................................. 60
         9.8      Successor Agent............................................................................... 61
         9.9      Intentionally Omitted......................................................................... 61
         9.10     Defaults...................................................................................... 61
         9.11     Anticipated Receipt of Funds.................................................................. 61
         9.12     Miscellaneous................................................................................. 62

ARTICLE 10  MISCELLANEOUS....................................................................................... 62
         10.1     GOVERNING LAW................................................................................. 62
         10.2     SUBMISSION TO JURISDICTION.................................................................... 62
         10.3     CERTAIN DAMAGES............................................................................... 62
         10.4     SERVICE OF PROCESS............................................................................ 63
         10.5     JURY TRIAL.................................................................................... 63
         10.6     LIMITATION OF LIABILITY....................................................................... 63
         10.7     Delays........................................................................................ 63
         10.8     Notices....................................................................................... 63
         10.9     Assignments and Participations................................................................ 64
         10.10    Confidentiality............................................................................... 65
         10.11    Reimbursement of Expenses; Indemnification.................................................... 65
         10.12    Amendments and Waivers........................................................................ 66

                                                        iii

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         10.13    Counterparts and Effectiveness................................................................ 67
         10.14    Severability.................................................................................. 67
         10.15    Maximum Rate.................................................................................. 67
         10.16    Entire Agreement; Successors and Assigns...................................................... 68
         10.17    Currency Translation.......................................................................... 68
         10.18    Foreign Judgments............................................................................. 68
         10.19    Acknowledgments............................................................................... 68
         10.20    Approvals..................................................................................... 69
         10.21    NONLIABILITY OF TRUSTEES...................................................................... 69

INDEX OF DEFINED TERMS.......................................................................................... 72


ANNEXES

         Annex I     -   List of Lenders and Commitment Amounts
         Annex II    -   List of Closing Documents
         Annex III   -   Pricing Grid

EXHIBITS

         Exhibit A   -   Form of Revolver Note
         Exhibit B   -   Form of Assignment and Assumption Agreement
         Exhibit C   -   Form of Compliance Certificate
         Exhibit D   -   Form of Notice of Borrowing
         Exhibit E   -   Form of Notice of Continuation/Conversion
         Exhibit F   -   Form of Investment Manager's Subordination Agreement
         Exhibit G   -   Form of Register

SCHEDULES

         Schedule A  -   Disclosure Schedule

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                                       iv
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                           REVOLVING CREDIT AGREEMENT


         THIS REVOLVING CREDIT AGREEMENT (as amended, modified and supplemented from time to time, this "Agreement") is entered into as of March 19, 1998 (the
"Closing Date"), among HOSPITALITY PROPERTIES TRUST, a Maryland real estate investment trust ("Borrower"), each institution identified as a lender on Annex
I (each,  together with its  successors and assigns,  a "Lender"),  and DRESDNER
BANK AG, NEW YORK BRANCH AND GRAND CAYMAN BRANCH, acting as agent for itself and the other Lenders ("Agent").


                                    RECITALS

         WHEREAS, Borrower is in the business of acquiring and owning real property (including leasehold estates), which Borrower leases to various companies in exchange for a stream of lease payments, and in the business of acquiring certain mortgages;

         WHEREAS, Borrower desires to obtain a revolving line of credit for Borrower's general corporate purposes, including future acquisitions of real property, and Arranger has arranged such a facility; and

         WHEREAS, Lenders are prepared to provide such a revolving line of credit subject to and upon the terms and conditions set forth in this Agreement.


                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                              ARTICLE 1 DEFINITIONS

         1.1 Defined Terms.

         The following terms when used in this Agreement shall each have the definition set forth below. The same definitions shall apply in all the other
Credit Documents, except where another Credit Document provides some other express definition for any term. Terms may be used before they are defined. An
Index of Defined Terms follows the signature blocks.

         "Acquisition  Cost" of a Hotel  means  Borrower's  or its  Subsidiary's
actual  bona-fide  third  party  acquisition  cost  of  such  Hotel,   including
reasonable and bona fide third-party


transaction costs, plus the amount of any capital outlays or other capital investments in such Hotel after initial acquisition, but excluding any operating losses.

         "Adjusted Eurodollar Rate" means, with respect to the Interest Period for each Eurodollar Loan, the rate obtained by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to one (1.00) minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-U.S. office of any Lender to U.S.
residents).

         "Advisory Agreement" means the Advisory Agreement, dated as of January 1, 1998, as extended and renewed from time to time, between Borrower and Investment Manager, as amended, supplemented or modified from time to time in compliance with this Agreement and the Investment Manager's Subordination Agreement.

         "Administrative Agent" means Agent or such Lender as Agent shall have designated from time to time to perform administrative services with regard to the Loan.

         "Administrative Fee" means a fee of Fifty Thousand Dollars ($50,000) per year payable by Borrower to Administrative Agent in equal quarterly installments as compensation for performance of administrative services in connection with the Loan.

         "Affiliate" of a Person means another Person who directly or indirectly controls, is controlled by, is under common control with, or is a director, officer or partner of, such Person. A Person shall be deemed to control another Person if (a) such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise, or
(b) for purposes of Section 7.8 only, such Person owns or controls the power to vote, directly or indirectly, more than five percent (5%) of any class of the Capital Stock of such other Person. Notwithstanding the foregoing, Health and Retirement Properties Trust, a Maryland real estate investment trust, shall not be deemed an "Affiliate."

         "Applicable Margin" means a fluctuating rate of interest per annum determined as follows.

         o For a Base Rate Loan, the Applicable Margin shall be zero, except that (as set forth in Annex III) the Applicable Margin shall be One-Tenth of One Percent (0.10%) per annum (10 basis points) if both: (a) no Rating is in effect for Borrower; and
                  (b) Borrower's Leverage Ratio equals or exceeds Forty Percent (40%).

         o For a Eurodollar Loan, the Applicable Margin shall be based on the then-applicable Pricing Parameter in accordance with the table set forth in Annex III.

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         "Arranger" means Dresdner Kleinwort Benson North America LLC.

         "Assigned Value" of any Hotel means, as of the last day of each Fiscal Quarter, the following amount, as calculated and determined by Borrower with Agent's approval:

         o For any Hotel that the Credit Parties Have Owned for Less Than Six Full Fiscal Quarters, an amount equal to the product of
                  (a) Ninety Five Percent (95%) times (b) the Credit Parties' aggregate Acquisition Cost of such Hotel.

         o For any Hotel that the Credit Parties Have Owned for Six Full Fiscal Quarters or Longer, an amount equal to ten (10) times the annual sum (determined on the basis of the last twelve completed calendar months) of the following for such Hotel:
                  (a) Base  Rent;  less (b) a  reasonable  allocation  (based on relative  Acquisition  Costs)  of all  annual  cash  corporate expenses of Borrower and its Subsidiaries (including, for example, general and administrative overhead, including advisory fees) except Consolidated Debt Service.

         "Assignment   and   Assumption   Agreement"   means  an   agreement  in
substantially the form of Exhibit B.

         "Auditors" means Arthur Andersen LLP or another nationally recognized firm of independent public accountants selected by Borrower and satisfactory to Required Lenders.

         "Bankruptcy Code" means Title 11 of the U.S. Code (11 U.S.C. ss.ss. 101 et seq.), as amended from time to time, and any successor statute.

         "Base Rate" means a fluctuating rate of interest per annum equal at any time to the greater at such time of (a) the Federal Funds Rate plus one-half of one percent (0.50%) and (b) the rate which the Agent establishes as its base lending rate from time to time. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Agent and each of the Lenders may make loans at rates of interest at, above or below the Base Rate.

         "Base Rate Loan" means a Loan that is made or being maintained at a rate of interest based upon the Base Rate.

         "Base Rent" means the minimum or base rent that a Lease requires Lessee to pay. The term excludes: (a) payments (such as real estate taxes, insurance premiums, and costs of maintenance) that the Lease requires the Lessee to pay third parties; (b) any element of rent that is conditional, contingent, or not yet capable of determination; and (c) FF&E Deposits. If Lease(s) for multiple Hotels do not separately allocate Base Rent to such Hotels, then Base Rent shall be reasonably allocated between such Hotels (where necessary) in a manner satisfactory to Agent.

         "Benefit Plan" means a "defined benefit plan" (as defined in Section 3 of ERISA) for which any Credit Party or any ERISA Affiliate has been an "employer" (as defined in Section 3 of ERISA) within the past six years.

         "Borrower" is defined in the first paragraph of this Agreement.

         "Borrowing" means the incurrence of a Revolving Loan from all Non-Defaulting Lenders on a given day (or resulting from conversions or continuations on a given date), having in the case of Eurodollar Loans the same Interest Period.

         "Business" means Borrower's business consisting of the acquisition and ownership of (a) real property (including leaseholds) leased to third party Lessees pursuant to Leases, and operated by such Lessees as branded hotels and
(b) mortgage investments.

         "Business Day" means any day that is not a Saturday, Sunday or a day on which commercial banks in New York, New York are required or permitted by law to be closed. When used in connection with Eurodollar Loans, this definition also excludes any day on which commercial banks are not open for dealing in U.S. dollar deposits in the London interbank market.

         "Capital Expenditures" for any Person for any period means the sum of all expenditures of such Person which would be capitalized for purposes of financial statements for such period in accordance with GAAP (whether payable in cash or other property or accrued as a liability), including expenditures for maintenance and repairs which should be capitalized and the capitalized portion of Capital Leases.

         "Capital Lease" means, for any Person, any lease of property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person other than a corporation (including partnership interests in a partnership, member interests in a limited liability company and beneficial interests in a trust), and any and all warrants, options or other rights to purchase any of the foregoing.

         "Cash Available for Distribution" means Funds from Operations, less FF&E Deposits included in Funds from Operations and adjusted for any recurring non-revenue-enhancingcapital expenditures and for non-cash expenses and non-cash revenues, such as revenues arising from "straight-lining" of rents.

         "Cash Equivalents" means any of the following,  denominated in Dollars:
(a) securities issued or directly and fully guaranteed or insured by the U.S. or any agency or instrumentality thereof (provided that the full faith and credit of the U.S. is pledged in support thereof) having maturities of not more than ninety (90) days from the date of acquisition ("Government Obligations"), (b) time deposits and certificates of deposit of any commercial bank either incorporated in the U.S. or incorporated in a foreign jurisdiction and having a branch office in the U.S., in each case of recognized standing having capital and surplus in excess of $500,000,000 and whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than ninety (90) days from the date of acquisition, (c) commercial paper issued by an Approved Bank or the parent corporation of an Approved Bank (so long as such parent maintains an office in the U.S. from which it issues such commercial paper) and commercial paper issued by any Person incorporated in the U.S. rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's, and in each case maturing within ninety (90) days of the date of acquisition, (d) repurchase obligations of an Approved Bank for Government Obligations and with a term of not more than seven (7) days, and (e) investments in money market mutual funds having assets in excess of $2,500,000,000, substantially all of whose assets are comprised of Government Obligations.

         "Casualty Loss" means (a) the loss, damage, or destruction of any asset owned or used by any Credit Party or (b) the condemnation, confiscation, or other taking, in whole or in part, of any such asset.

         "Change of Control" means any event, transaction or condition as a result of which (a) the Managing Trustees (together with their Affiliates) shall cease to own (and maintain control over) in the aggregate full beneficial ownership with full voting and dispositive power as to at least 250,000 of the total outstanding shares of Capital Stock of Borrower that are ordinarily entitled to vote for its Board of Directors (which figure of 250,000 shall be appropriately adjusted for stock splits, stock dividends, and similar transactions) or (b) the Managing Trustees (together with their Affiliates) shall cease to maintain Control of Investment Manager.

         "Closing Date" means the date on which this Agreement is executed and delivered, whether or not any advance of the Revolving Loan is made on such date.

         "Closing Documents List" means the List of Closing Documents attached hereto as Annex II.

         "Code" means the Internal Revenue Code of 1986, amendments thereto, successor statutes, and regulations, rulings and guidance promulgated or issued thereunder.

         "Commitment Fee" is defined in Section 3.2.

         "Common Stock" means the common shares of Borrower, par value $0.01 per share.

         "Compliance Certificate" means a written certificate, substantially in the form of Exhibit C, executed by Borrower's Chief Financial Officer, which shall demonstrate that as of the date of such certificate, and assuming the full funding of any Revolver Loans then being requested by Borrower, Borrower is and shall continue to be in compliance with the financial (and all other material) covenants of this Agreement in all material respects. Any Compliance Certificate shall also set forth: (a) a list of all Hotels constituting the Unencumbered Pool (and identifying the Hotels in each Hotel Pool within the Unencumbered

Pool); (b) Borrower's certification that all Hotels so listed fully qualify under the criteria for inclusion in the Unencumbered Pool; (c) to the extent required by Agent from time to time, such detail and calculations as will in Agent's judgment substantiate the certifications described in "a" and "b"; and
(d) any changes in the composition of the Unencumbered Pool since the preceding Compliance Certificate delivered by Borrower, if any. Each Compliance
Certificate shall also have attached thereto a schedule of calculations demonstrating compliance with the financial covenants contained in this Agreement.

         "Consolidated Debt Service" means, for any fiscal period of Borrower, Consolidated Interest Expense plus required scheduled amortization payments (other than payments due upon maturity) of Borrower and its Subsidiaries with respect to Indebtedness of any of them for such period determined on a consolidated basis in accordance with GAAP.

         "Consolidated EBITDA" for a period means (a) the consolidated net income (excluding extraordinary or unusual and non-recurring items) of Borrower and its Subsidiaries (net of minority interests where applicable) for the period plus (b) all Consolidated Interest Expense, income tax expense, depreciation and amortization (including amortization of any goodwill or other intangibles) for the period and excluding (unless already deducted in calculating net income) (c) FF&E Deposits (and related income arising from payments made by Lessees to Borrower or its Subsidiaries). Adjustment shall be made for any non-cash expenses and non-cash revenues, such as for revenues arising from "straight-lining" of rents. Except where otherwise expressly stated herein, Consolidated EBITDA shall be measured as to the last four completed quarters on a rolling four quarters basis.

         "Consolidated Indebtedness" means all Indebtedness of Borrower and all its Subsidiaries on a consolidated basis.

         "Consolidated Interest Expense" means, for any fiscal period of Borrower, the total interest expense (excluding amortization of paid deferred costs, discounts or premiums, if any, and including interest expense attributable to Capital Leases in accordance with GAAP) on all Consolidated Indebtedness of Borrower and all its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         "Consolidated Secured Debt" means all Consolidated Indebtedness that is secured by or otherwise the subject of a Lien on any property of Borrower or any Subsidiary. The Obligations do not constitute Consolidated Secured Debt.

         "Consolidated Total Assets" means, as of the date of any determination thereof, the net book value of the assets of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Contingent Obligation" means any direct or indirect, contingent obligation for, or guaranty of, the Indebtedness of another, except endorsements in the ordinary course of business. The amount of any Contingent Obligation shall be equal to the maximum reasonably anticipated liability in respect of the obligations guarantied or otherwise supported, calculated using the assumption that the obligor is or will be required to fully perform thereunder. Any particular contingent obligation shall be counted only once for purposes of this definition.

         "Control" (together with the corresponding terms "controls," "is controlled by," or "is under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

         "Credit Documents" means this Agreement, the Notes, each Guaranty, and all other agreements, instruments and documents, including opinions and certificates, now or hereafter executed and delivered in connection with any of the foregoing, each as amended, modified and supplemented from time to time.

         "Credit Parties" means, collectively, Borrower and each and all of its Subsidiaries. "Credit Party" means any one of them.

         "Debt Service Coverage Ratio" means the ratio of Consolidated EBITDA to Consolidated Debt Service, with respect to the last four completed Fiscal Quarters in aggregate, as of the end of each Fiscal Quarter.

         "Default" means an event or condition which would constitute an Event of Default with the giving of notice, the passage of time or both.

         "Default Rate" is defined in Section 3.1(d).

         "Defaulting Lender" is defined in Section 2.4(a).

         "Disclosure Schedule" means the Schedule A to this Agreement labeled as such, in form and substance satisfactory to Agent and the Lenders as of the Closing Date.

         "Dollar Equivalent" as to any monetary sum expressed in a foreign currency means such monetary sum converted to Dollars based on the then Prevailing Exchange Rate.

         "Dollars" and the sign "$" each mean lawful money of the U.S.

         "D&P" means Duff & Phelps Inc., and any successor thereto.

         "Due Diligence Reports" means, as to any Hotel, environmental, engineering, and title reports, and such other third-party reports as any Credit Party shall obtain in connection with the acquisition of any Hotel or as Agent shall require from time to time (but no more frequently than upon acquisition and only for cause thereafter) to be updated, in the case of any of the foregoing reports each dated no earlier than one year before the date of the Credit Party's acquisition of the Hotel (with, in the case of environmental reports, a database search at either the closing of the acquisition of such Hotel or (b) the date such Hotel is included in the Unencumbered Pool) and prepared by an independent vendor or consultant (including a licensed title insurance company where applicable) satisfactory to Agent, which report(s) shall be in form and substance satisfactory to Agent.

         "Eligible Assignee" means (i) a commercial bank organized under the laws of the U.S., or any State thereof, and having total assets in excess of $5,000,000,000; (ii) a commercial bank organized under the laws of any OECD Nation or a political subdivision of any such nation, and having total assets in excess of $5,000,000,000; provided, however, that such bank is acting through a branch or agency located in the country in which it is organized or in another OECD Nation or the Cayman Islands; (iii) the central bank of any OECD Nation;
(iv) an insurance company organized under the laws of the U.S. (or any State thereof or the District of Columbia) and having total assets in excess of $5,000,000,000 (but excluding an insurance company that is a "captive" subsidiary of an entity that would itself not qualify as an Eligible Assignee);
(v) a savings bank or savings and loan association organized under the laws of the U.S., or any State thereof or the District of Columbia, and having total assets in excess of $5,000,000,000; (vi) any Lender party to this Agreement;
(vii) any Affiliate of any Lender party to this Agreement; (viii) any U.S. Federal Reserve Bank; or (ix) any other governmentally regulated financial institution approved by Administrative Agent, such approval not to be unreasonably withheld. Notwithstanding the foregoing, none of the following shall constitute an Eligible Assignee: (x) Borrower or any Affiliate of Borrower; (y) anyone acting by, on behalf of, or pursuant to any separate agreement or arrangement with Borrower or any Affiliate of Borrower; or (z) any Person that, in Agent's discretion, either (a) has an adverse business reputation or (b) is or may be acquiring its interest in the Loan for purposes other than providing financing to Borrower in accordance with the terms and conditions of this Agreement.

         "Environmental Affiliate" means any Person whose liability for any Environmental Claim a Credit Party has or may have retained, assumed or otherwise become liable for (contingently or otherwise), either contractually or by operation of law.

         "Environmental Approvals" means any permit, license,  approval, ruling,
variance,   exemption  or  other   authorization   required   under   applicable
Environmental Laws.

         "Environmental Claim" means, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from
(a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by such Person or
(b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, in each case as have been, are now, or may at any time hereafter be in effect and as the same may be amended or modified hereafter, including: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.

ss.ss. 9601 et seq.; the Toxic Substance Control Act, 15 U.S.C. ss.ss. 9601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1802 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq.; the Clean Water Act, 33 U.S.C. ss.ss. 1251 et seq.; the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., and other similar federal and/or state environmental laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

         "ERISA Affiliate" means any entity required to be aggregated with any Credit Party under Sections 414(b), (c), (m) or (o) of the Code.

         "Eurodollar Loan" means a Loan that is made or being maintained at a rate of interest based upon the Adjusted Eurodollar Rate.

         "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan, the rate per annum (rounded upwards to the nearest whole multiple of one-sixteenth of one percent) equal to the offered quotation of the rate for Dollar deposits with maturities comparable to the Interest Period for which such Eurodollar Rate will apply) which appear on the Telerate Screen Page 3750 (or successor page) as at 11:00 a.m. London time, on the day that is two Business Days prior to the beginning of such Interest Period (or with respect to the initial Interest Period, the Closing Date rather than two Business Days prior to the beginning of the initial Interest Period) and in an amount comparable to the amount of the Loan to be outstanding during such Interest Period or, if such Telerate shall not exist on such Business Day, an interest rate per annum equal to the rate (rounded upward to the nearest whole multiple of one-sixteenth (1/16) of one percent (1.00%) per annum, if such rate is not such a multiple) of the offered quotation, if any, to first class banks in the Eurodollar market by Agent for Dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Loan for which the Eurodollar Rate is being determined, with maturities comparable to the Interest Period for which such Eurodollar Rate will apply, as of approximately 11:00 A.M. New York time two (2) Business Days prior to the commencement of such Interest Period.

         "Event of Default" is defined in Article 8.

         "Excess Floating Rate Exposure" means the excess, if any, of: (a) all Consolidated Indebtedness bearing interest at a floating rate (including the principal amount of all Loans hereunder) over (b) an amount equal to Twenty Percent (20%) of the sum of (i) GAAP consolidated shareholders' equity (plus minority interests) of Borrower and its Subsidiaries; plus (ii) all long-term funded Consolidated Indebtedness (other than Contingent Obligations).

         "Expenses" means all reasonable costs and expenses of Agent (including reasonable fees and expenses of counsel) incurred in connection with the Credit Documents and the transactions contemplated herein and therein, including in connection with the preparation, execution, and delivery of this Agreement and the other Credit Documents and any amendment, waiver or consent relating hereto or thereto, in connection with Agent's initial syndication efforts with respect to this Agreement and in connection with the enforcement of this Agreement and the other Credit Documents, specifically including (without limiting the generality of the foregoing) (a) administration costs of Agent and costs of enforcement of the rights of Agent or any Lender under the Credit Documents, (b) the reasonable fees and expenses of accountants, appraisers and other consultants, experts or advisors retained by Agent, (c) reasonable fees and expenses (including reasonable legal fees and expenses) incurred by Agent in connection with the initial syndication of the Commitments and the Loans, (d) the cost of fees and taxes, if any, in connection with the filing of financing statements, if any, (e) the costs, if any, of preparing waivers, amendments, and terminations of any of the Credit Documents, and (f) Agent's costs of obtaining any Due Diligence Reports, if any.

         "Federal Funds Rate" means a fluctuating interest rate per annum equal at any time to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as determined by Agent.

         "Federal Reserve" means the Board of Governors of the Federal Reserve System.

         "Fees" means the Administrative Fee and the Commitment Fee.

         "FF&E Deposits" means funds that any Lease requires a Lessee to hold or to remit to any Credit Party, which funds are to be held by such Lessee or by such Credit Party in reserve accounts for furnishings, fixtures, and equipment for any Hotel(s).

         "Financial Statements" means the consolidated balance sheets, statements of operations, statements of cash flows and statements of changes in shareholder's equity of Borrower and its Subsidiaries for the period specified, prepared in accordance with GAAP consistently applied.

         "Fiscal Quarter" means a fiscal quarter of each Credit Party's Fiscal Year, with appropriate interpolations or adjustments to accommodate variations between the Credit Parties' fiscal quarters and those of Lessees or mortgagors.

         "Fiscal Year" means the fiscal year of the applicable Credit Party, which, for Borrower and each of its Subsidiaries as of the Closing Date, begins on January 1 and ends on December 31 of each calendar year, with appropriate interpolations or adjustments to accommodate variations between the Credit Parties' fiscal years and those of Lessees or mortgagors.

         "Fitch" means Fitch Investors Service, Inc., and any successor thereto.

         "Funds from Operations" means consolidated net income of Borrower and its Subsidiaries, adjusted as follows in a manner satisfactory to Agent: (a) gains and losses from debt restructuring and sales of property shall be excluded; (b) depreciation and amortization of real estate assets shall be added back; and (c) appropriate adjustments shall be made for unconsolidated partnerships and joint ventures.

         "GAAP" means generally accepted accounting principles as in effect in the U.S. on the Closing Date and as amended from time to time, subject however to Section 6.1(e).

         "Governing Documents" of any Person means the declaration of trust, certificate or articles of incorporation, by-laws, partnership agreement or operating or members agreement, as the case may be, and any other organizational or governing documents, of such Person.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any foreign, federal, state or other court or governmental agency, authority, instrumentality or regulatory body.

         "Group" is used herein as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended.

         "Guaranty" means that certain Guaranty dated the Closing Date executed by each of the Guarantors in favor of Agent and the Lenders.

         "Guarantor" means each and every Subsidiary of Borrower, other than a Subsidiary that satisfies the following conditions: (a) such Subsidiary does not own any Hotel in the Unencumbered Pool; and (b) based on bona fide restrictions in other credit documents with other lenders (or in the charter documents of any Subsidiary that is not a Wholly-Owned Subsidiary), such Subsidiary is not permitted to be a Guarantor as to the Obligations. The Guarantors are identified in greater detail in Section 5.11 of the Disclosure Schedule.

         "Highest Lawful Rate" means, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of New York (or the law of any other jurisdiction whose laws are mandatorily applicable notwithstanding the provisions of this Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under New York (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

         "Hotel" means any parcel of real property and the improvements and business operations thereon owned or ground leased at any time (as of the Closing Date or thereafter acquired) by Borrower or a Subsidiary the improvements of which are operated as a hotel, whether or not such Hotel is part of the Unencumbered Pool.

         "Hotel Net Cash Flow" means the net operating cash flow of a Hotel, after (a) all taxes (except income taxes), insurance, salaries, utilities, and other operating expenses, all sums that the applicable Lease or Management Agreement requires Lessee or Manager to pay

(without duplication; excluding (i) all items payable to Manager that are subordinated to Base Rent and (ii) Base Rent), and (b) all FF&E Deposits. Hotel Net Cash Flow shall be determined as of any date based on the last four completed Fiscal Quarters of the Credit Party that owns such Hotel (subject to reasonable adjustment or interpolation to accommodate differences between such Subsidiary's Fiscal Quarters and those of its Lessee).

         "Hotel Pool" means any group of two or more Hotels leased pursuant to a single Lease or whose Leases are cross-defaulted (as to defaults by Lessee), together with all other Hotels whose Leases are cross-defaulted (as to defaults by Lessee) with such Lease(s).

         "Indebtedness" of a Person means (a) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade liabilities and security deposits or guarantee deposits incurred in the ordinary course of business and payable in accordance with customary practices), whether on open account or evidenced by a note, bond, debenture or similar instrument or otherwise, (b) obligations under Capital Leases, (c) reimbursement obligations for letters of credit, banker's acceptances or other credit accommodations, (d) liabilities, as determined by Agent, under any Interest Rate Agreement, (e) Contingent Obligations of such Person, (f) obligations secured by any Lien on that Person's property, even if that Person has not assumed such obligations, and (g) liabilities that are subordinate to the Loan. The Loan constitutes Indebtedness of Borrower and its Subsidiaries.

         "Insolvency Event" means, with respect to any Person, the occurrence of any of the following: (a) such Person shall be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (b) such Person shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (c) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (d) such Person shall file a voluntary petition under any bankruptcy, insolvency or similar law, or (e) such Person, or a substantial portion of its property, assets or business shall become the subject of an involuntary proceeding or petition for its dissolution, reorganization, or the appointment of a receiver, trustee, custodian or liquidator and any such proceeding or petition shall not be dismissed within one hundred twenty (120) days after commencement or filing, as the case may be, or any order for relief shall be entered in any such proceeding.

         "Intellectual Property" means patents, patent applications, trademarks, service marks, trade names, copyrights and other such rights, or valid licenses thereof.

         "Interest Coverage Ratio" means the ratio of Consolidated EBITDA to Consolidated Interest Expense, considered for the last four completed Fiscal Quarters, as of the end of each Fiscal Quarter.

         "Interest Period" means, for each Eurodollar Loan, a period of one, two, three or six months during which the interest rate for such Loan is fixed; provided, however, that (a) no Interest Period with respect to any portion of the Loan may end after the Maturity Date, and (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, unless such extension would cause the last day of such Interest Period to occur in the next following calendar month, in which case the last day of such Interest Period shall occur on the next preceding Business Day.

         "Interest Rate Agreement" means an interest rate cap agreement or other interest rate protection or hedge agreement.

         "Interest Rate Cap" means an Interest Rate Agreement that is an interest rate cap or other Interest Rate Agreement that imposes no obligations on the beneficiary thereof, and is in all respects satisfactory in form and substance to Agent.

         "Investment" means (a) all expenditures made and (without duplication) all liabilities incurred or assumed (including Contingent Obligations) for or in connection with the acquisition of any beneficial or other interest in, all or substantially all of the assets of, or any obligations, securities or other Indebtedness of, a Person, and (b) all direct or indirect loans, advances, capital contributions or transfers of property to a Person. In determining the aggregate amount of Investments outstanding at any particular time: (1) a guaranty shall be valued at not less than the principal amount guarantied and outstanding; (2) returns of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) shall be deducted; (3) earnings, whether as dividends, interest or otherwise, shall not be deducted; and (4) decreases in the market value shall not be deducted.

         "Investment Grade Rating" of a Person means that the senior, unsecured debt rating of such Person satisfies either of the following: (a) a rating of BBB- or higher by S&P; or (b) a rating of Baa3 or higher by Moody's.

         "Investment Manager" means REIT Management & Research, Inc., a Delaware corporation, or such other investment manager to Borrower as Agent shall have approved in Agent's sole and absolute discretion.

         "Investment Manager's Subordination Agreement" means an agreement between Investment Manager and Agent on behalf of the Lenders in substantially the form of Exhibit F.

         "IRS" means the U.S. Internal Revenue Service and any successor thereto.

         "Judgment Currency" is defined in Section 10.18.

         "Last Financial Statement Date" means September 30, 1997.

         "Lease" means a (sub)lease of a Hotel, entered into between Borrower (or a Subsidiary) and a Lessee, provided that 100% of the payments by the Lessee under any Lease shall constitute "rents from real property" within the meaning of Section 856(d)(1) of the Code.

         "Lessee" means the (sub)lessee of a Hotel pursuant to a Lease, provided that (without Agent's approval) no such (sub)lessee shall be an Affiliate of Borrower, any Subsidiary, Investment Manager, or any Managing Trustee, except so long as the following conditions are satisfied: (a) the affected Hotel is not counted as part of the Unencumbered Pool; and (b) based on particular circumstances affecting a particular Hotel Pool (e.g., default by the Lessee), Borrower enters into interim leasing arrangements for up to one year with an Affiliate of Borrower, any Subsidiary, Investment Manager, or any Managing Trustee (which arrangements shall not be extended, renewed, or continued for longer than the original one-year term); and (c) no more than one Hotel Pool is subject to such arrangements at any one time.

         "Leverage Ratio" means, as of the last day of each Fiscal Quarter of Borrower, the quotient of (a) Consolidated Indebtedness divided by (b) the Assigned Value of all Hotels.

         "Lien" means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title, or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law. The term "Lien" shall also include (and wherever a creditor holds, such creditor shall be deemed to be secured by a Lien): (a) any so-called "negative pledge" agreement, pursuant to which a Person owning an asset agrees with its creditor that such Person shall not subject property of such Person (whether specifically identified property, or a class or type of property owned by such Person) to a Lien as defined in the first sentence of this paragraph; and (b) any arrangement by which a Lien of the type described in the first sentence of this paragraph (excluding a Permitted Lien) may "spring" into existence or otherwise arise, or any Person has covenanted to create or provide such a Lien, upon the occurrence or nonoccurrence of specified events or the passage of time.

         "Loan Account" is defined in Section 3.3.

         "Loans" means the Revolver Loans.

         "Management  Agreement"  means  any  management  agreement,   operating
agreement, operating lease, license, or other arrangement for operation of a Hotel by a Manager, entered into by the Lessee of a Hotel.

         "Management Fee" means a fee payable by a Lessee to a Manager pursuant to a Management Agreement.

         "Manager" means the manager of a Hotel pursuant to a Management Agreement.

         "Managing Trustee" means either of Mr. Barry M. Portnoy, and/or Mr. Gerard M. Martin, both having a business address c/o the Investment Manager.

         "Mandatory Redeemable Obligation" means an obligation of any Credit Party (or guarantied by any of them) which must be redeemed or paid (a) at a fixed or determinable date, whether by operation of sinking fund or otherwise,
(b) at the option of any Person
other than the applicable Credit Party, or (c) upon the occurrence of a condition not solely within the control of the applicable Credit Party, such as a redemption required to be made out of future earnings.

         "Margin Stock" shall have the meaning provided for such term in Regulations G, T, U and X of the Federal Reserve.

         "Material Adverse Effect" means, as to any matter, fact, or circumstance, that such matter, fact, or circumstance would reasonably be expected to have: (a) a material adverse effect on the business, operations, results of operations, assets, liabilities, prospects or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, or (b) a material adverse effect on the ability of a Credit Party to perform its obligations under the Credit Documents to which it is a party, or (c) the material impairment of the ability of Agent or any Lender to enforce the Obligations.

         "Material Contract" means any contract, lease or other agreement or arrangement to which any Credit Party is a party (other than the Credit Documents) involving aggregate consideration payable to or by any Credit Party of $10,000,000 or more (other than contracts that by their terms may be terminated by any party thereto in the ordinary course of business upon less than thirty (30) days notice, and purchase orders for capital expenditures permitted under this Agreement or which is otherwise material to the business, operations, results of operations, assets, liabilities, prospects or condition (financial or otherwise) of any Credit Party. Without limiting the generality of the foregoing, all present and future Leases and the Advisory Agreement are Material Contracts.

         "Material Lessee" means any Lessee that holds Leases (whether or not cross-defaulted) affecting Hotels having an aggregate Assigned Value equal to or exceeding Twenty Percent (20%) of Borrower's Consolidated Total Assets.

         "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic or hazardous substances, petroleum (including crude oil and any fraction thereof) and petroleum products and any other gas, liquid or solid regulated under any Environmental Law, other than those maintained in accordance with law.

         "Maturity Date" means the Revolver Maturity Date.

         "Moody's" means Moody's Investors Services, Inc. or any successor agency.

         "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which any Credit Party or any ERISA Affiliate has contributed within the past six years or with respect to which any Credit Party may incur any liability.

         "Non-Defaulting Lender" is defined in Section 2.4.

         "Non-Pool Hotel" means a Hotel that is not a Pool Hotel.

         "Note" means each Revolver Note.

         "Notice of Borrowing" is defined in Section 2.2.

         "Notice of Continuation" is defined in Section 3.8(a).

         "Notice of Conversion" is defined in Section 3.8(b).

         "Obligations" means the collective reference to the unpaid principal of, and the accrued and unpaid interest on, the Loans and all other obligations and liabilities of Borrower to Agent and the Lenders (including each Credit Party's liability for all interest that accrues after the maturity of the Loans and all interest that accrues after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, that may arise under, out of, or in connection with, this Agreement, any other Credit Document, or any other document made, delivered or given in connection with this Agreement, any other Credit Document or whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to Agent and the Lenders that are required to be paid by Borrower pursuant to the terms of any such agreement), and all other obligations and liabilities of any or all of the Credit Parties to Agent and/or any Lender under this Agreement, any Note or any other Credit Document.

         "OECD Nation" means a member nation of the Organization for Economic Cooperation and Development.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

         "Permitted Liens" is defined in Section 7.4.

         "Permitted Mortgage Investments" means any leasehold or fee mortgage(s) or deed(s) of trust held beneficially and of record by Borrower or a Subsidiary, provided that such mortgage(s) or deed(s) of trust comply with all of the following requirements, which shall apply cumulatively:

         o The aggregate value of all such mortgage(s) and deed(s) of trust, as determined pursuant to GAAP, shall not exceed Twenty Percent (20%) of Consolidated Total Assets.

         o The real property collateral for such mortgage(s) or deed(s) of trust shall not be the subject of any material Environmental Claim(s), shall be free of Materials of
                  Environmental Concern other than those maintained in accordance with applicable, and shall not consist of the
                  (sub)leasehold estate arising under any Lease.

         o No mortgagor or trustor under any such mortgage or deed of trust shall be an Affiliate of Borrower, any Subsidiary, Investment Manager, or any Managing Trustee.

         o Such mortgage or deed of trust shall not be subject to any collateral assignment, hypothecation, or other Lien.

         o The aggregate value of all such mortgage(s) or deed(s) of trust that are in monetary or other material default at the time of acquisition or origination by Borrower or a Subsidiary shall not exceed Ten Percent (10%) of Consolidated Total Assets.

         o If Borrower were to acquire the encumbered real property, Borrower would not then be in Default under this Agreement as a result. Without limiting the generality of the foregoing, the collateral shall consist solely of assets that would be Hotels if owned by a Credit Party.

         "Permitted New Indebtedness" means any Indebtedness incurred by Borrower or any Subsidiary after the Closing Date, but only if such Indebtedness satisfies the following requirements: (a) after taking into account such Indebtedness Borrower is in full compliance with all provisions of this Agreement, including the financial covenants set forth in Section 7.1; and (b) either (i) the stated maturity date of such Indebtedness is at least 270 days after the Maturity Date and such Indebtedness is on arm's length and upon terms and conditions that are substantially normal and customary for comparable indebtedness of comparable companies; or (ii) such Indebtedness is incurred by a Subsidiary (not by Borrower) and both: (x) such Subsidiary does not own any Hotel(s) in the Unencumbered Pool; and (y) either (1) such Indebtedness is wholly nonrecourse to all Credit Parties or (2) after taking into account the Recourse Exposure Amount, if any, the Credit Parties are in full compliance with all provisions of this Agreement.

         "Permitted Transaction Amount" means One Million Dollars ($1,000,000) plus an integral multiple of Five Hundred Thousand Dollars ($500,000).

         "Person" means any individual, sole proprietorship, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, institution, entity, party or government (including any division, agency or department thereof).

         "Plan"  means  any  employee  benefit  plan,   program  or  arrangement
maintained or contributed to by any Credit Party, or with respect to which any of them may incur liability.

         "Pool Hotel" means any Hotel that is part of a Hotel Pool.

         "Prevailing Exchange Rate" means, as to any foreign currency, the spot rate at which Dollars are offered on such day by Agent in New York, New York for such foreign currency. The Prevailing Exchange Rate shall be adjusted by Agent on a daily basis in accordance with Agent's customary procedures as in effect from time to time for foreign currency transactions.

         "Pricing Parameter" means: (a) if a Rating is presently in effect for Borrower, then such Rating; and (b) otherwise, Borrower's Leverage Ratio.

         "Pro Rata Share" of any Lender means such Lender's proportionate interest in the Revolver Loans, calculated as follows. Divide the amount of that Lender's Revolver Commitment by the total amount of all Revolver Commitments at the time, unless there are no such commitments at the time. In that event, divide the sum of the principal amount of that Lender's outstanding Revolver Loans by the sum of the total principal amount of all Revolver Loans outstanding at the time. While any Lender is a Defaulting Lender, the amount of its Revolver Commitment (or Revolver Loans, as applicable) will be deemed to be zero for purposes of calculating Required Lenders.

         "Qualified Counterparty" means: (a) Agent or any Affiliate of Agent; or
(b) a financial institution whose long term debt shall be rated not lower than A+ by S&P and A1 by Moody's and which is otherwise satisfactory to Agent and Borrower.

         "Rating" of Borrower means the rating of Borrower's senior, unsecured debt issued by any Rating Agency and in effect at the time of determination. For purposes of such determination, the highest two ratings (or the two equally highest) shall first be identified. Whichever of those two ratings is lower (if either) shall govern. If the two highest ratings are equal, then that rating shall be deemed Borrower's "Rating." If at any time Agent determines that the preceding Rating cannot be determined or calculated or does not exist, or if Borrower does not have an Investment Grade Rating, or if only one Rating Agency has issued a rating as to Borrower, then it shall be deemed that no Rating is in effect for Borrower.

         "Rating Agency" means any of the following rating agencies: S&P; Moody's; Fitch; or D&P.

         "Recourse Exposure Amount" for any Hotel means zero, except that if a Hotel is subject to a Lien as to which Borrower (i.e., Hospitality Properties Trust, a Maryland real estate investment trust, as opposed to any Subsidiary thereof) is or may become personally liable (in whole or in part) for payment of principal and interest, then the Recourse Exposure Amount means the lesser of
(i) the excess, if any, of (a) the total amount of principal and more-than-sixty-days-overdue interest secured by such Lien (and any other Lien(s) equal or prior in lien to such Lien) over (b) an amount equal to Sixty-Five Percent (65%) of the Acquisition Cost of such Hotel; or (ii) the maximum amount of Borrower's actual or potential personal liability with respect to the principal and more-than-sixty-days-overdue interest secured by such Lien (and any other Lien(s) equal or prior in lien to such Lien).

         "Register" means a register of the names and addresses of all Lenders, their Revolver Commitments, and the principal amount of their Loans, as in effect from time to time, all in substantially the form of Exhibit G.

         "REIT" means a real estate investment trust as defined in Section 856 of the Code.

         "Reportable Event" means any of the events described in Section 4043 of ERISA or the regulations thereunder.

         "Required Lenders" means Lenders the Pro Rata Shares of which total more than sixty-six and two-thirds percent (66-2/3%) of the total Pro Rata Shares of all Lenders.

         "Requirement of Law" means (a) the Governing Documents of a Person, (b) any law, treaty, rule or regulation or determination of an arbitrator, court or other Governmental Authority, or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

         "Reset Date" means the Closing Date and, thereafter: (a) so long as Borrower maintains a Rating, the effective date of each and every change in Borrower's Rating, effective upon each such change; and (b) at all other times, the first day of each calendar month.

         "Restricted Payments" shall have the meaning set forth in Section 7.6.

         "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

         "Revolver Commitment" of a Lender means its commitment to make Revolver Loans, in an outstanding amount not to exceed, at any time, the amount set forth opposite its name on Annex I under the heading "Revolver Commitment," plus (without duplication) any amount so described in an Assignment and Assumption Agreement executed by such Lender, as such aggregate amount may be reduced from time to time. The aggregate amount of all the Revolver Commitments shall not exceed Two Hundred Fifty Million Dollars ($250,000,000).

         "Revolver Loans" is defined in Section 2.1.

         "Revolver   Maturity   Date"  means  the  earlier  of  (a)  the  fourth
anniversary of the Closing Date and (b) the date, if any, on which the Revolver Loans mature by notice of prepayment, acceleration or otherwise.

         "Revolver Note" means a promissory note of Borrower substantially in the form of Exhibit A.

         "SEC Filing" means any filing, report, or disclosure of any kind made with the United States Securities and Exchange Commission relating to Borrower, any securities issued by Borrower, or Borrower's affairs or operations.

         "S&P" means Standard & Poor's Rating Group, or any successor agency.

         "Subsidiary" of a Person means a corporation, partnership, limited liability company or other entity (a) in which that Person directly or indirectly owns or controls shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other governing body of such entity or (b) of which that Person is a general partner or a managing member or which that Person otherwise controls, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, as of the Closing Date all Subsidiaries of Borrower are listed in Section 5.11 of the Disclosure Schedule.

         "Ten-Year Treasury Rate" means as of any date, the interest rate per annum on such date for U.S. Government Treasury Securities with a ten (10) year remaining term, as calculated by the U.S. Treasury and available on the screen entitled Government Markets PX1 on the Bloomberg Information Service, or if not so available, determined on the basis of comparable yields for comparable U.S. obligations as published in a reputable publication designated by Agent. Where relevant to this Agreement, the Ten-Year Treasury Rate shall be ascertained by Borrower and certified to Agent subject to verification by Agent.

         "Termination Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (b) the withdrawal of Borrower, any of its Subsidiaries or any ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA); (c) the provision of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA); (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (e) any event or condition (1) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (2) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

         "Total Commitments" means at any time, the total Revolver Commitments of all Lenders at such time. The Total Commitments shall not exceed Two Hundred Fifty Million Dollars ($250,000,000).

         "Type" of Loan refers to whether it is a Eurodollar Loan or a Base Rate Loan.

         "UCC" means the Uniform Commercial Code as in effect in New York from time to time.

         "Unencumbered Pool" means, collectively, all of the Hotels each of which satisfies all of the following criteria:

         o Such Hotel is, directly or indirectly, owned or leased 100% by Borrower, and no other Person (other than a Credit Party that is directly or indirectly 100% owned by Borrower) holds any direct or indirect interest in such Hotel (except for Permitted Liens).

         o If such Hotel is owned or ground-leased by a Subsidiary, then no asset of such Subsidiary is subject to a Lien (except for Permitted Liens), and such Subsidiary has not directly or indirectly guarantied or assumed liability for any Indebtedness (secured or unsecured) of any Subsidiary that is not a Credit Party.

         o If such Hotel is a Pool Hotel, then all other Pool Hotels in the same Hotel Pool shall also be part of the Unencumbered Pool.

         o No Credit Party has pledged, hypothecated, or encumbered, directly or indirectly, or granted any Lien (other than a Permitted Lien) with respect to, its direct or indirect interest in such Hotel or in the Credit Party that owns or leases such Hotel.

         o Where a Credit Party's estate in a Hotel consists of a leasehold, such leasehold shall have a remaining term of at least thirty-five (35) years and shall otherwise be on terms and conditions satisfactory to Agent.

         o If such Hotel is subject to a Management Agreement entered into or modified after the Closing Date, then either: (a) such agreement and the Manager thereunder shall have been approved by Agent; or (b) such Management Agreement unconditionally, automatically, and completely terminates (with no rights of Manager nondisturbance and no rights for Manager to obtain a new or replacement Management Agreement), automatically or at Borrower's option, if the Lessee's estate in the Hotel terminates.

         o Such Hotel is free of Materials of Environmental Concern other than those maintained in accordance with applicable law in all material respects, material Environmental Claims, material structural defects, any Liens other than Permitted Liens, all as evidenced by Due Diligence Reports.

         o Such Hotel shall be fully operational and (in the case of rooms and suites) available for paying guests, except that no more than the following percentage of rooms (or suites, where applicable) may be out of service for renovation or remodeling at any particular time:


                      Unencumbered Pool in Aggregate            15%
                      Any Non-Pool Hotel                        25%
                      Each Hotel Pool                           20%

         o Such Hotel shall be subject to a Lease satisfactory to Agent with a Lessee satisfactory to Agent, and such Lessee shall not be in material default beyond the expiration of any notice or cure period under its Lease or as to any material obligation to Borrower or any Subsidiary.

         o As to each Hotel in an Unencumbered Pool, either: (a) as to no more than twenty percent (20%) of the Hotels in the
                  Unencumbered Pool (measured by Assigned Value), all obligations of Lessee under its Lease shall be unconditionally guarantied in favor of Borrower or the applicable Subsidiary by a Person having an Investment Grade Rating (or some other guarantor satisfactory to Agent (all guarantors as of the Closing Date being hereby approved)), pursuant to a form of guaranty reasonably satisfactory to Agent; or (b) as to at least eighty percent (80%) of the Hotels in the Unencumbered Pool (measured by Assigned Value), Hotel Net Cash Flow from such Hotel shall equal or exceed the following percentage of Base Rent for such Hotel considered individually (or in the aggregate within each Hotel Pool):


                      Any Non-Pool Hotel                              110%
                      Each Hotel Pool in the Aggregate                100%


         o Hotels having an Assigned Value representing at least sixty-five percent (65%) of the aggregate Assigned Value of the Unencumbered Pool shall be operated under brand names satisfactory to Agent (Agent hereby approving all brand names of Hotels in place as of the Closing Date); any franchise arrangements relating to such brand names shall be in full force and effect and no material uncured default shall have occurred and be continuing beyond applicable cure periods(s) thereunder; and, to the extent that such franchise arrangements exist, the franchisor shall not have given notice of intention not to renew any such arrangements, unless Borrower shall have arranged a replacement brand name satisfactory to Agent.

         "U.S." means the United States of America.

         "Wholly-Owned Subsidiary" means a wholly-owned Subsidiary of Borrower which has guarantied the Obligations to Agent for the benefit of Agent and the Lenders, in each case pursuant to guaranties in substantially the form of the Guaranty executed and delivered on the Closing Date.

         "Year 2000 Problem" means any significant risk that computer hardware or software used in the business or operations of Borrower, any Subsidiary of Borrower, or Investment Manager will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of times or time periods occurring before January 1, 2000.

         1.2 Other Definitional Provisions.

         (a) All accounting terms used in this Agreement or in any other Credit Document shall be construed in accordance with GAAP, applied on a basis consistent with the Financial Statements delivered to Agent covering the period through the Last Financial Statement Date, unless otherwise specified in the applicable Credit Document.

         (b) The word "including" means "including without limitation." Each of the words "hereof," "herein," and "hereunder" refer to this Agreement as a whole, not to any particular portion of this Agreement. References to Articles, Sections, Annexes, Schedules and Exhibits are internal references to this Agreement and to its attachments, unless otherwise specified. The headings and the Table of Contents are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

                                 ARTICLE 2 LOANS

         2.1 Revolving Credit Commitments. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make loans and advances to Borrower ("Revolver Loans"), from the Closing Date through the last Business Day before the Revolver Maturity Date, provided, that the outstanding principal amount of such Lender's Revolver Loans must never exceed its Pro Rata Share of the amount of the total Revolver Commitments. Revolver Loans may be voluntarily prepaid (subject to Section 3.5) and any principal amounts so prepaid may be reborrowed as set forth above.

         2.2 Procedure for Borrowings. To request a Borrowing of Revolver Loans, Borrower shall deliver to Agent (to all notice recipients for Agent as listed in Annex I) a written notice, substantially in the form of Exhibit D (a "Notice of Borrowing"), together with a Compliance Certificate. Each Notice of Borrowing shall specify (1) whether the requested Borrowing is of Base Rate Loans or (subject to all applicable restrictions contained in this Agreement) Eurodollar Loans, and (2) the Business Day on which Borrower requests that such Loans be made. Notices of Borrowing for Base Rate Loans shall be received by Agent before 11:00 A.M. New York time on the Business Day prior to the date of the proposed Borrowing, and Notices of Borrowing for Eurodollar Loans shall be received by Agent not later than 11:00 A.M. New York time on the third Business Day prior to the date of the proposed Borrowing. Each Notice of Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type and, if the requested Borrowing is to consist of Eurodollar Loans, shall be in an aggregate amount for all Lenders equal to a Permitted Transaction Amount. Borrower shall specify in each Notice of Borrowing whether the conditions for the requested Borrowing are satisfied. Each Notice of Borrowing shall be deemed to automatically constitute Borrower's representation and warranty, to Agent and to each and every Lender considered separately, that all representations and warranties contained in this Agreement are and remain true and correct as of the date of such Notice of Borrowing; as of the date of the making of the requested Loan; and immediately thereafter taking into account the effect of the requested Loan. Borrower may request a Borrowing of Loans no more than three (3) times per month (unless an Event of Default has occurred, in which case no further Borrowings of Loans shall be permitted). Once given, a Notice of Borrowing is irrevocable by and binding on Borrower. Borrower shall provide to Agent a list, with specimen signatures, of officers authorized to request Loans. Agent is entitled to rely upon such list until it is replaced by Borrower. Agent shall give each Lender prompt notice by telephone or facsimile transmission of a Notice of Borrowing.

         2.3 Disbursement of Loans. Subject to the determination by Agent and the Lenders that the applicable conditions for borrowing contained in Article 4 are satisfied or duly waived, each Lender shall make available to Agent at Agent's address, no later than

11:00 A.M. New York time on the date of the proposed Borrowing as set forth in the Notice of Borrowing, an amount in immediately available funds equal to such Lender's Pro Rata Share of the requested Borrowing, provided, however, that in no event shall such amount exceed the unutilized amount of such Lender's
Commitment to make Revolving Loans. Unless Agent receives contrary written notice prior to the date of any such Borrowing of Loans, it is entitled to assume that each Lender will make available its Pro Rata Share of the Borrowing and in reliance upon that assumption, but without any obligation to do so, may advance such Pro Rata Share on behalf of the Lender. The proceeds of Revolver Loans shall be transmitted by Agent as reasonably requested by Borrower in its Notice of Borrowing.

         2.4 Defaulting Lenders.

         (a) A Lender who fails to pay Agent its Pro Rata Share of any Loans made available by Agent on such Lender's behalf, or who fails to pay any other amount owing by it to Agent, is a "Defaulting Lender." Agent may recover all such amounts owing by a Defaulting Lender on demand. If the Defaulting Lender does not pay such amounts on Agent's demand, Agent shall promptly notify Borrower and Borrower shall pay such amounts within five Business Days. In addition, the Defaulting Lender shall pay Agent interest on such amount for each day from the date it was made available by Agent to Borrower to the date it is recovered by Agent at a rate per annum equal to (1) the overnight Federal Funds Rate, if paid by the Defaulting Lender, or (2) the then applicable rate of interest calculated under Article 3, plus, in each case, Agent's costs, losses and expenses, if any, incurred as a result of the Defaulting Lender's failure to perform its obligations. The foregoing shall not limit any rights or claims of Borrower against any Defaulting Lender, including any rights or claims as a result of Borrower's payment of any amounts that should have been paid by the Defaulting Lender.

         (b) The failure of any Lender to fund its Pro Rata Share of any Loan shall not relieve any other Lender of its obligation to fund its Pro Rata Share of such Loan. Conversely, no Lender shall be responsible for the failure of another Lender to fund its Pro Rata Share of a Loan. Revolver Loans shall be incurred pro rata from the Lenders (the "Non- Defaulting Lenders") which are not Defaulting Lenders based on their Revolver Commitments, provided, that each such Lender shall have at least one (1) Business Day's advance notice of its obligation to fund the increased amount.

         (c) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to the Credit Documents and determining Pro Rata Shares such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Revolver Commitment shall be deemed to be zero. This Section 2.4 shall remain effective with respect to such Lender until (1) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (2) Required Lenders, Agent and Borrower shall have waived such Lender's default in writing. The operation of this Section 2.4 shall not be construed to increase or otherwise affect the Revolver Commitment of any Lender, or relieve or excuse the performance by Borrower of its duties and obligations hereunder.

         (d) Nothing in this Section 2.4 shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrower, Agent, or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.


           ARTICLE 3 COMPENSATION, REPAYMENT AND COMMITMENT REDUCTIONS

         3.1 Interest Rate.

         (a) Interest on Base Rate Loans. Borrower shall pay to Agent for the account of the Lenders, quarterly in arrears, on the last Business Day of each calendar quarter, interest on Base Rate Loans outstanding during such calendar quarter at an interest rate per annum equal to the Base Rate plus the Applicable Margin. The rate hereunder shall change each day the Base Rate changes. After maturity of such Base Rate Loans (whether by acceleration or otherwise), interest shall be payable upon demand. Each determination by Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (b) Interest on Eurodollar Loans. Interest on each Eurodollar Loan shall be payable on the last day of the Interest Period for such Eurodollar Loan (and, in the case of any Eurodollar Loan with an Interest Period of six months, also on the three-month anniversary of the commencement of that Interest
Period), at the date of conversion of such Eurodollar Loan (or a portion thereof) to a Base Rate Loan and at maturity of such Eurodollar Loan, as applicable, at an interest rate per annum equal to the Adjusted Eurodollar Rate for the Interest Period for such Eurodollar Loan plus the Applicable Margin. After maturity of such Eurodollar Loans (whether by acceleration or otherwise), interest shall be payable upon demand. Each determination by Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (c) Applicable Margin; Reset Dates. At any time when no Rating is in effect for Borrower, within five Business Days after the end of each calendar month, Borrower shall deliver to Agent a certificate executed by the President or Chief Financial Officer of Borrower showing Borrower's calculations of the Leverage Ratio for the calendar month just ended. The first day after the last day of the calendar month just ended will be the applicable "Reset Date" corresponding to such certificate delivered by Borrower. The Applicable Margin shall be adjusted or continued, as the case may be, on each Reset Date based on the then-current Pricing Parameter as set forth in the table set forth in Annex III, and the Applicable Margin as so adjusted or continued shall remain in effect until the next Reset Date.

         (d) Interest After Default. Notwithstanding anything to the contrary in this Agreement or any other Credit Document, from the date of occurrence of an Event of

Default until the earlier of (i) the date all Obligations have been paid and satisfied in full or (ii) the date such Event of Default is cured or waived, Borrower shall be obligated to pay to Agent for the account of the Lenders interest on all amounts then outstanding under this Agreement calculated at a rate per annum (the "Default Rate") equal to the higher of (x) the Base Rate plus the Applicable Margin thereon, and (y) the Adjusted Eurodollar Rate plus the Applicable Margin thereon, plus in each case two percent (2.00%) per annum (200 basis points).

         (e) Distribution of Interest. Interest on the Loans shall be allocated by Agent to each Lender in accordance with the Pro Rata Share of Loans actually advanced by and repaid to each Lender, and shall accrue from and including the date such Loans are so advanced and to but excluding the date such Loans are repaid by Borrower. Agent shall distribute interest on Loans promptly after receiving it.

         3.2 Commitment Fee. Borrower shall pay in arrears to Agent for the account of the Lenders, on the last Business Day of each calendar quarter (in equal quarterly installments), and on the Revolver Maturity Date, a quarterly fee (the "Commitment Fee") calculated at a fluctuating rate per annum, determined based on the applicable Pricing Parameter as of the most recent Reset Date from the table set forth in Annex III, on the average unused portion of the aggregate Revolver Commitments at the end of each day during the applicable period. (The Commitment Fee set forth in Annex III represents an annualized Commitment Fee, which shall be calculated for each Fiscal Quarter based on one-quarter of the stated annualized Commitment Fee and the daily average unused portion of the aggregate Revolver Commitments during such Fiscal Quarter.) The annualized Commitment Fee shall be adjusted or continued, as the case may be, on each Reset Date based on the then-current determination of the applicable Pricing Parameter, and such annualized Commitment Fee as so adjusted or continued shall remain in effect until the next Reset Date.

         3.3 Maintenance of Loan Account. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") in which Borrower will be charged with all loans and advances made by the Lenders to Borrower or for Borrower's account and the other Obligations of Borrower under the Credit Documents, including the Revolver Loans, the Fees, and any other Obligations. The Loan Account will be credited with all payments received by Agent from Borrower. Absent manifest error, books and records of Agent regarding the Loan Account shall be final, conclusive and binding on Borrower.

         3.4 Commitment Reductions.

         (a) On the Revolver Maturity Date, the Revolver Commitment, if any, of each Lender shall automatically reduce to zero and may not be reinstated.

         (b) Borrower may reduce or terminate the Revolver Commitments at any time and from time to time in whole or in part; provided, that (1) such reduction shall be of an identical percentage of each applicable Lender's Revolver Commitment, and (2) the amount of such reduction shall be One Million Dollars ($1,000,000) or an integral multiple thereof, and (3) Borrower shall give Agent at least fifteen days prior written notice of each such reduction. Once reduced, no portion of the Revolver Commitments that has been reduced may be reinstated.

         3.5 Voluntary Prepayments. Borrower shall have the right to prepay the Loans in whole or in part from time to time on the following terms and conditions:

         (a) Borrower shall give Agent written notice (or telephonic notice promptly confirmed in writing), which notice shall be irrevocable, of its intent to prepay the Loans, at least three Business Days prior to a prepayment of Eurodollar Loans and at least one Business Day prior to a prepayment of Base Rate Loans, which notice shall specify the amount of such prepayment and what Types of Loans are to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing(s) pursuant to which made, which notice Agent shall promptly transmit to each of the Lenders;

         (b) each prepayment shall be in an aggregate principal amount equal to a Permitted Transaction Amount;

         (c) prepayments of Eurodollar Loans made pursuant to this Section 3.4 may only be made on the last day of the Interest Period applicable thereto, unless Borrower pays Agent the breakage costs for each Lender required under
Section 3.8(d)(2).

         3.6 Mandatory Payments and Prepayments. The aggregate balance of Revolver Loans outstanding at any time in excess of the principal amount of Revolver Loans that would cause Borrower to be in full compliance with the covenants contained in this Agreement shall be due and payable immediately without the necessity of any demand. The entire then remaining principal amount of the Revolver Loans shall be due and payable on the Revolver Maturity Date. Subject to Section 2.4, all repayments of any Loans shall be paid to Agent for the account of each Lender based upon its Pro Rata Share of such Loans.

         3.7 Payments; Calculations. All calculations of (i) interest hereunder and (ii) Fees, including, without limitation, Commitment Fees, shall be made by Agent, on the basis of a year of 365/366 days for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable. Each determination by Agent of interest rates, Commitment Fees, and other fees, charges, expenses and payments hereunder shall be conclusive and binding for all purposes, absent manifest error. Each Credit Party shall make all payments owing by it to Agent or to any Lender hereunder or under any other Credit Document immediately available funds at such payment office as Agent shall designate by written notice to Borrower from time to time. Pending further written notice from Agent, Agent hereby designates the following account:

Method of Payment:
                                            Fedwire
Address:

                                            Dresdner Bank AG, New York

                                            75 Wall Street



                                            New York, NY  10005
ABA No.:

                                            026 008 303
Account Name:
                                            Hospitality Properties Trust
Attn:


                                            Gary Jermansky
Comments:                                   Indicate type of payment - interest,
                                             principal, etc.

Contact:                                    Gary Jermansky

                                            Dresdner Bank, AG, New York

                                            75 Wall Street

                                            33rd Floor

                                            New York, New York  10005


                                            212-429-2674

                                            212-429-2130

         3.8 Special Provisions Relating to Eurodollar Loans.

         (a) Continuation. With respect to any Borrowing consisting of Eurodollar Loans, subject to Section 3.8(c) and so long as no Event of Default has occurred and is continuing, Borrower may elect to maintain such Borrowing or any portion thereof equal to a Permitted Transaction Amount as a Borrowing consisting of Eurodollar Loans by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by notice given by Borrower to Agent not later than 11:00 A.M. New York time on the third Business Day prior to the date of any such continuation. Such notice by Borrower of a continuation (a "Notice of Continuation") shall be substantially in the form of Exhibit E and shall specify (i) the date of such continuation, (ii) the Type of Loans subject to such continuation, (iii) the aggregate amount of Loans subject to such continuation (which must be a Permitted Transaction Amount) and (iv) the duration of the selected Interest Period. Borrower shall be deemed to have delivered a Notice of Continuation (requesting another Interest Period equal to the expiring Interest Period and contemplating a continuation of the same Borrowing in the same amount) unless, by 11:00 A.M. New York time on the third Business Day prior to the date of any such continuation Borrower has notified Agent otherwise in writing. Borrower may combine Borrowings with Interest Periods which end on the same Business Day into a single new Borrowing and may split one Borrowing into two or more Borrowings each consisting of a Permitted Transaction Amount, pursuant to this Section 3.8(a). If Borrower shall fail to select a new Interest Period for any Borrowing consisting of Eurodollar Loans in accordance with this
Section 3.8(a), then such Loans will automatically, on the last day of the then existing Interest Period therefor, continue as a Eurodollar Loan and be renewed for the same Interest Period and the same Borrowing amount. Agent shall give each Lender prompt notice by telephone or facsimile transmission of each Notice of Continuation.

         (b) Conversion. Subject to Section 3.8(c) and (in the case of conversions to Eurodollar Loans) so long as no Event of Default has occurred and is continuing, Borrower may, on any Business Day upon written notice (each such notice, a "Notice of Conversion") given to Agent, convert the entire amount of or a portion of all Loans of one Type comprising the same Borrowing into Loans of another Type; provided, however, that any conversion of any Eurodollar Loans into Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans and, upon conversion of any Base Rate Loans into Eurodollar Loans, Borrower shall pay accrued interest to the date of conversion on the principal amount of Base Rate Loans converted. Each such Notice of Conversion shall be given not later than 11:00 A.M. New York time on the Business Day prior to the date of any proposed conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed conversion into Eurodollar Loans. Subject to the restrictions specified above, each Notice of Conversion shall be substantially in the form of Exhibit E and shall specify
(i) the requested date of such conversion, (ii) the Type of Loans to be converted, (iii) the portion of such Type of Loans to be converted, (iv) the Type of Loan such Loans are to be converted into and (v) if such conversion is into Eurodollar Loans, the duration of the Interest Period of such Loans. Each conversion into Eurodollar Loans shall be in an aggregate amount for the Loans of all Lenders in an amount equal to a Permitted Transaction Amount. Borrower may elect to convert the entire amount of or a portion of all Loans of one Type comprising more than one Borrowing into Loans of another Type by combining such Borrowings into one Borrowing, provided, that if the Borrowings so combined consist of Eurodollar Loans, such Loans shall have Interest Periods ending on the same date.

         (c) Certain Limitations on Eurodollar Loans. The right of Borrower to maintain, select, continue or convert Eurodollar Loans shall be limited as follows:

                  (1) If Agent is not offering U.S. dollar deposits (in the applicable amounts) in the London interbank market, or Agent determines that adequate and fair means do not otherwise exist for ascertaining the Adjusted Eurodollar Rate for Eurodollar Loans comprising any requested Borrowing, continuation or conversion, the right of Borrower to select Eurodollar Loans for such Borrowing, continuation or conversion or any subsequent

Borrowing, continuation or conversion shall be suspended until Agent shall notify Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such requested Borrowing, continuation or conversion shall be made as a Base Rate Loan.

                  (2) If Required Lenders shall determine and notify Agent that the Adjusted Eurodollar Rate for Loans comprising a Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Loans for such Borrowing, the right of Borrower to select Eurodollar Loans for such Borrowing shall be suspended until Agent shall notify Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be made as a Base Rate Loan.

                  (3) If at any time any Lender determines (which determination shall, absent manifest error, be conclusive and binding on all parties) that the making, continuation or conversion of any Loan as a Eurodollar Loan has become unlawful or impermissible by reason of compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to do so would result in costs or penalties), then such Lender may give notice of that determination in writing to Borrower and Agent and Agent shall promptly transmit the notice to each other Lender. Until such Lender gives notice otherwise, the right of Borrower to select Eurodollar Loans from that Lender shall be suspended and, to the extent required by applicable law, rule, regulation, or order, each Eurodollar Loan outstanding from that Lender shall automatically and immediately convert to a Base Rate Loan.

                  (4) Except as otherwise expressly provided in this Agreement, there shall not be outstanding at any one time more than an aggregate of eight
(8) Borrowings of Eurodollar Loans.

         (d) Compensation.

                  (1) Each Notice of Continuation and Notice of Conversion shall be irrevocable by and binding on Borrower. In the case of any Borrowing, continuation or conversion that the related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of Eurodollar Loans, Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date for such Borrowing, continuation or conversion specified in such Notice of Borrowing, Notice of Continuation or Notice of Conversion, the applicable conditions set forth in Article 4, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such Borrowing, continuation or conversion.

                  (2) If any payment of principal of, or conversion or continuation of, any Eurodollar Loan is made other than on the last day of the Interest Period for such Loan for any reason, Borrower shall, within ten (10) Business Days of written demand by any Lender (a copy of which demand such Lender shall deliver to Agent), pay to Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

         3.9 Increased Costs; Capital Adequacy.

         (a) If after the date of this Agreement the adoption of or any change in any Requirement of Law or in the interpretation or administration thereof by any Governmental Authority (whether or not having the force of law) or compliance by Agent or any Lender with any direction, request or requirement (whether or not having the force of law) of any Governmental Authority or monetary authority, including Regulation D of the Federal Reserve as from time to time in effect (and any successor thereto), in each case after the Closing
Date:

                  (1) shall change the basis of taxation of payments to Agent or any Lender in respect of the principal of or interest on any Loan made by such Lender (other than taxes imposed on or measured by the overall net income of Agent or such Lender, as the case may be, by the jurisdiction in which such Person has its principal office (or lending office) or by any political subdivision or taxing authority therein); or

                  (2) shall impose, modify or hold applicable any reserve, deposit, compulsory loan or other similar requirement against assets of, deposits with or for the account of, or other extensions of credit by, any office of Agent or any Lender (which requirement, with respect to Loans, is not otherwise included in the determination of the Adjusted Eurodollar Rate or the Base Rate, as applicable);

and the result of any of the foregoing is to increase the cost to such Person of making, converting into, continuing or maintaining Loans or of purchasing and maintaining any participation therein, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Borrower shall pay to Agent or such Lender, as the case may be, any additional amounts necessary to compensate such Person for such increased cost or reduced receipt, together with interest on such amount from the date of the required payment until payment in full thereof at a rate equal at all times to the Base Rate or the Default Rate, as applicable. If any Person becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower, through Agent, of the event by reason of which it has become so entitled. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (b) If Agent or any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted after the Closing Date pursuant to or arising out of the July 1988 report of the Basic Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the Closing Date of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any such Person or any such Person's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Person's or such holding company's capital as a consequence of its obligations hereunder to a level below that which such Person or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Person's or such holding company's policies with respect to capital adequacy) by an amount deemed by such Person to be material, then from time to time, after submission by such Person to Borrower (with a copy to Agent) of a written request therefor, Borrower shall pay to such Person such additional amount or amounts as will compensate such Person for any such reduction suffered.

         (c) A certificate of Agent or the applicable Lender, as the case may be, setting forth such amount or amounts as shall be necessary to compensate such Person or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to Borrower (with a copy to Agent) and shall be conclusive absent manifest error. Borrower shall pay such Person the amount shown as due on any such certificate delivered by it within 10 Business Days after its receipt of the same.

         3.10 Taxes.

         (a) All payments made by Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, charges, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes or any other taxes imposed on or measured by the net income or profits of Agent or a Lender, as the case may be, in each case by the jurisdiction under the laws of which such Person is organized or any political subdivision thereof or by the jurisdiction in which the principal or applicable lending or issuing office of such Person is located or any political subdivision thereof and (ii) U.S. withholding taxes payable with respect to payments hereunder under laws (including any treaty, ruling, determination or regulation, including presently issued regulations having a future effective date) in effect on, but not any increase in U.S. withholding tax resulting from any subsequent change in such laws (but not the mere occurrence of a future effective date as to final regulations already in place) occurring after, (x) the Closing Date in the case of Agent and any Person which is a Lender as of the date of this Agreement, and (y) in the case of any other Lender, the date of the Assignment and Acceptance Agreement pursuant to which it became a Lender (all such non-excluded taxes, levies, imposts, charges, deductions and withholdings the "Non-Excluded Taxes"). In addition, Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Credit Document ("Other Taxes"). If any Non-Excluded Taxes or Other Taxes are required by law to be withheld from any amounts payable to Agent or any Lender hereunder or under the Notes, the amounts so payable to such Person shall be increased to the extent necessary to yield to such Person interest or any such other amounts payable hereunder at the rates or in the amounts specified in this

Agreement and the Notes. Whenever any Non-Excluded Taxes or Other Taxes are payable by Borrower, upon receipt thereof Borrower shall send to Agent for its own account or for the account of the applicable Lender, as the case may be, a certified copy of any original official receipt received by Borrower showing payment thereof. Borrower shall indemnify Agent and the Lenders for the full amount of Non-Excluded Taxes, Other Taxes and any taxes imposed by any jurisdiction on amounts payable under this Section 3.10 that are paid by such indemnified Person (including penalties, interest and expenses arising therefrom or with respect thereto). If Agent or a Lender receives a refund which it determines is in respect of any Non-Excluded Taxes or Other Taxes for which such Person has received payment from Borrower hereunder, such Person shall, within 30 days of such determination by such Person, repay such refund to Borrower, provided that Borrower, upon the request of such Person, agrees to return such refund (plus any penalties, interest or other charges) to such Person in the event such Person is required to repay such refund. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         (b) Each Lender that is not incorporated under the laws of the U.S. or a State thereof shall:

                  (1) in the case of a Lender that is a "bank" under Section 881(c)(3)(A) of the Code:

                  (A) on or before the date of the first payment to such Lender pursuant to this Agreement following the Closing Date or on or before the effective date of the Assignment and Acceptance Agreement pursuant to which such Person becomes a Lender, deliver to Borrower and Agent
         (x) two duly completed copies of U.S. Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (y) a U.S. Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be; and

                  (B) deliver to Borrower and Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and promptly upon the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower; or

                  (2) in the case of a Lender that is not a "bank" under Section 881(c)(3)(A) of the Code:

                  (A) on or before the date of the first payment to such Lender pursuant to this Agreement following the Closing Date or on or before the effective date of the Assignment and Acceptance Agreement pursuant to which such Person becomes a Lender, deliver to Borrower and Agent
         (i) a statement under penalties of perjury that (to the extent true) such Lender (x) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (ii) an Internal Revenue Service Form W-8; and

                  (B) deliver to Borrower and Agent a further copy of said Form W-8, or any successor applicable form or other manner of certification on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders any such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises Borrower and Agent, in which case such Lender shall provide substitute or replacement forms, if any. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any U.S. federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from U.S. backup withholding tax. Each Person that shall become a Participant pursuant to Section 10.9(d) shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section 3.10 to the Lender from which the related participation shall have been purchased. Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the U.S. (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) to the extent that such Lender has not provided to Borrower on or prior to the date required pursuant to this Section 3.10(b) the IRS form or forms, if any, so required to be provided to Borrower, and Borrower shall not be obligated under this Section 3.10 to gross-up payments to be made to such a Lender in respect of income or similar taxes imposed by the U.S. if such Lender has not provided to Borrower on or prior to the date so required the IRS form or forms required to be provided to Borrower pursuant to this Section 3.10(b).

         (c) Each Lender agrees to use reasonable efforts, including reasonable efforts to change its lending office, to avoid or to minimize any amounts which might otherwise be payable pursuant to Sections 3.9 and 3.10, provided that such efforts do not cause the imposition on such Lender of additional costs or legal or regulatory burdens deemed by such Lender to be material in the context.

         3.11 Sharing of Payments. If any Lender obtains any payment in excess of its Pro Rata Share of payments on account of the Revolver Loans (whether through direct payment, right of setoff, banker's lien, counterclaim, or any other means, including direct payment), such Lender shall immediately purchase from the other Lenders with Revolver Commitments portions of their Revolver Loans sufficient to cause that Lender to share the excess payment ratably with all the other Lenders, and the Lenders shall otherwise take such actions as shall be reasonably requested by Agent to cause such excess payment to be equitably shared by all Lenders in proportion to Pro Rata Shares.

         3.12 Administrative Fee. Borrower shall pay Administrative Agent the Administrative Fee in equal quarterly installments in advance, each due on the first day of a Fiscal Quarter, except that the first installment, prorated, shall be due promptly upon billing by Administrative Agent after the date hereof. Notwithstanding anything to the contrary in this Agreement, no Lender (other than Administrative Agent) shall have any interest in, or right to receive any portion of, Administrative Fee.


                         ARTICLE 4 CONDITIONS PRECEDENT

         4.1 Conditions to Initial Loans. The obligation of each Lender to fund its Pro Rata Share of the initial Revolver Loan (if any disbursements thereof are made on the Closing Date) are subject to the satisfaction or waiver of the following conditions precedent on the Closing Date:

         (a) Closing Documents List. Agent and the Lenders shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the Closing Documents List, each duly executed (where applicable) and delivered by all appropriate Persons and in form and substance satisfactory to Agent and the Lenders.

         (b) Liquidity and Financial Compliance. Agent and the Lenders shall have received evidence satisfactory to them that Borrower will be in full compliance with this Agreement (including the financial covenants contained in Section 7.1) after giving effect to consummation of the transactions completed herein and the making of any initial advance of the Revolver Loan to be funded on the Closing Date.

         (c) Fees and Expenses. All Fees and Expenses (including reasonable attorneys' fees and expenses) payable on or before the Closing Date shall have been paid in full, including all fees and other sums payable by Borrower pursuant to that certain engagement letter dated January 30, 1998, between Borrower and Arranger. (Notwithstanding the foregoing, Agent may determine to defer Borrower's obligation to pay for certain Expenses until some later date, such as the closing of Agent's initial syndication of this Loan. Accordingly, Agent's failure to require Borrower to pay any such Expenses as of the Closing Date shall not be deemed a waiver of Agent's right to require Borrower to pay such Expenses at a later date as determined by Agent.)

         (d) Structure; Due Diligence. Agent and each Lender shall have reviewed and be satisfied with the structure, prospective liabilities (including environmental and pension liabilities) and regulatory compliance of Borrower and its Subsidiaries, including review of a completed audit report by Arthur Andersen LLP and review of insurance certificates, copies of which shall have been provided to Agent and each Lender.

         (e) No Material Adverse Change. There shall not have been any material adverse change in the financial condition, assets, operation or prospects of Borrower since the Last Financial Statement Date.

         (f)  Additional  Documents.  Borrower and its  Subsidiaries  shall have executed and delivered (or caused to be executed and delivered) to Agent for distribution to the Lenders any and all other information, agreements, instruments, certificates, opinions and other documents regarding the transactions contemplated hereby as Agent or any Lender shall request.

         4.2 Conditions Precedent to All Loans. The obligation of each Lender to fund its Pro Rata Share of any requested Loan is subject to the following additional conditions precedent, and each Notice of Borrowing and each acceptance of the proceeds of a Loan shall constitute a representation and warranty by Borrower that such conditions are satisfied:

         (a) Representations and Warranties. All representations and warranties contained in this Agreement and the other Credit Documents shall be true and correct in all material respects on and as of the date of such Notice of Borrowing and on and as of the date such Loan is made, as if then made, other than representations and warranties that expressly relate solely to an earlier date;

         (b) No Defaults. No Default or Event of Default shall have occurred, or would result from the making of the requested Loan, which has not been waived; and

         (c) No Adverse Change. No event shall have occurred since the Last Financial Statement Date, which has had or would reasonably be expected to have a Material Adverse Effect.


                    ARTICLE 5 REPRESENTATIONS AND WARRANTIES.

         To induce Agent and the Lenders to enter into this Agreement and to make the Loans and other financial accommodations described herein, Borrower hereby represents and warrants to Agent and the Lenders that as of the Closing Date the following representations and warranties are true in all material respects. Such representations and warranties, and all other representations and warranties made by any Credit Party in any other Credit Document, shall survive the execution and delivery of the Credit Documents.

         5.1 Organization and Qualification. Each Credit Party (i) is a corporation, limited liability company, partnership or real estate investment trust duly organized or formed, validly existing and, if applicable, in good standing under the laws of the state of its formation; (ii) has the power and authority to own its properties and assets and to transact the businesses in which it is engaged; and (iii) is duly qualified and is authorized to do business and, if applicable, is in good standing in each jurisdiction where it is engaged in business and where such qualification is required, except where failure to comply with any of the foregoing would not have a Material Adverse Effect. As of the Closing Date, Section 5.1 of the Disclosure Schedule lists all jurisdictions in which the Credit Parties are qualified to do business as foreign entities.

         5.2 Authority. Each Credit Party has the requisite organizational power and authority to execute, deliver and perform each of the Credit Documents to which it is a party. All organizational action necessary for the execution, delivery and performance of each of the Credit Documents by each Credit Party which is a party thereto has been taken.

         5.3 Enforceability. This Agreement and each other Credit Document is the legal, valid and binding obligation of each Credit Party which is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

         5.4 No Conflict. The execution, delivery and performance of each Credit Document by each Credit Party which is a party thereto are not in contravention of any Requirement of Law or any indenture, contract, lease, agreement, instrument or other commitment to which any Credit Party is a party or by which any Credit Party or any of their properties are bound and will not result in the imposition of any Liens upon any of the property of any Credit Party (other than Liens in favor of Agent).

         5.5 Consents and Filings. No authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Person is required in connection with the execution, delivery and performance of this Agreement or any other Credit Document, except those that have been obtained or made.

         5.6 Government Regulation. Neither Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, nor is Borrower or any Subsidiary subject to any other Requirement of Law which purports to regulate or restrict its ability to borrow money or grant Liens on its assets.

         5.7 Solvency. Both before and after giving effect to the transactions contemplated in this Agreement: (i) the fair saleable value of the assets of each Credit Party is not less than the amount that will be required to pay the probable liabilities of such Credit Party on its existing debts as they become due; (ii) no Credit Party is engaged in, or about to become engaged in, a business or transaction for which such Credit Party's property would constitute unreasonably small capital in relation to such business or transaction; and
(iii) no Credit Party has incurred, intends to incur or believes that it will incur, debts and liabilities beyond its ability to pay as such debts and liabilities become absolute and matured.

         5.8 Financial Data.

         (a) Borrower has provided to Agent complete and accurate copies of annual audited Financial Statements for the Fiscal Years 1995, 1996 and 1997 (and, after the Closing Date, for any Fiscal Year as to which this Agreement requires Borrower to have delivered annual audited Financial Statements), and unaudited Financial Statements for the partial Fiscal Year ended on the Last
Financial Statement Date (and, after the Closing Date, for any period as to which this Agreement requires Borrower to have delivered unaudited partial-year Financial Statements). All such Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the respective consolidated financial positions, results of operations and cash flows of Borrower as at such dates and for such periods, except as otherwise specifically described in the notes to any of such Financial Statements. As of the date of the most recent Financial Statements delivered to Agent and each Lender, neither Borrower nor any of its Subsidiaries has any Contingent Obligation, contingent liability or liability for taxes, long-term leases or commitments which is not reflected in such Financial Statements but, pursuant to GAAP, would be required to be reflected in such Financial Statements.

         (b) Borrower has provided to Agent complete and accurate copies of the pro forma balance sheet of Borrower as of the Closing Date, giving effect to the transactions contemplated in this Agreement to occur on the Closing Date. Such pro forma balance sheet fairly presents the pro forma combined financial condition of Borrower and all other Credit Parties as of the Closing Date, giving effect to such transactions.

         5.9 Names. As of the Closing Date, the only names under which each Credit Party has conducted business during the last five years are listed in
Section 5.9 of the Disclosure Schedule.

         5.10 Locations of Offices, Records and other Property. The address of the principal place of business and chief executive office of each Credit Party is set forth in Section 5.10 of the Disclosure Schedule (or has changed since the Closing Date to another location as to which Borrower has complied with the requirements of Section 7.3(f)). The books and records of each Credit Party are maintained exclusively at such locations. The location of all real property owned or leased by any Credit Party is set forth in Section 5.10 of the Disclosure Schedule, except for real property first owned or leased after the Closing Date, as to all of which Borrower has complied with the requirements of
Section 7.3(f). There is no jurisdiction in which any Credit Party owns or leases any real property other than those jurisdictions identified in Section
5.10 of the Disclosure Schedule.

         5.11 Subsidiaries; Ownership of Stock. The only direct or indirect Subsidiaries of Borrower (after the Closing Date, other than Subsidiaries established or acquired in accordance with Section 7.7(c)) are those listed in
Section 5.11 of the Disclosure Schedule. Section 5.11 of the Disclosure Schedule correctly indicates, for each Subsidiary that is not a Guarantor, the basis for such Subsidiary's not being a Guarantor. Borrower is the record and beneficial owner of all of the Capital Stock of each of its Subsidiaries except as provided in Section 5.11 of the Disclosure Schedule or, after the Closing Date, as otherwise disclosed in writing to Agent and not in violation of this Agreement. Except as set forth in Section 5.11 of the Disclosure Schedule or, after the Closing Date, as otherwise disclosed in writing to Agent, there are no proxies, irrevocable or otherwise, with respect to such Capital Stock, and no equity securities of any of such Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any Capital Stock of any such Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such Subsidiary is or may become bound to issue additional Capital Stock or securities convertible into or exchangeable for such Capital Stock. All of such Capital Stock so owned by Borrower is owned by Borrower free and clear of any Liens other than Permitted Liens.

         5.12 Litigation. Except as set forth in Section 5.12 of the Disclosure Schedule, no judgments, orders, writs or decrees are outstanding against or affecting any Credit Party or any of the properties, rights, revenues or assets of any Credit Party, nor is there now pending or, to the best of Borrower's knowledge, threatened, any litigation, claim, investigation, arbitration, or other proceeding against or affecting any Credit Party or any of the properties, rights, revenues or assets of any Credit Party, including any counterclaim brought in a litigation or arbitration in which any Credit Party is the plaintiff that would result in a Material Adverse Effect.

         5.13 No Defaults. To Borrower's knowledge, no Credit Party is in default under any term of any indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it is bound and Borrower knows of no dispute regarding any such indenture, contract, lease, agreement, instrument or other commitment, in either case, which default would have a Material Adverse Effect.

         5.14 Labor Matters. There are no labor contracts to which any Credit Party is a party. No Credit Party is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is no strike, labor dispute, union organizing activity, slowdown or stoppage pending or, to the best knowledge of Borrower, threatened against any Credit Party which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         5.15 ERISA. No ERISA Affiliate maintains or contributes to any Plan or is obligated to do so. No Credit Party, ERISA Affiliate, or fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any Requirement of Law or agreement.

         5.16 Compliance with Law.

        (a) Generally. Neither Borrower nor any other Credit Party has violated or failed to comply with any Requirement of Law, which failure would have a Material Adverse Effect.

         (b) Compliance with Environmental Laws.

         (1) Except as set forth in Section 5.16 of the Disclosure Schedule or that would not have a Material Adverse Effect, (A) each of the Credit Parties and, to Borrower's knowledge, Environmental Affiliates are in compliance in all material respects with all applicable Environmental Laws, (B) each of the Credit Parties and, to Borrower's knowledge, Environmental Affiliates have all
Environmental Approvals required to operate their businesses as presently conducted, (C) none of the Credit Parties has received and, to the best of Borrower's knowledge, no Environmental Affiliate has received any communication from a Governmental Authority, employee or any other Person or group that alleges that such Credit Party is not in compliance in all material respects with all Environmental Laws (which, if first received after the Closing Date, has not been disclosed to the Lenders if and to the extent required under
Section 6.2(b)) and (D) to Borrower's knowledge, there are no circumstances known to Borrower which may prevent or interfere with such compliance in the future.

         (2) Except as set forth in Section 5.16 of the Disclosure Schedule or which would not have a Material Adverse Effect: there is no Environmental Claim pending or threatened against any Credit Party or, to Borrower's knowledge, Environmental Affiliate which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and, to Borrower's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge or disposal of any Material of Environmental Concern, that would reasonably be expected to form the basis of any Environmental Claims against any Credit Party or Environmental Affiliate, which Environmental Claims, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         (3) Without limiting the generality of the foregoing, except as disclosed in any environmental report made available to Agent or in Section 5.16 of the Disclosure Schedule, to Borrower's knowledge: (i) there are no on-site or off-site locations at which any Credit Party or Environmental Affiliate has stored, disposed of or arranged for the disposal of Materials of Environmental Concern; (ii) there are no underground storage tanks located on property owned or leased by any Credit Party or Environmental Affiliate; (iii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by any Credit Party or Environmental Affiliate; and (iv) no polychlorinated biphenyls ("PCB's") are used or stored at any property owned or leased by any Credit Party or Environmental Affiliate, in any such case that is reasonably expected to have a Material Adverse Effect.

         5.17 Taxes and Tax Returns. Each Credit Party has timely filed all tax returns it is required to file and has paid all taxes, penalties, assessments and other governmental charges payable by it which have become due, other than those not yet delinquent and those being contested in good faith by appropriate proceedings and for which adequate reserves have been made in conformity with GAAP. The information filed in such tax returns is accurate and complete in all material respects. All deductions taken in such income tax returns are appropriate and in accordance with applicable laws and regulations in all material respects. No tax Liens have been filed against any assets of any Credit Party. No deficiencies for taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against any Credit Party; there are no pending or threatened audits, investigations or claims for or relating to any liability for taxes and there are no matters under discussion with any Governmental Authority that, in any such case, could result in a material additional liability for taxes and which would reasonably be expected to have a Material Adverse Effect. No federal income tax returns of any Credit Party have been audited by the Internal Revenue Service as of the Closing Date. Except as set forth in Section 5.17 of the Disclosure Schedule, no extension of a statute of limitations relating to taxes, assessments, fees or other governmental charges is in effect with respect to any Credit Party. No Credit

Party has any obligation under any written tax sharing agreement or agreement regarding payments in lieu of income taxes with any Person other than another Credit Party.

         5.18 Intellectual Property. Each Credit Party has obtained and holds in full force and effect all Intellectual Property, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted, except where failure to obtain and/or hold such Intellectual Property would not have a Material Adverse Effect. No product, process, method, substance, part or other material presently sold or employed by any Credit Party in connection with such business infringes any Intellectual Property owned by any other Person.

         5.19 Licenses and Permits. Each Credit Party has obtained and holds in full force and effect, free from burdensome restrictions, all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary for the operation of its business as presently conducted, except where the failure to obtain such rights and approvals, individually and in the aggregate, would not be reasonably expected to have a Material Adverse Effect. No Credit Party is in violation of the terms or conditions of any such right or approval, which violation would reasonably be expected to have a Material Adverse Effect.

         5.20 Material Contracts. Section 5.20 of the Disclosure Schedule contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. Except as described in Section 5.20 of the Disclosure Schedule and except as would not reasonably be expected to have a Material Adverse Effect, no Material Contract contains any burdensome restrictions on any Credit Party or any of their respective properties, all of the Material Contracts are in full force and effect, and, to Borrower's knowledge, no material defaults currently exist thereunder.

         5.21 Use of Proceeds. No part of the proceeds of any Loan will be used by any Credit Party to purchase or carry any Margin Stock or to extend credit to any other Person for the purpose of purchasing or carrying any Margin Stock or for any other purpose in violation of any Requirement of Law or the terms and conditions of any of the Credit Documents. Neither the making of any Loan nor the use of the proceeds thereof has been or will be in violation of or inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve.

         5.22 Accuracy and Completeness of Information. To Borrower's knowledge, all factual information furnished by or on behalf of any Credit Party in writing to Agent, any Lender, or the directors, officers, employees, independent contractors and agents of any of them for purposes of or in connection with this Agreement or any other Credit Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

         5.23 Leases and Management Agreements. Section 5.23 of the Disclosure Schedule correctly identifies all Leases and Management Agreements to which any Credit Party is a party as of the Closing Date. To the extent that such Section summarizes Base Rent of Leases and other economic terms of Leases and Management Agreements, such summary is accurate and correct in all material respects. All Leases and Management Agreements listed in such Section are in full force and effect and have not been amended, modified, terminated or waived in any way, orally or in writing except as disclosed in the Disclosure Schedule. No material default beyond the expiration of any applicable notice or cure period exists under any such Lease to which any Credit Party is a party or, to the best of Borrower's knowledge, under any Management Agreement (whether or not a Credit Party is a party thereto). All Leases in each of the seven groups of Leases set forth in
Section 5.23 of the Disclosure Schedule are on substantially the same terms and conditions (other than as to amount of Base Rent and percentage rent and identity of the leased premises).

         5.24 Title to Hotels. As to all or substantially all of the Hotels, Borrower or a Subsidiary is the insured under a policy of title insurance issued by a title insurer licensed to do business in the jurisdiction where such Hotel is located. As to each such policy of title insurance: (a) the coverage amount equals or exceeds the Acquisition Cost of the related Hotel; (b) exceptions to title do not include any Liens, except for Permitted Liens and Liens that have been repaid as of the Closing Date; (c) no claims are pending that, if adversely determined, would have a Material Adverse Effect; and (d) no title insurer has given notice to the insured Person that such policy of title insurance is no longer in effect. Except for Permitted Liens, neither Borrower nor any Subsidiary has knowledge of any defect in title that could, individually or in the aggregate, have a Material Adverse Effect. Borrower represents and warrants that as of the date hereof, Borrower has terminated and repaid all previously existing secured debt of Borrower or any other Credit Party. To the extent, if any, that any mortgages, deeds, of trust, and other security documents relating to such secured debt (the "Former Mortgages") have not been released of record as of the date hereof, Borrower shall, on or before April 20, 1998, (a) cause the record holder of each Former Mortgage to execute and acknowledge appropriate release documentation, and (b) submit such release documentation to the appropriate public offices for recordation. Provided that Borrower performs its obligations under the preceding sentence, the Former Mortgages shall not be deemed a breach of this paragraph or of any other provision of this Agreement.

         5.25 REIT Compliance. Borrower fully complies with all requirements for qualification as a REIT and has done so since its inception, except where the failure to qualify would not have a Material Adverse Effect. None of the assets owned, or hereafter to be acquired, by Borrower or any Subsidiary constitute (or will constitute) property held primarily for sale to customers in the ordinary course of Borrower's trade or business.

         5.26 Insurance. All Leases require the Lessees thereunder to maintain with respect to the Hotels insurance coverage of a nature, on terms, and providing coverage in accordance with the insurance that a commercially reasonable person would maintain with respect to similar properties and a similar business. No Credit Party has received notice that any such insurance has been cancelled, nonrenewed, or impaired in any way.

         5.27 Year 2000 Problem. Borrower has reviewed its operations and those of its Subsidiaries and of Investment Manager with a view to assessing whether its or any of their respective businesses will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission, or other utilization of data be vulnerable to a Year 2000 Problem. Based on such review, Borrower has no reason to believe that a Material Adverse Effect will occur with respect to its or its Subsidiaries' business or operations resulting from a Year 2000 Problem.

         5.28 Certificates and Deliveries. At all times until all Obligations have been paid in full and all Commitments have terminated, all Compliance Certificates and other certificates, deliveries and reports delivered by Borrower to Agent or any Lender pursuant to this Agreement are and shall be true and correct in all material respects. Without limiting the generality of the foregoing, at all times the most recent Compliance Certificate delivered by Borrower accurately describes the Unencumbered Pool and the basis upon which each and every Hotel in the Unencumbered Pool qualifies for inclusion in the Unencumbered Pool.


                         ARTICLE 6 AFFIRMATIVE COVENANTS

         Until termination of the Commitments and this Agreement and full and final payment and satisfaction of all Obligations due hereunder or under any other Credit Document:

         6.1 Financial Reporting. Borrower shall timely deliver to Agent (separately to each notice recipient for Agent as listed in Annex I) the following information:

         (a) Annual Financial Statements. As soon as available, but not later than ninety (90) days after each Fiscal Year end: (i) Borrower's annual consolidated audited Financial Statements; (ii) a comparison in reasonable detail to the prior year audited Financial Statements; (iii) the Auditors' unqualified opinion; (iv) a "Management Letter," if any, prepared by the Auditors; (v) a narrative discussion of Borrower's consolidated financial condition and results of operations and the consolidated liquidity and capital resources for such Fiscal Year, prepared by the chief financial officer of Borrower; and (vi) a Compliance Certificate.

         (b) Projections. Not later than thirty (30) days prior to the commencement of each Fiscal Year, projections of Borrower's financial condition, operating budgets, and results of operations for such Fiscal Year, containing projected consolidated annual balance sheets and statements of operations, certified by Borrower's chief financial officer as having been made reasonably, in good faith, and based upon the facts reasonably known to management at the time.

         (c) Quarterly Financial Statements. As soon as available, but not later than forty-five (45) days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter of each Fiscal Year, as to which fourth Fiscal Quarter reports under this paragraph shall not be required): (i) Borrower's Financial Statements as of the Fiscal Quarter then ended, and for the Fiscal Year to date;
(ii) a comparison in reasonable detail to the Financial Statements for the corresponding periods of the prior Fiscal Year; and (iii) the certification of the chief executive officer or chief financial officer of Borrower that such Financial Statements have been prepared in accordance with GAAP (subject to year-end audit adjustments).

         (d) Quarterly Supplemental Information. As soon as available, but not later than forty-five (45) days after the end of each Fiscal Quarter: (i) a narrative discussion of Borrower's consolidated financial condition and results of operations and the consolidated liquidity and capital resources for such Fiscal Quarter and Fiscal Year to date, prepared by the chief financial officer of Borrower; (ii) a Compliance Certificate; and (iii) a report on all material acquisitions and dispositions of assets by Borrower and its Subsidiaries during the Fiscal Quarter (to the extent not otherwise disclosed in the Compliance Certificate).

         (e) Changes in GAAP. All accounting determinations for purposes of determining compliance with the financial covenants contained in this Agreement shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements delivered to Agent on or before the Closing Date. The
Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If (a) GAAP shall change from the basis used in preparing the audited Financial Statements delivered to Agent on or before the Closing Date, (b) Borrower (with the consent of the Auditor) intends to institute any such change and so notifies Agent, and (c) such change would result in a change in the method of calculation of any of the covenants, standards or terms in this Agreement, the parties hereto agree to enter into negotiations to amend such provisions so as equitably to reflect such change, with the desired result that the criteria for evaluating compliance with such covenants, standards and terms shall be the same after such change as if such change had not been made and will only be adjusted to reflect such change in GAAP; provided, however, that no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms of this Agreement or of any other Credit Document shall be given effect for purposes hereof or thereof until the applicable provisions are amended, in a manner satisfactory to Required Lenders and Borrower, to so reflect such change in accounting principles. Until such an amendment is so agreed, the certificates required to be delivered pursuant to
Section 6.1 demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

         (f) Further Assurances. When requested by Agent or any Lender, any further information regarding the business affairs and financial condition of all or any of the Credit Parties, or any matter that is the subject of any representation, warranty, covenant or other obligation contained in this Agreement provided such information is available to or can be obtained by or calculated by Borrower. Without limiting the generality of the foregoing, Borrower shall within five (5) Business Days after request by Agent or any Lender, which request may be made at any time but no more frequently than once in any thirty-day period, deliver to Agent an updated and current Compliance Certificate.

         (g) Material Mortgagors and Material Lessees. Borrower shall, with respect to each material mortgagor under any Permitted Mortgage Investment and with respect to each Material Lessee, deliver to Agent the same reports and information required by Sections 6.1(a)(i)(ii) and (iii) and (c)(i) and (ii), except that: (i) every reference to Borrower and its Subsidiaries shall be deemed to refer to such material mortgagor or Material Lessee; and (ii) the time periods within which Borrower shall deliver such reports as to material mortgagors and Material Lessees shall each be thirty days longer than the time periods set forth in Sections 6.1(a) and (c).

         (h) Failure to Timely Deliver. At any time when Borrower has failed timely to deliver any information required to be delivered by this Agreement, Agent may in Agent's discretion estimate the information that Borrower should have, but failed to, deliver. All rights and obligations under this Agreement (including Borrower's compliance with the financial covenants in Section 7.1 and the occurrence of any Default or Event of Default) shall be determined based on such estimated information unless and until Borrower shall have delivered actual information in compliance with this Agreement. Nothing in this paragraph shall be deemed to waive any Default or Event of Default arising from Borrower's failure to deliver any information required by this Agreement.

         (i) Securities and Exchange Commission Filings. Within five business days after Borrower makes any SEC Filing, Borrower shall provide Agent with a complete and accurate copy of such SEC Filing. Within ten business days after Borrower becomes aware of any SEC Filing relating to Borrower made by a third party, Borrower shall provide Agent with a complete and accurate copy of such SEC Filing.

         6.2  Notification  Requirements.   Borrower  shall  timely  give  Agent
(separately to each notice recipient for Agent designated on Annex I) the following notices, each in reasonable detail:

         (a) Notice of Defaults, Proceedings and Adverse Changes. Promptly, and in any event within two (2) Business Days after Borrower becomes aware of any of the following, a certificate of the chief executive officer or chief financial officer of Borrower specifying the nature thereof and describing the event or condition and any action taken or planned to be taken with respect thereto by any Credit Party: (1) the occurrence of an Event of Default; (2) any proceeding being instituted or threatened to be instituted (including pursuant to a cross-claim or counterclaim) against any Credit Party in or before any federal, state, local or foreign court, commission or other regulatory body that, if adversely determined, would have a Material Adverse Effect; (3) any order, judgment or decree being entered against any Credit Party or to Borrower's knowledge any of its properties or assets that would have a Material Adverse Effect; (4) any breach, modification, or termination of any Material Contract; or (5) any actual change, development or event which has had or would reasonably be expected to have a Material Adverse Effect.

         (b) Environmental. Promptly and in any event within two Business Days after the occurrence of any of the following events or conditions, a certificate of the chief executive officer or chief financial officer of Borrower specifying the nature of such condition and the applicable Credit Party's or Environmental Affiliate's proposed response thereto: (1) the receipt by any Credit Party or to Borrower's knowledge any of its Environmental Affiliates of any communication from a Governmental Authority, employee or other Person or group that alleges that a Credit Party or Environmental Affiliate is not in substantial compliance with applicable Environmental Laws; (2) any Credit Party shall obtain actual knowledge that there exists any Environmental Claim pending or threatened against a Credit Party or Environmental Affiliate that, if adversely determined, would have a Material Adverse Effect;

or  (3)  any  release,  emission,  discharge  or  disposal  of any  Material  of
Environmental Concern that could form the basis of any Environmental Claim against any Credit Party or Environmental Affiliate that, if adversely determined, would have a Material Adverse Effect.

         (c) ERISA Notices. Promptly, and in any event within five (5) Business Days after receipt, any notice relating to any Credit Party's compliance with, or obligations under, ERISA.

         (d) New Material Contracts. Within five (5) Business Days after being entered into, Borrower's entry into any new Material Contract, together with a copy thereof and of all related or ancillary documentation.

         (e) Certain Changes. At least ten (10) Business Days prior written notice to Agent of any change in Borrower's name, identity or structure from that described herein.

         (f) Additions to Unencumbered Pool. Within ten (10) Business Days after Borrower's acquisition of any new Hotel to be added to the Unencumbered Pool or any change affecting a previously existing Hotel so that such Hotel will qualify to be included in the Unencumbered Pool, notice of such acquisition or modification, setting forth: (a) the Acquisition Cost; and (b) as to such Hotel only, the same information that Borrower would be required to include in a Compliance Certificate. Such notice shall be accompanied by a copy of the Lease and Management Agreement for such Hotel and copies of any Due Diligence Reports for such Hotel not previously delivered to Agent.

         (g) Removals from Unencumbered Pool. Within ten (10) Business Days after Borrower's disposition or other removal of any Hotel from the Unencumbered Pool or after any Hotel previously in the Unencumbered Pool otherwise ceases to qualify for inclusion in the Unencumbered Pool, notice of such disposition, removal, or disqualification, setting forth: (a) the identity of the Hotel(s) being disposed of, removed, or disqualified; and (b) the Assigned Value of such Hotel(s).

         6.3 Trust Existence. Borrower shall, and shall cause each Subsidiary of Borrower to, (i) maintain its existence, (ii) maintain in full force and effect all licenses, bonds, franchises, leases, trademarks and qualifications to do business, and all patents, contracts and other rights necessary to the conduct of their businesses, except where the failure to maintain such rights would not reasonably be expected to have a Material Adverse Effect, and (iii) continue in, and limit their operations to, the Business. Nothing in this paragraph shall be deemed to prevent the transfer of interests in, or Borrower's terminating and/or liquidating Subsidiaries from time to time, provided that after such transfer, termination and/or liquidation Borrower and its remaining Subsidiaries are in full compliance with this Agreement in all material respects.

         6.4 Books and Records; Inspections. Borrower shall maintain, and shall cause each other Credit Party to maintain, proper books and records in which entries in conformity with GAAP and all requirements of law shall be made of, and which entries shall fairly reflect, all transactions and dealings in relation to its business and activities and books and records pertaining thereto in such detail, form and scope as is consistent with good business practice. Borrower agrees that Agent or its agents and any Lender may enter upon the premises of Borrower at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all on and after the occurrence and during the continuance of an Event of Default, for the purposes of discussing the affairs, finances and business of any Credit Party with any officers, employees and directors of any Credit Party.

         6.5 Borrower's Calculations and Certifications. Wherever this Agreement requires or permits Borrower to calculate any amount or ratio, or certify as to any factual matter, Agent shall have the right, but not the obligation, to require Borrower to promptly provide reasonable substantiation and backup for Borrower's determination, all in a manner satisfactory to Agent, and Agent and Agent's representatives and advisers shall have the right to inspect and review Borrower's books and records to audit and/or otherwise determine the correctness of Borrower's calculation or certification. If Agent determines that Borrower's calculation or certification was incorrect, or that Agent cannot promptly affirmatively confirm that it was correct, then Agent shall have the right but not the obligation to replace Borrower's calculation or certification with an estimate made in good faith by Agent or Agent's advisors or consultants. Such estimate shall then apply for all purposes of this Agreement (including as to Borrower's compliance with the financial covenants contained in Section 7.1 and the occurrence or nonoccurrence of a Default or an Event of Default) unless and until Agent has accepted Borrower's calculation or certification as to the matter in question. Nothing in this paragraph shall be deemed to waive any Default or Event of Default arising from Borrower's failure to accurately deliver any certificate or calculation required by this Agreement.

         6.6 Taxes. Borrower agrees to pay, when due, and to cause each other Credit Party and to pay when due, all taxes lawfully levied or assessed against Borrower or any other Credit Party or any of Borrower's or any Credit Party's property before any penalty or interest accrues thereon; provided, however, that, unless such taxes have become a federal tax or ERISA Lien on any of the assets of a Credit Party, no such tax need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor to the extent required by GAAP.

         6.7 Compliance With Laws.

         (a) Generally. Borrower agrees to comply, and to cause each other Credit Party to comply, with all Requirements of Law applicable to the operation of its business or its assets, unless, so long as no choate tax or ERISA Lien arises as a result thereof or in connection therewith, (a) the applicable Credit Party is contesting such Requirement of Law in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor to the extent required by GAAP, or (b) such failure to comply would not reasonably be expected to have a Material Adverse Effect.

         (b)  Environmental   Laws.  Without  limiting  the  generality  of  the
foregoing, Borrower shall:

                  (1) Comply with all Environmental Laws applicable to it, and obtain, comply with and maintain all Environmental Approvals necessary for its operations as conducted and as planned to be conducted except where the failure to comply or maintain would not have a Material Adverse Effect; and (ii) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors and invitees comply with all Environmental Laws, and obtain, and comply with, any and all Environmental Approvals applicable to them except where the failure to comply or maintain would not have a Material Adverse Effect.

                  (2) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings or the failure to comply would not reasonably be expected to have a Material Adverse Effect.

         6.8 Insurance. Borrower and its Subsidiaries shall at all times cause the applicable Lessees to maintain with respect to the Hotels insurance of a nature, on terms, and providing coverage in accordance with the insurance that a commercially reasonable person would maintain with respect to similar properties and a similar business.

         6.9 Fiscal Year. Borrower agrees to maintain its fiscal year, and to cause each of its Subsidiaries to maintain its fiscal year, as a year ending December 31.

         6.10 Maintenance of Property. Borrower agrees to keep, and to cause each other Credit Party to keep, all property necessary to their respective businesses in good working order and condition (ordinary wear and tear excepted) in accordance with their past operating practices and not to commit any waste with respect to any of their properties.

         6.11 ERISA Documents. Borrower will cause to be delivered to Agent, upon Agent's request, any document relating to Borrower's or any Subsidiary's compliance with ERISA.

         6.12 Tradenames, Etc. Borrower shall, and shall cause each other Credit Party to, do or cause to be done, all things necessary to preserve and keep in full force and effect its patents, trademarks, service marks, trade names, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals, except where the failure to so preserve any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or is otherwise expressly permitted by Section 6.3.

         6.13 Acquisitions of New Hotels. To the extent that Borrower acquires Hotels after the Closing Date and desires to include such Hotels in the Unencumbered Pool, Borrower shall provide Agent with Due Diligence Reports for any such Hotel(s) at least twenty (20) days before such Hotels shall be included in the Unencumbered Pool.

         6.14 Performance of Obligations. Borrower shall, and shall cause each other Credit Party to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, debt instrument, lease, undertaking and contract by which it or any of its properties is bound or to which it is a party (including all Material Contracts), if the failure to so perform, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         6.15 Advisory Agreement. Borrower shall maintain the Advisory Agreement in full force and effect at all times after the Closing Date, and shall not modify or amend the Advisory Agreement in any material respect without Agent's prior written consent. No later than thirty days before each expiration date of the Advisory Agreement, (a) Borrower and Investment Manager shall renew the Advisory Agreement on substantially the same terms as are in effect on the Closing Date, and (b) Borrower shall provide Agent with a copy of the renewal Advisory Agreement fully signed by both parties.

         6.16 REIT Qualification. Borrower is qualified as a REIT and shall at all times hereafter continue so to qualify.

         6.17 Annual Meetings of Lenders. To the extent (if any) requested by Agent from time to time, Borrower shall cause the Managing Trustees and Borrower's other senior executive officers to attend a meeting of the Lenders annually to discuss the business and affairs of Borrower and the status of the Loans. Each such meeting shall be held on a mutually agreeable date, upon reasonable notice to all Lenders, within 100 days after the end of Borrower's Fiscal Year, at a location in the Borough of Manhattan or as otherwise agreed by Borrower and Agent.

         6.18 Required Interest Rate Cap. If, at any time, both (a) the sum of the Ten-Year Treasury Rate plus 1.75% per annum exceeds 9.50% per annum and (b) any Excess Floating Rate Exposure exists, then within five Business Days after the occurrence of the foregoing (unless at the end of such five-Business-Day period either or both of such conditions "a" or "b" has ceased to exist), Borrower shall purchase and fully pay for Interest Rate Cap(s) from Qualified Counterparty(ies) (and Borrower shall thereafter maintain and continue such Interest Rate Cap(s) through the earlier of the Revolver Maturity Date or the date condition "a" ceases to be satisfied), and enter into such other documentation in connection therewith as Agent shall reasonably require, requiring the counterparty to make a stream of payments equal to the outcome, from time to time, of the following formula:

    Payments by       =         Excess         X    (Adjusted Eurodollar Rate for a 30-       -           9.5% per
   Counterparty             Floating Rate              Day LIBOR Period + Applicable                       annum)
                               Exposure                 Margin for Eurodollar Loans

For purposes of the preceding formula, Excess Floating Rate Exposure and Applicable Margin shall be determined as of the date that Borrower is required to provide the Interest Rate Cap. If Excess Floating Rate Exposure or Applicable Margin changes thereafter, then Borrower shall as requested by Agent promptly adjust the notional amount or terms of the Interest Rate Cap or deliver additional Interest Rate Cap(s). If an Interest Rate Cap consists of a "cap," then Borrower shall pay the entire cost of the Interest Rate Cap at the time

Borrower is required to obtain it. If Borrower purchases any such Interest Rate Cap from Agent or any Affiliate of Agent or any Lender, then all rights and obligations of Borrower under such Interest Rate Cap shall be independent of Borrower's rights and obligations under this Agreement, and for purposes of this Agreement such Interest Rate Cap shall be deemed to have been issued by a third-party Qualified Counterparty. Any Interest Rate Cap shall be issued by the Qualified Counterparty directly in favor of Agent for the benefit of the Lenders. To the extent that Agent receives any payments under such Interest Rate Cap, Agent shall apply such payments first against Borrower's obligations under this Agreement and Agent shall promptly release any excess to Borrower. If at any time Borrower is no longer required to maintain or continue an Interest Rate Cap pursuant to this paragraph, then provided that no uncured Event of Default shall have occurred, Agent shall consent to cancellation of the Interest Rate Cap in place and otherwise cooperate to facilitate its termination. If an uncured Event of Default occurs, then Borrower shall no longer have the right to terminate any Interest Rate Cap that is in place. If at any time Borrower is required to deliver or maintain an Interest Rate Cap but has not done so, Agent shall be entitled to suspend any Advances of the Loan. If Borrower fails to obtain an Interest Rate Cap in Agent's name when and as required by this Agreement, then Agent shall have the right, without notice to Borrower, to obtain from any  Qualified  Counterparty  (including  Agent or an  Affiliate  of
Agent) such an Interest Rate Cap on terms satisfactory to Agent in its reasonable discretion. Borrower shall pay all costs and expenses of Agent in connection therewith, including any fees charged by the Qualified Counterparty (including Agent or an Affiliate of Agent) issuing such Interest Rate Cap and any reasonable attorneys' fees and disbursements incurred by Borrower in connection therewith. Neither Agent nor any Lender shall be deemed to have assumed any obligations or duties under such Interest Rate Cap, except to the extent that Agent or a Lender is a Qualified Counterparty under such Interest Rate Cap and has thereby assumed the obligations of such a Qualified Counterparty. In such event, if such Qualified Counterparty fails to perform its obligations under the Interest Rate Cap, then notwithstanding anything to the contrary in this Agreement Agent shall be entitled to an offset against any sums otherwise payable to such Qualified Counterparty under this Agreement. If any Interest Rate Cap (including one required by this sentence) expires and thereafter (or simultaneously with such expiration) conditions "a" and "b" set forth at the beginning of this paragraph are satisfied, then Borrower shall again be obligated to provide an Interest Rate Cap as required by this paragraph.

         6.19 Year 2000 Problems. Borrower shall take all action necessary to assure that its computer-based system (and those of Investment Manager and of all Subsidiaries) are able to process effectively data, including dates on and after January 1, 2000, without any Year 2000 Problem. At the request of Agent or of any Lender, Borrower shall provide Agent or such Lender with assurances and substantiations reasonably acceptable to Agent or such Lender as to Borrower's, its Subsidiaries', and Investment Manager's capability to process data on and after January 1, 2000 without any Year 2000 Problem.

         6.20 Process Agent's Consent. Within thirty days after the date hereof, Borrower shall obtain written consent (in form reasonably satisfactory to Agent) by Corporation Service Company to serve as agent for service of process pursuant to Section 10.4 of this Agreement.


                ARTICLE 7 FINANCIAL COVENANTS; NEGATIVE COVENANTS

         Until termination of the Commitments and this Agreement and full and final payment and satisfaction of all Obligations due hereunder or under any other Credit Document, Borrower shall comply with, and, where required, shall cause each other Credit Party to comply with, the following covenants:

         7.1 Financial Covenants. Borrower shall not at any time or for any period (except where the following financial covenants expressly refer to compliance as of the end of a Fiscal Quarter, in which cases compliance shall be tested only at the end of each Fiscal Quarter) cause or permit any one or more of the following financial covenants not to be satisfied. If for any reason or at any time (or, where applicable, at the end of a Fiscal Quarter) any one or more financial ratio(s) or amount(s) set forth below fails to comply with the requirement set forth below, then regardless of the cause of such noncompliance, such noncompliance shall constitute a Default under this Agreement.

         (a) The Aggregate Assigned Value of the portion of the Unencumbered Pool located in any single "Metropolitan Area" as defined in the Statistical Abstract of the United States shall at no time be greater than 20% of the aggregate Assigned Value of the Unencumbered Pool.

         (b) The aggregate Assigned Value of the Unencumbered Pool shall at no time be less than 200% times the sum of (a) the Obligations, plus (b) all other Consolidated Indebtedness, other than Consolidated Secured Debt, plus (c) the Recourse Exposure Amount for all Hotels.

         (c) The Assigned Value of Hotels Owned by Subsidiaries that are neither
(a) Wholly- Owned Subsidiaries nor (b) Guarantors shall at no time be greater than Ten Percent (10%) of Consolidated Total Assets.

         (d) At the end of each Fiscal Quarter, Consolidated EBITDA for the Unencumbered Pool (considered separately) divided by Consolidated Interest Expense (excluding Consolidated Interest Expense on Consolidated Secured Debt) shall be no less than 2.50.

         (d) Consolidated Indebtedness (Leverage Ratio) shall at no time be greater than 50% of the aggregate Assigned Value of all Hotels.

         (e) At the end of each Fiscal Quarter, consolidated tangible net worth of all Credit Parties shall be no less than $900,000,000 plus an amount equal to 80% of gross proceeds to the Credit Parties of all equity offerings (common or preferred) consummated by any of them after the Closing Date.

         (f) Consolidated Secured Debt shall at no time be greater than 35% of the aggregate Assigned Value of all Hotels.

         (g) At the end of each Fiscal Quarter, the Debt Service Coverage Ratio shall be no less than 2.25 to 1.

         (h) At the end of each Fiscal Quarter, the Interest Expense Coverage Ratio shall be no less than 2.50 to 1.

         (i) Permitted Mortgage Investments as a percentage of Consolidated Total Assets shall at no time be greater than Twenty Percent (20%).

         7.2 Other Assets or Business. No Credit Party shall conduct any business other than the Business. The Credit Parties shall continue to conduct business after the Closing Date in substantially the same manner as they conducted business before the Closing Date, subject to compliance with this Agreement.

         7.3 Additional Indebtedness. Borrower shall not, and shall not permit any other Credit Party to, directly or indirectly incur, create, assume, guaranty or suffer to exist any Indebtedness other than the following, subject in all cases to the restrictions of Section 7.1:

         (a) Indebtedness under the Credit Documents;

         (b) Indebtedness  outstanding on the Closing Date and listed in Section
7.3 of the Disclosure Schedule;

         (c) Indebtedness of Borrower to any Subsidiary and Indebtedness of any Subsidiary to Borrower or any other Subsidiary;

         (d) Permitted New Indebtedness;

         (e) The Advisory Agreement; and

         (f) Contingent Obligations permitted by Section 7.5.

         7.4 Liens. Borrower shall not, and shall not permit any other Credit Party, directly or indirectly, to create, incur, assume, or suffer to exist any Lien on any Hotel within the Unencumbered Pool now owned or hereafter acquired except the following Liens ("Permitted Liens"):

         (a) Liens granted to the Lenders under the Credit Documents;

         (b) Liens listed in Section 7.4 of the Disclosure Schedule;

         (c) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, or landlords, liens for taxes, assessments or other governmental charges (other than choate federal tax and ERISA Liens), and other similar Liens arising by operation of law, in each case for amounts that are not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which an adequate reserve or other appropriate provision shall have been made to the extent required by GAAP, so long as Agent has been notified thereof;

         (d)  any   attachment  or  judgment   Liens  the  existence  of  which,
individually and in the aggregate, does not constitute an Event of Default under
Section 8.1(k);

         (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, individually and in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

         (f) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

         (g) deposits to secure trade contracts (other than for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (h) the lessor's interest in property leased to Borrower or any of its Subsidiaries pursuant to a lease permitted by this Agreement;

         (i) a Lessee's interest under a Lease permitted by this Agreement and the Manager's interest under a Management Agreement permitted by this Agreement; and

         (j) Liens in favor of other Credit Parties securing Permitted New Indebtedness that is subordinate to the Obligations pursuant to subordination arrangements satisfactory to Agent.

         7.5 Contingent Obligations. Borrower shall not, and shall not permit any other Credit Party to, directly or indirectly incur, assume, or suffer to exist any Contingent Obligation, excluding:

         (a) the Guaranty and other Contingent Obligations in favor of Agent or any Lender under the Credit Documents;

         (b) surety bonds described in Section 7.4(g);

         (c) Contingent  Obligations  existing on the Closing Date and listed in
Section 7.5 of the Disclosure Schedule; and

         (d) Guaranties in favor of Lessees of the obligations of other Credit Parties under Leases.

         7.6 Restricted Payments. Borrower shall not, and shall not permit any other Credit Party to, directly or indirectly, make or cause to be made any of the following

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
payments (collectively, the "Restricted Payments") except as otherwise expressly permitted by this Section 7.6 or with the approval of the Required Lenders in their sole and absolute discretion: (a) declare or pay any dividend (other than dividends payable solely in common or preferred stock of Borrower or dividends payable to the Borrower by any Subsidiary) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Credit Party, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Credit Party, except for the minimum dividends and distributions required to maintain Borrower's status as a REIT;
(b) make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of any Indebtedness (other than Indebtedness pursuant to this Agreement or Indebtedness owing to Borrower from one of its Subsidiaries) or of any Mandatory Redeemable Obligation; (c) make any payment, whether of principal or interest, on account of any Indebtedness of any Credit Party which Indebtedness is subordinate to the Loan; or (d) make any payments to Investment Manager pursuant to the Advisory Agreement or otherwise. Notwithstanding the foregoing, Borrower may make any Restricted Payments that would otherwise become payable in the ordinary course of Borrower's business, provided that: (i) both before and after making such Restricted Payment no Default or Event of Default shall exist under this Agreement or any of the other Credit Documents; and (ii) even after the making of such Restricted Payment, Borrower shall be holding Cash Equivalents in an amount sufficient to pay the next installment of interest to become due under this Agreement after first taking into account all other payments required to be made by or to Borrower on or before the date such payment of interest is due. Nothing in this paragraph shall prohibit a Subsidiary that is not a Wholly-Owned Subsidiary from paying required minimum payments that must be made to partners or members who are not Credit Parties, pursuant to the terms of the organizational documents of such Subsidiary.

         7.7 Investments. Borrower shall not, and shall not permit any other Credit Party to, directly or indirectly, make any Investment in any Person (including any director, officer or employee of any Credit Party), whether in cash, securities, or other property of any kind, other than:

         (a) loans, investments and advances between the Credit Parties in existence as of the Closing Date and described in Section 7.7 of the Disclosure Schedule;

         (b) loans and advances by (i) Borrower to any Subsidiary and (ii) any Subsidiary to Borrower or any other Subsidiary;

         (c) Investments by Borrower in Subsidiaries for the purpose of capitalization thereof, provided that such Subsidiaries shall be formed solely for the purpose of conducting the Business;

         (e) extensions of trade credit in the ordinary course of business to Persons who are not Affiliates of Borrower or any of its Subsidiaries;

         (f) Cash Equivalents;

         (g) Investments in additional Hotels consistent with the Business and the operation, prosecution, and expansion of the Business, and otherwise in compliance with this Agreement; and

         (h) Such other Investments as Required Lenders may approve in writing in their sole discretion.

         7.8 Affiliate Transactions. Borrower shall not, and shall not permit any other Credit Party to, directly or indirectly, enter into any transaction with, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to, any Affiliate of any Credit Party, except in the ordinary course of and pursuant to the reasonable requirements of the Credit Party's business, and upon fair and reasonable terms no less favorable to any Credit Party than could be obtained in a comparable arm's-length transaction with an unaffiliated Person.

         7.9 Additional Negative Pledges. Borrower shall not, and shall not permit any other Credit Party, directly or indirectly, to create or otherwise cause or suffer to exist or become effective, directly or indirectly, for the benefit of any party other than Agent and the Lenders, (i) any prohibition or restriction (including any agreement to provide equal and ratable security to any Person in the event a Lien is granted to or for the benefit of any other Person) on the creation or existence of any Lien upon the assets of any Credit Party except in connection with Permitted New Indebtedness of the affected Credit Party or (ii) any contractual obligation which may restrict or inhibit Agent's rights or ability to sell or otherwise exercise its rights or remedies under any of the Credit Documents after the occurrence of an Event of Default. Borrower has disclosed to Agent that certain existing Leases or Management Agreements restrict Borrower from granting Liens upon the related Hotels. Such existing restrictions shall not be deemed to violate this Agreement. Borrower represents and warrants that by entering into this Agreement, Borrower is not in violation of such existing restrictions.

         7.10 Additional Subsidiaries. Borrower shall not, and shall not permit any Credit Party, directly or indirectly, by operation of law or otherwise, to, merge with, consolidate with, acquire all or substantially all of the assets or Capital Stock of, or otherwise combine with any Person, other than in connection with (i) the creation of a Subsidiary after which Borrower and all of Borrower's Subsidiaries remain in compliance with this Agreement in all material respects,
(ii) a Subsidiary merging with or consolidating into, or acquiring the assets of, one or more other Subsidiaries, (iii) one or more Subsidiaries engaged in the Business merging with or consolidating into Borrower, and (iv) any transaction pursuant to which Borrower or a Subsidiary is the surviving and continuing entity or succeeds to the business or pursuant to which the acquired entity survives but becomes a Subsidiary of Borrower and Borrower is in compliance with this Agreement in all material respects. Any newly formed Subsidiary shall, simultaneously with its formation, join in the Guaranty unless such Subsidiary does not satisfy the conditions to be a Guarantor.

         7.11 Amendments. Borrower shall not, and shall not permit any other Credit Party, without the prior written consent of Agent, to amend, supplement or otherwise modify in any material respect, or waive or release any of its material rights under or with respect to, (i) the Governing Documents of any Credit Party (except for Governing Documents of a Subsidiary where the action being taken has no Material Adverse Effect), (ii) any agreement, instrument or document (other than a Credit Document) evidencing or relating to Indebtedness of any Credit Party (other than Indebtedness entirely between or among Credit Parties), (iii) any Lease affecting any Hotel in the Unencumbered Pool, or (iv) any Management Agreement affecting any Hotel in the Unencumbered Pool (to the extent of any rights of Borrower or any other Credit Party thereunder).

         7.12 Dividends. Except to the extent necessary to permit Borrower to maintain Borrower's status as a REIT, Borrower shall not pay or declare any dividend or distribution to shareholders with respect to any Fiscal Year in excess of the lesser of (a) Ninety-Five Percent (95%) of Funds from Operations for such Fiscal Year or (b) One Hundred Percent (100%) of Cash Available for Distribution for such Fiscal Year.

         7.13 Certain Transactions. Borrower shall not consummate any purchase or sale of assets, financing, or other transaction if, after giving effect to such transaction, a Default or Event of Default will exist hereunder.


                    ARTICLE 8 EVENTS OF DEFAULT AND REMEDIES

         8.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

         (a) Failure to Pay. Borrower shall fail to pay any principal on any Loan when due or Borrower shall fail to pay any interest or other amounts payable under any Credit Document within five (5) Business Days after such interest or other payment becoming due in accordance with the terms of the applicable Credit Document.

         (b) Breach of Certain Covenants. Any Credit Party shall fail to comply with any covenant contained in Sections 5.24, 6.3 (as to Borrower only), 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, or 7.12 hereof.

         (c) Breach of Representation or Warranty. Any material representation or warranty made or deemed to be made by any Credit Party in this Agreement or in any other Credit Document (or in any statement, certificate, or calculation delivered or provided under this Agreement or any other Credit Document), shall be false or misleading in any material respect when made or deemed to be made.

         (d) Other Defaults. Any Credit Party shall fail to comply with any provisions contained in this Agreement or any other Credit Document, other than as set forth in Sections 8.1(a) and 8.1(b), and such failure shall continue for thirty (30) days after its occurrence, or (if such failure is reasonably curable) such additional period as may reasonably be required to cure the same.

         (e) Dissolution. Either (a) Borrower shall dissolve, wind up or otherwise cease to do business, or (b) any Subsidiary shall do so and such Subsidiary's dissolution, winding up, or cessation would have a Material Adverse Effect.

         (f) Insolvency Event. Any Credit Party shall become the subject of an Insolvency Event, other than (in the case of a Subsidiary only) an Insolvency Event that does not have a Material Adverse Effect.

         (g) Change of Control. A Change of Control shall occur, including as a result of death or disability of both (but not merely one) of the Managing Trustees.

         (h) Cross Default. A default or event of default shall occur (and continue beyond any applicable grace period) under any note, agreement or instrument evidencing any Indebtedness of Borrower or any Subsidiary (other than the Obligations) in an aggregate principal amount in excess of $10,000,000, which default or event of default permits the acceleration of the maturity of such Indebtedness.

         (i) Failure of Enforceability of Credit Documents; Security. Any material covenant, agreement or obligation of any Credit Party contained in or evidenced by any of the Credit Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; or any Credit Party shall deny or disaffirm in writing its obligations under any of the Credit Documents.

         (j) ERISA. Borrower or any Credit Party shall establish any Plan or shall incur any liability under ERISA, without Agent's consent.

         (k) Judgments. One or more judgments, writs, orders or warrants of attachment or other similar process or decrees in an aggregate amount of $10,000,000 or more shall be entered by a court or courts of competent jurisdiction against any or all of the Credit Parties (other than any judgment, writs, orders or warrants of attachment or other similar process as to which, and only to the extent, a reputable insurance company has acknowledged coverage thereof in writing) and (i) any such judgments, writs, orders or warrants of attachment or other similar process or decrees shall not be stayed, discharged, paid, bonded or vacated within 30 days or (ii) enforcement proceedings shall be commenced by any creditor on any such judgments, writs, orders or warrants of attachment or other similar process or decrees.

         (l) Advisory Agreement. For any reason, the Advisory Agreement shall cease to be in full force and effect.

         (m) REIT Qualification. Borrower shall cease to qualify as a REIT.

         8.2 Remedies. Upon the occurrence and during the continuance of an Event of Default, Agent may, and upon the direction of Required Lenders shall, do any or all of the following:
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
         (a) Acceleration. Upon the written request of the Required Lenders, Agent shall declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 8.1(f), in which case all Obligations shall automatically become immediately due and payable without the necessity of any request of the Required Lenders or notice or other demand to Borrower) without presentment, demand, protest or any other action or obligation of Agent or any Lender.

         (b) Termination of Commitments. Upon the written request of the Required Lenders, Agent shall, by written notice to Borrower, declare all the Revolver Commitments to be terminated, whereupon all such Commitments shall terminate immediately and, at all times thereafter, all Loans made by any Lender pursuant to this Agreement shall be at such Lender's sole discretion.

         (c) Other Remedies. Agent may exercise any other rights or remedies afforded Agent or any Lender under any Credit Document or applicable law.

         8.3 Right of Setoff. In addition to all rights of offset that Agent or any Lender may have under applicable law or otherwise, upon the occurrence and during the continuance of any Event of Default, and whether or not Agent or any Lender has made any demand or the Obligations of any Credit Party have matured, Agent and each Lender shall have the right to appropriate and apply to the payment of the Obligations (in accordance with Section 8.5) all deposits and other obligations then or thereafter owing by Agent or such Lender to such Credit Party. Each Lender exercising such rights shall notify Agent thereof and any amount received as a result of the exercise of such rights shall be shared in accordance with Section 3.11.

         8.4 No Marshalling; Deficiencies; Remedies Cumulative. The foregoing remedies are not intended to be exhaustive and the full or partial exercise of any of them shall not preclude the full or partial exercise of any other available remedy under this Agreement, under any other Credit Document, at equity or at law. During the pendency of any uncured Event of Default, Borrower shall have no right to obtain any Borrowings hereunder and no right to consent to or approve any matter that would otherwise have required Borrower's consent under any Credit Document.

         8.5 Application of Payments. Upon the occurrence and during the continuance of an Event of Default, all amounts received by Agent pursuant to any Credit Documents or the exercise of any rights or remedies thereunder or under applicable law shall be applied in the following order: first, to the payment of any Fees, expenses and other Obligations due and payable to Agent under any of the Credit Documents, including any amounts advanced by Agent on behalf of the Lenders; second, to the ratable payment of any Fees, expenses and other Obligations due and payable to the Lenders under any of the Credit Documents other than those Obligations specifically referred to in this Section 8.5; third, to the ratable payment of interest due on the Revolver Loans; and fourth, to the ratable payment of principal due on the Revolver Loans.

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
                               ARTICLE 9 THE AGENT

         Other than Borrower's rights under Section 9.8, this Article 9 is for the benefit of Agent and the Lenders only.

         9.1 Appointment of Agent. Each Lender hereby designates Dresdner Bank AG, New York and Grand Cayman Branches, as its agent and irrevocably authorizes Agent to take action on its behalf under the Credit Documents, to exercise the powers and perform the duties described therein, and to exercise such other powers reasonably incidental thereto. Agent may perform any of its duties through its agents or employees. In its capacity as Administrative Agent, Agent (or any other Lender designated by Agent from time to time as Administrative Agent) shall be entitled to the same protections, exculpations, and indemnities as are set forth in this Article 9 with respect to Agent.

         9.2 Nature of Duties of Agent. Agent has no duties or responsibilities except those expressly set forth in the Credit Documents. Neither Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted hereunder or in connection herewith, except to the extent of damages or losses directly caused by such Person's gross negligence or willful misconduct. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have a fiduciary relationship to any Lender or any participant of any Lender. Agent shall act only for the Lenders. Except for the express obligations of Agent and the Lenders under this Agreement, neither Agent nor any Lender assumes any obligation to any Credit Party. Neither Agent nor any Lender assumes any agency or trust relationship with any Credit Party. Agent shall have no liability for the acts or omissions of any subagents engaged or selected by Agent, provided that Agent was not grossly negligent in the engagement or selection of such subagents. Agent may deem and treat each Lender as the holder of the Loan made by it for all purposes hereof. Agent shall not be required to deal with any Person that has acquired a participation in any Loan.

         9.3 Lack of Reliance on Agent. Independently and without reliance upon Agent, each Lender has made and shall continue to make its own independent investigation and analysis of the content and validity of the Credit Documents and of the performance and creditworthiness of the Credit Parties thereunder. Based on such documents and information as it has deemed appropriate, each Lender has made its own credit analysis of Borrower and of whether to enter into this Agreement. Each Lender shall, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Credit Document. Agent assumes no responsibility and undertakes no obligation to make inquiry with respect to such matters. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties made by Borrower or any officer, employee or official of Borrower or any other Person contained in this Agreement or any other Credit Document, or in any certificate or other document or instrument referred to or provided for it, or received by any of them under, this Agreement or any other Credit Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or any other document or instrument referred to or provided for herein or therein, or for any failure by Borrower to perform any obligations hereunder or thereunder.

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Agent shall not be required to keep itself informed as to Borrower's  compliance with this Agreement or any other Credit Document or any other document referred to or provided for herein or therein or to inspect the properties or books and records and Borrower. Except for notices, reports, and other documents and information that this Agreement expressly requires Agent to furnish to the Lenders, Agent shall have no duty or obligation to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Credit Party. Agent shall not be required to file this Agreement, any other Credit Document, or any document or instrument referred to herein or therein, for record, or to give notice to anyone of any of the foregoing.

         9.4 Certain Rights of Agent. Agent may request instructions from Required Lenders at any time. If Agent requests instructions from Required Lenders at such time with respect to any action or inaction, Agent shall be entitled to await instructions from Required Lenders at such time before such action or inaction. No Lender shall have any right of action based upon Agent's action or inaction in response to instructions from Required Lenders at such time. Any action taken or failure to act pursuant to instructions of Required Lenders shall be binding on all Lenders and any other holder of all or any portion of the Loan or any participation therein. Except for actions expressly required of Agent under this Agreement, Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include a requirement for cash collateral) of the Lenders' indemnity obligations under this Article 9 in respect of any and all liability and expense that Agent may incur by reason of taking or continuing to take any such action.

         9.5 Reliance by Agent. Agent may rely upon written or telephonic communications it believes to be genuine and to have been signed, sent or made by the proper person. Agent may obtain the advice of legal counsel (including, for matters concerning Borrower, counsel for Borrower), independent public accountants and other experts selected by it and shall have no liability for action or inaction in good faith based upon such advice.

         9.6 Indemnification of Agent. To the extent Agent is not reimbursed and indemnified by Borrower, each Lender will reimburse and indemnify Agent, to the extent of such Lender's Pro Rata Share of the Loans, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever (including all Expenses) which may be imposed on, incurred by or asserted against Agent in performing its duties here under or otherwise relating to the Credit Documents, or any other documents contemplated hereby or thereby (including any costs and expenses that Borrower is obligated but fails to reimburse) or the enforcement of any of the terms hereof or thereof. Notwithstanding the foregoing, no Lender shall be liable to Agent: (a) to the extent of losses directly resulting from Agent's gross negligence or willful misconduct; (b) with respect to any loss of principal or interest under Agent's Loan; or (c) for any loss suffered by Agent or its Affiliate in connection with any Interest Rate Agreement Agent may enter into with Borrower.

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         9.7 Agent in its Individual Capacity. In its individual capacity, Agent shall have the same rights and powers hereunder as any other Lender and may exercise them as though it was not performing the duties of an agent for the Lenders. The terms "Lenders," "Required Lenders," or any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any Affiliate of Borrower as if it were not performing the duties of an agent for the Lenders, and may accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same to any Lender.

         9.8 Successor Agent.

         (a) Agent may, upon five Business Days' notice to the Lenders and Borrower, resign at any time by giving written notice thereof to the Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which successor Agent, so long as it is reasonably acceptable to Required Lenders and Borrower, shall be that Lender then holding the greatest Commitment. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after notice of Agent's retirement or resignation, then the retiring Agent may, on behalf of the Lenders, appoint one of the Lenders as successor Agent, which successor Agent shall be subject to Borrower's reasonable approval.

         (b) Upon its acceptance of the agency hereunder, a successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. The retiring Agent shall continue to have the benefit of this Article 9 for any action or inaction while it was Agent.

         9.9 Intentionally Omitted.

         9.10 Defaults. Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default unless Agent has received notice from a Lender or from Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." If Agent receives such a notice, then Agent shall give prompt notice thereof to the Lenders. In addition to Agent's right to take actions on its own accord as permitted under this Agreement, Agent shall take such action with respect to a Default or Event of Default as shall be directed by Required Lenders. Until Agent shall have received such directions, Agent may act (or not act) as it deems advisable. In no event shall Agent be required to take any action that it determines to be contrary to law.

         9.11 Anticipated Receipt of Funds. Unless Agent shall have received notice from a Lender or from Borrower (either, as applicable, a "Payor") prior to the date on which such Lender is to make payment hereunder to Agent of the proceeds of a Loan or Borrower is to make payment to Agent, as the case may be (either such payment, a "Required Payment"), which notice shall be effective upon receipt, that Payor will not make the Required Payment in full to Agent, Agent may assume that the Required Payment has been made in full to

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Agent on such date, and Agent in its sole and absolute discretion may, but shall not be obligated to, in reliance upon such assumption, make the amount thereof available to the intended recipient on such date. If and to the extent that Payor shall not in fact have made the Required Payment in full to Agent, the recipient of such payment (from Agent, made based upon Agent's inappropriate reliance on Agent's receipt of the Required Payment) shall repay to Agent forthwith on demand such amount made available to it together with interest thereon, for each day from the date such amount was to be made available by Agent until the date Agent recovers such amount, at the customary rate set by Agent for the correction of errors among Lenders for three (3) Business Days and thereafter at the Base Rate.

         9.12 Miscellaneous. Notwithstanding anything to the contrary in this Agreement, Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Credit Document that affects its duties, rights, or functions hereunder or thereunder unless Agent shall have given its prior written consent thereto. Agent shall have no liabilities or responsibilities to Borrower or any Lender on account of any Lender's (except Agent's), or Borrower's failure to perform its obligations hereunder or under any other Credit Document. Without consent of Borrower or any Lender, Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located in the United States, provided that Agent shall promptly notify Borrower and all Lenders thereof.


                            ARTICLE 10 MISCELLANEOUS

         10.1 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

         10.2 SUBMISSION TO JURISDICTION. ALL DISPUTES AMONG ANY OR ALL OF THE CREDIT PARTIES AND THE LENDERS OR AGENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT AGENT, ON BEHALF OF THE LENDERS, SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST ANY OR ALL OF THE CREDIT PARTIES AND/OR THEIR PROPERTY IN ANY LOCATION REASONABLY SELECTED BY AGENT IN GOOD FAITH TO ENABLE AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY AGENT. BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH AGENT HAS COMMENCED A PROCEEDING,

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INCLUDING,  WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON
FORUM NON CONVENIENS.

         10.3 CERTAIN DAMAGES. BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING TO WHICH AGENT OR ANY LENDER IS A PARTY ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES.

         10.4 SERVICE OF PROCESS. BORROWER HEREBY IRREVOCABLY DESIGNATES CORPORATION SERVICE COMPANY AS THE DESIGNEE, APPOINTEE AND AGENT OF BORROWER TO RECEIVE, FOR AND ON BEHALF OF BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

         10.5 JURY TRIAL. EACH OF BORROWER, AGENT, AND THE LENDERS HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY. INSTEAD, ANY DISPUTES WILL BE RESOLVED IN A BENCH TRIAL.

         10.6 LIMITATION OF LIABILITY. NEITHER AGENT NOR ANY LENDER SHALL HAVE ANY LIABILITY TO ANY CREDIT PARTY (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR CONSEQUENTIAL DAMAGES SUFFERED BY ANY CREDIT PARTY IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH.

         10.7 Delays. No delay or omission of Agent or the Lenders to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof.

         10.8 Notices. Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to Agent or any of the Lenders, then to its address for notices set forth on Annex I or such other address as Agent or any Lender may notify the other parties hereto from time to time (and in Agent's case, each notice and each item of correspondence shall be delivered in multiple copies by separate deliveries to each of the notice recipients designated for Agent in Annex I), or by facsimile transmission, promptly confirmed in writing sent by first class mail, to the appropriate telecopier number(s) set forth on Annex I or to such other number(s) as Agent or any Lender may notify the other parties hereto from time to time (again, in multiple separate transmissions to each of the individuals identified in Annex I, and if to any Credit Party then to such Credit Party at the following address or facsimile number, as applicable, or to such other number as Credit Party may notify the other parties hereto from time to time:

         If to Borrower or any other Credit Party:

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

                  400 Centre Street
                  Newton, Massachusetts  02158
                  Attention:  Mr. Thomas M. O'Brien
                  (telecopy number:  617-969-5730)
                  (telephone number:  617-964-8389);

with a copy to:

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Attention:  Jennifer B. Clark, Esq.
                  (telecopy number:  617-338-2880)
                  (telephone number:  617-338-2406).

All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being delivered to the U.S. Postal Service, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused, and (iii) if sent by telex or facsimile transmission, when receipt of such transmission is acknowledged.

         10.9 Assignments and Participations.

         (a) Borrower Assignment. Borrower shall not assign this Agreement, or any rights or obligations hereunder, without the prior written consent of Agent and the Required Lenders.

         (b) Lender Assignments. Each Lender may assign all or a portion of its rights and obligations under this Agreement, the Notes and the other Credit Documents, to any Eligible Assignee, upon execution and delivery to Agent, for its acceptance and recording in the Register, of an Assignment and Assumption Agreement, together with surrender of any Note or Notes subject to such assignment and a processing and recordation fee of $3,000.00 payable to Administrative Agent. No such assignment shall be for less than $5,000,000 of the Commitments unless it is to another Lender or any Affiliate of the Lender making such assignment or a Federal Reserve Bank or it constitutes the entire remaining Commitment of the assigning Lender.

         (c) Agent's Register. Agent shall maintain the Register and shall also maintain a copy of each Assignment and Assumption Agreement delivered to and accepted by it and modify the Register to give effect to each Assignment and Assumption Agreement. Upon its receipt of each Assignment and Assumption Agreement and surrender of the affected Note or Notes, Agent will give prompt notice thereof to Borrower and deliver to Borrower a copy of the Assignment and Assumption Agreement and the surrendered Note or Notes. Within five (5) Business Days after its receipt of such notice, Borrower shall execute and deliver to Agent a new Note or Notes to the order of the assignee in the amount of the Revolver Commitments assumed by it and to the assignor in the amount of the Revolver Commitment retained by it, if any. Such new Note or Notes shall re-evidence the Indebtedness
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

outstanding under the surrendered Note or Notes and shall be dated as of the Closing Date. Agent shall be entitled to rely upon the Register exclusively for purposes of identifying the Lenders hereunder.

         (d) Lender Participations. Each Lender may sell participations (without the consent of Agent, Borrower or any other Person) to one or more Persons in or to all or a portion of its rights and obligations under this Agreement, the Notes and/or the other Credit Documents. Notwithstanding a Lender's sale of a participation interest, its obligations hereunder shall remain unchanged. Borrower, Agent, and the other Lenders shall continue to deal solely and directly with such Lender. No participant shall have rights to approve any amendment or waiver of this Agreement except to the extent such amendment or waiver would (i) increase the Revolver Commitment of the Lender from whom the participant purchased its participation interest; (ii) reduce the principal of, or rate or amount of interest on the Loans subject to such participation, (iii) postpone any date fixed for any payment of principal of, or interest on, the Loans subject to the participation interest, or (iv) release any guarantor of the Obligations, except when otherwise permitted hereunder. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

         (e) Estoppels. In connection with Agent's initial syndication of the Loan, Borrower shall at Borrower's expense diligently endeavor to obtain estoppel certificates from all Lessees to the extent such certificates are required to be delivered pursuant to the applicable Leases. Borrower shall not be obligated to commence litigation to enforce the obligations of Lessees to deliver estoppel certificates.

         10.10 Confidentiality. Each Lender agrees that it will use reasonable efforts not to disclose without the prior consent of Borrower any information with respect to any Credit Party which is furnished pursuant to or in connection with this Agreement and which is designated by Borrower to the Lenders in writing as confidential; provided, however, that any Lender may disclose any such information (a) to its Affiliates, employees, auditors, advisors or counsel or to Agent or another Lender, (b) as has become generally available to the public other than by means of a breach of this Section 10.10 by such Lender, (c) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender, (d) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (e) in order to comply with any Requirement of Law, and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided, that such transferee or participant agrees to be bound by the provisions of this
Section 10.10 as if it were a Lender.

         10.11 Reimbursement of Expenses; Indemnification. Whether or not the transactions contemplated in this Agreement are consummated:

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

         (a) Borrower shall, upon demand, pay all Expenses of Agent;

         (b) Borrower shall, upon demand, pay to the Agent and any and all Lenders all reasonable costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by such Person in (i) enforcing its rights under or in respect of this Agreement, the other Credit Documents or any other agreement, instrument or document now or hereafter executed and delivered in connection herewith or therewith, (ii) in collecting the Loans or any other Obligations, and (iii) in obtaining any legal, accounting or other advice in connection with any of the foregoing; and

         (c) Borrower shall indemnify and does hereby agree to defend and hold harmless Agent and each of the Lenders and their respective shareholders, directors, officers, employees, agents, advisors, counsel and Affiliates (each, an "Indemnified Person" and, collectively, the "Indemnified Persons") from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from the negligence or willful misconduct of the Indemnified Person seeking indemnification) arising out of or by reason of (x) any litigation, investigations, claims or proceedings which arise out of or are in any way related to (i) this Agreement or any other Credit Document or the transactions contemplated hereby or thereby, (ii) any actual or proposed use by Borrower of the proceeds of the Loans or (iii) Agent's or the Lenders' entering into this Agreement, the other Credit Documents or any other agreements, instruments and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing, (y) any remedial or other action taken by Borrower or any of the Lenders in connection with compliance by Borrower or any of its Subsidiaries, or any of their respective properties, with any foreign, federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines, and (z) any violation of, noncompliance with or liability under any Environmental Law applicable to the operations and/or conduct of any Credit Party or its properties, whether owned or leased (each, a "Property"); provided, however, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

         (d) Notwithstanding anything to the contrary contained in paragraph (c) of this Section 10.10, in all such litigations, investigations, claims, proceedings or actions, or the preparation therefore, the Indemnified Persons shall be entitled to select their own counsel.

         10.12 Amendments and Waivers. No amendment or waiver of any provision of this Agreement, any part of the Disclosure Schedule or any part of any other Credit Document shall be effective unless in writing and signed by Agent and Required Lenders, except that:

         (a) the consent of all the Lenders (but only those Lenders with Obligations being directly affected, in the case of clauses (ii) and (iii)) is required to: (i) increase the Revolver Commitments; (ii) reduce the principal of, or interest on, any or all of the Notes or any Fees hereunder (other than Fees that are exclusively for the account of Agent); (iii) postpone any

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
date fixed for any payment in respect of principal of, or interest on, any or all of the Notes or any Fees hereunder; (iv) change the percentage of the Revolver Commitments, or any minimum requirement necessary for the Lenders or Required Lenders to take any action hereunder; or (v) amend or waive this
Section 10.12(a), or change the definition of Required Lenders;

         (b) if the interest rate or scheduled repayments of the Loan are being increased (except as expressly set forth herein) or the date of any scheduled repayment is being shortened or accelerated, the consent of Required Lenders of the facilities taken as a whole and the consent of Required Lenders shall be required in connection therewith;

         (c) the consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent under any Credit Document, in addition to the consent of the Lenders otherwise required by this Section 10.12; and

         (d) the consent of Borrower shall be required for any amendment, waiver or consent affecting the rights or duties of Borrower under any Credit Document, in addition to the other consents required by this Section 10.12, provided, that the Lenders and Agent may modify or waive, as among themselves, any of the provisions of Article 9, provided that (without Borrower's consent) no such modification or waiver made by the Lenders and Agent shall impose any obligations upon Borrower or limit Borrower's rights.

Borrower and the Lenders hereby authorize Agent to modify this Agreement by unilaterally amending or supplementing Annex I to reflect assignments of the Revolver Commitments.

         10.13 Counterparts and Effectiveness. This Agreement and any waiver of amendment hereto may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to Agent or, in the case of the Lenders, shall have given to Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

         10.14 Severability. In case any provision in or obligation under this Agreement, any or all of the Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

         10.15 Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Credit Document, Borrower, Agent and the Lenders hereby agree that all agreements among them under this Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Agent or any Lender for the use, forbearance, or detention of the money loaned to Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to Borrower. All sums paid or agreed to be paid to Agent or any Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of Borrower to Agent or any Lender, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section 10.15 shall control every other provision of this Agreement and each Note and all other agreements among Borrower, Agent and the Lenders.

         10.16 Entire Agreement; Successors and Assigns. This Agreement and the other Credit Documents constitute the entire agreement among Borrower, Agent, and the Lenders, supersede any prior agreements among them, and shall bind and benefit Borrower, Agent and the Lenders and their respective successors and permitted assigns.

         10.17 Currency Translation. Unless specifically provided otherwise, all dollar figures and dollar calculations under this Agreement or the other Credit Documents are denominated in Dollars (unless otherwise specifically stated) and all loans made hereunder will be made in Dollars. The foreign currency amount of all totals and subtotals submitted by or on behalf of the Credit Parties to any Lender or Agent will be converted into Dollars at the Prevailing Exchange Rate on the date prior to submission to Agent or such Lender, or, in the case of financial statements, in accordance with GAAP. All payments made by any Credit Party or applied by Agent or any Lender to the Obligations shall be first converted into Dollars at the Prevailing Exchange Rate on the date of payment or application (if not already in Dollars) and then credited against the Obligations.

         10.18 Foreign Judgments. If for the purposes of obtaining or enforcing a judgment in any court in any jurisdiction it becomes necessary to convert into the currency of the country giving such judgment (the "Judgment Currency") an amount due hereunder in Dollars, then the date of such conversion shall be known as the "Conversion Date." If there is a change in the rate of exchange between the Judgment Currency and Dollars occurring between the Conversion Date and the date of actual receipt of the amount due hereunder or under such judgment, the applicable Credit Party will, notwithstanding such judgment, to the extent permitted by law, pay all such additional amounts as may be necessary to ensure the amount paid and received in the Judgment Currency when converted at the rate of exchange prevailing on the date of such receipt will produce the amount then due in Dollars. The obligation to make such additional payment shall constitute a separate and independent obligation of such Credit Party and shall not merge with any judgment or any partial payment or enforcement of payment. The term "rate of exchange" used herein shall include any premiums and costs payable in connection with the conversion being effected.

         10.19 Acknowledgments. Borrower hereby acknowledges that:

                  (a) It has been advised by counsel in the negotiation, execution, and delivery of this Agreement and the other Credit Documents;

                  (b) Neither Agent nor any Lender has any fiduciary relationship with or fiduciary duty to Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Agent and the Lenders on the one hand, and Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) No joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Borrower and the Lenders or between Borrower and Agent.

         10.20 Approvals. In all cases where the consent, approval, or any discretionary concurrence of Agent and/or the Lenders and/or Borrower is required, such consent shall not be unreasonably withheld, delayed or conditioned, subject to the following provisions:

                  (a) Agent and the Lenders may withhold their consent for any reason or no reason (and may be arbitrary, capricious, and unreasonable in withholding consent) with respect to any of the following matters and any matter(s) directly or indirectly related thereto: (i) any Change of Control,
(ii) replacement or substitution of both Managing Trustees, (iii) any change in the Business or scope of Borrower's permitted Indebtedness or Investments or the making of any Restricted Payments not otherwise permitted by this Agreement,
(iv) any matter that, in Agent's reasonable judgment, could or would cause a Material Adverse Effect, (v) replacement of Investment Manager, and (vi) the granting of any waivers or forbearances under any Credit Documents.

                  (b) A Person shall be deemed to be "reasonable" by demonstrating the existence of any rational basis for such Person's determination, disapproval, action or inaction, based upon such considerations and factors as such Person shall have determined relevant, each given such weight (if any) as such Person shall have determined. A Person shall not be obligated to demonstrate that: (a) their determination, disapproval, action or inaction is consistent with the action that an institutional lender or real estate investor would normally or typically take in the same circumstances; (b) there is no rational basis for the action such Person has disapproved; (c) such Person has considered all relevant or applicable considerations or factors; or
(d) some other course of action, other than the course of action being disapproved by such Person, would be more appropriate under the circumstances.

                  (c) If a Person has covenanted to be "reasonable" and, in violation of such covenant, withholds, delays, or conditions consent or approval as to any matter, then as the sole remedy for such wrongful withholding, delay, or conditioning, any Person aggrieved by such act or omission shall be entitled to seek injunctive relief compelling such Person to grant the consent in question or deeming such consent to have been granted. Such injunctive relief shall constitute the sole remedy with respect to such consent. Each party specifically waives any right to damages or any offset, claim, defense, or counterclaim against such party's obligations under the Credit Documents on account of any such wrongful withholding, delay, or conditioning of consent.

         10.21 NONLIABILITY OF TRUSTEES. THE DECLARATION OF TRUST OF BORROWER, DATED MAY 12, 1995, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF BORROWER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, BORROWER. ALL PERSONS DEALING WITH BORROWER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF BORROWER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

                                   BORROWER:

                                   HOSPITALITY PROPERTIES TRUST,
                                   a Maryland real estate investment trust


                                   By:  /s/ John G. Murray
                                      ----------------------------------
                                        John G. Murray, President

                                   AGENT:

                                   DRESDNER BANK AG, NEW YORK BRANCH AND
                                   GRAND CAYMAN BRANCH, as Agent


                                   By: /s/ Michael A. Seton
                                      ----------------------------------
                                      Michael A. Seton, Assistant Vice
                                      President

                                   By: /s/ Johannes Boeckmann
                                      ----------------------------------
                                      Johannes Boeckmann, Vice President

                                   LENDERS:

                                   DRESDNER BANK AG, NEW YORK BRANCH AND
                                   GRAND CAYMAN BRANCH, as a Lender



                                   By: /s/ Michael A. Seton
                                      ----------------------------------
                                      Michael A. Seton, Assistant Vice
                                      President

                                   By: /s/ Johannes Boeckmann
                                      ----------------------------------
                                      Johannes Boeckmann, Vice President

                             INDEX OF DEFINED TERMS

$                 .........................................................7
Acquisition Cost  .........................................................1
Adjusted Eurodollar Rate...................................................2
Administrative Agent.......................................................2
Administrative Fee.........................................................2
Advisory Agreement.........................................................2
Affiliate         .........................................................2
Agent             .........................................................1
Agreement         .........................................................1
Applicable Margin .........................................................2
Approved Bank     .........................................................5
Arranger          .........................................................3
Assigned Value    .........................................................3
Assignment and Assumption
                  Agreement................................................3
Auditors          .........................................................3
Bankruptcy Code   .........................................................3
Base Rate         .........................................................3
Base Rate Loan    .........................................................3
Base Rent         .........................................................3
Benefit Plan      .........................................................4
Borrower          ......................................................1, 4
Borrowing         .........................................................4
Business          .........................................................4
Business Day      .........................................................4
Capital Expenditures.......................................................4
Capital Lease     .........................................................4
Capital Stock     .........................................................4
Cash Available for Distribution............................................4
Cash Equivalents  .........................................................4
Casualty Loss     .........................................................5
Change of Control .........................................................5
Closing Date      ......................................................1, 5
Closing Documents List.....................................................5
Code              .........................................................5
Commitment Fee    .....................................................5, 26
Common Stock      .........................................................5
Compliance Certificate.....................................................5
Consolidated Debt Service..................................................6
Consolidated EBITDA........................................................6
Consolidated Indebtedness..................................................6
Consolidated Interest Expense..............................................6
Consolidated Secured Debt..................................................6
Consolidated Total Assets..................................................6
Contingent Obligation......................................................6
Control           .........................................................7
Conversion Date.  ........................................................68
Credit Documents  .........................................................7
Credit Parties    .........................................................7
Credit Party      .........................................................7
D&P               .........................................................7
Debt Service Coverage Ratio................................................7
Default           .........................................................7
Default Rate      .....................................................7, 26
Defaulting Lender .........................................................7
Defaulting Lender.........................................................24
Disclosure Schedule........................................................7
Dollar Equivalent .........................................................7
Dollars           .........................................................7
Due Diligence Reports......................................................7
Eligible Assignee .........................................................8
Environmental Affiliate....................................................8
Environmental Approvals....................................................8
Environmental Claim........................................................8
Environmental Laws.........................................................8
ERISA             .........................................................9
ERISA Affiliate   .........................................................9
Eurodollar Loan   .........................................................9
Eurodollar Rate   .........................................................9
Event of Default  .........................................................9
Excess Floating Rate Exposure..............................................9
Expenses          .........................................................9
Federal Funds Rate........................................................10
Federal Reserve   ........................................................10
Fees              ........................................................10
FF&E Deposits     ........................................................10
Financial Statements......................................................10
Fiscal Year       ........................................................10
Fitch             ........................................................10
Former Mortgages  ........................................................42
Funds from Operations.....................................................10
GAAP              ........................................................11
Governing Documents.......................................................11
Government Obligations.....................................................4
Governmental Authority....................................................11
Group             ........................................................11
Guarantor         ........................................................11
Guaranty          ........................................................11
Herein,           ........................................................22
Hereof,           ........................................................22
Hereunder         ........................................................22
Highest Lawful Rate.......................................................11
Hotel             ........................................................11
Hotel Net Cash Flow.......................................................11
Hotel Pool        ........................................................12
Including         ........................................................22
Indebtedness      ........................................................12
Indemnified Person........................................................66
Indemnified Persons.......................................................66
Insolvency Event  ........................................................12
Intellectual Property.....................................................12
Interest Coverage Ratio...................................................12
Interest Period   ........................................................12
Interest Rate Agreement...................................................13
Interest Rate Cap ........................................................13
Investment        ........................................................13
Investment Grade Rating...................................................13
Investment Manager........................................................13
Investment Manager's Subordination
                  Agreement...............................................13
IRS               ........................................................13
Judgment Currency ....................................................13, 68
Last Financial Statement Date.............................................13
Lease             ........................................................13
Lender            .....................................................1, 24
Lenders           ........................................................60
Lessee            ........................................................14
Leverage Ratio    ........................................................14
Lien              ........................................................14
Loan Account      ....................................................14, 26
Loans             ........................................................14
Management Agreement......................................................14
Management Fee    ........................................................14
Manager           ........................................................14
Mandatory Redeemable Obligation...........................................14
Margin Stock      ........................................................15
Material Adverse Effect...................................................15
Material Contract ........................................................15
Material Lessee   ........................................................15
Materials of Environmental Concern........................................15
Maturity Date     ........................................................15
Moody's           ........................................................15
Multiemployer Plan........................................................15
Non-Defaulting Lender.....................................................15
Non-Defaulting Lenders....................................................24
Non-Excluded Taxes........................................................32
Non-Pool Hotel    ........................................................15
Note              ........................................................15
Notice of Borrowing...................................................16, 23
Notice of Continuation................................................16, 28
Notice of Conversion..................................................16, 28
Obligations       ........................................................16
OECD Nation       ........................................................16
Other Taxes       ........................................................32
Payor             ........................................................61
PBGC              ........................................................16
PCB's             ........................................................40
Permitted Liens   ....................................................16, 52
Permitted Mortgage Investments............................................16
Permitted New Indebtedness................................................17
Permitted Transaction Amount..............................................17
Person            ........................................................17
Plan              ........................................................17
Pool Hotel        ........................................................17
Prevailing Exchange Rate..................................................17
Pricing Parameter ........................................................17
Principals        ........................................................14
Pro Rata Share    ........................................................18
Property          ........................................................66
Qualified Counterparty....................................................18
Rate of exchange  ........................................................68
Rating            ........................................................18
Rating Agency     ........................................................18
Recourse Exposure Amount..................................................18
Register          ........................................................18
REIT              ........................................................18
Reportable Event  ........................................................18
Required Lenders  ....................................................19, 60
Required Payment  ........................................................61
Requirement of Law........................................................19
Reset Date        ........................................................19
Restricted Payments...................................................19, 53
Retiree Health Plan.......................................................19
Revolver Commitment.......................................................19
Revolver Loans    ....................................................19, 23
Revolver Maturity Date....................................................19
Revolver Note     ........................................................19
S&P               ........................................................19
SEC Filing        ........................................................19
Subsidiary        ........................................................19
Ten-Year Treasury Rate....................................................20
Termination Event ........................................................20
Total Commitments ........................................................20
Type              ........................................................20
U.S.              ........................................................22
UCC               ........................................................20
Unencumbered Pool ........................................................20
Wholly-Owned Subsidiary...................................................22
Year 2000 Problem ........................................................22

                                     ANNEX I

                         LENDERS AND COMMITMENT AMOUNTS


         NOTE:  ANY NOTICE TO AGENT MUST BE DELIVERED SEPARATELY
         TO ALL NOTICE RECIPIENTS DESIGNATED BELOW OR SUCH
         REPLACEMENT NOTICE RECIPIENTS AS AGENT MAY DESIGNATE BY
         WRITTEN NOTICE FROM TIME TO TIME.



Name and Address of Lender                                  Revolver Commitment
--------------------------                                  -------------------

Dresdner Bank AG, New York Branch and
  Grand Cayman Branch                                           $250,000,000
75 Wall Street
New York, New York 10005
Attn.:  Mr. Michael A. Seton, 25th Floor
Fax No:  (212) 429-2781

Mr. Gary Jermansky, 33rd Floor
Fax No.: (212) 429-2130

Mr. Ronald Rapp, 24th Floor
Fax No.: (212) 429-2793

                                    ANNEX II

                            LIST OF CLOSING DOCUMENTS


                                 US$250,000,000

                           REVOLVING CREDIT AGREEMENT

                                      among

                          HOSPITALITY PROPERTIES TRUST,
                                  as Borrower,

                         THE INSTITUTIONS PARTY THERETO
                                   AS LENDERS

                                       and

           DRESDNER BANK AG, NEW YORK BRANCH AND GRAND CAYMAN BRANCH,
                                    as Agent








                           Dated as of March 19, 1998



                            L&W File No.: 021810-0055

                           KEY


Advisors          REIT Management and Research, Inc., a Delaware corporation.

Agent Dresdner Bank AG, New York Branch and Grand Cayman Branch, as Agent

HPT Hospitality Properties Trust, a Maryland real estate investment trust

Lenders           The institutions party to the Credit Agreement as Lenders

L&W               Latham & Watkins, counsel to Agent

S&W               Sullivan & Worcester LLP, counsel to HPT


Definitions. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Credit Agreement of which this Annex II is a part.

         DOCUMENT                                                                         RESPONSIBLE

1. DOCUMENTS RELATING TO THE REVOLVING CREDIT AGREEMENT

   1.1        Revolving Credit Agreement among HPT, the Lenders and Agent,  with
              the following Annexes, Exhibits and Schedules attached:                          L&W

              a.       Annex I    List of Lenders and Commitment Amounts
              b.       Annex II   List of Closing Documents
              c.       Annex III  Pricing Grid

              d.       Exhibit A  Form of Revolver Note
              e.       Exhibit B  Form of Assignment and Assumption Agreement
              f.       Exhibit C  Form of Compliance Certificate
              g.       Exhibit D  Form of Notice of Borrowing
              h.       Exhibit E  Form of Notice of Continuation/Conversion
              i.       Exhibit F  Form of Investment Manager's Subordination Agreement
              j.       Exhibit G  Form of Register
              k.       Schedule A         Disclosure Schedule                                  HPT

1.2           Revolver Note executed by HPT in favor of Agent.                                 L&W

1.3           Subsidiaries' Guarantee by each Subsidiary in favor of Agent.                    L&W

1.4           Investment Manager's  Subordination  Agreement by HPT and Advisors
              in favor of Agent.                                                               L&W

1.5           Environmental  Indemnity  Agreement by HPT and each  Subsidiary in
              favor of Agent.                                                                  L&W

1.6           Notice of Borrowing by HPT to Agent.                                             HPT

1.7           Closing Date Compliance Certificate executed by Chief Financial
              Officer of HPT.                                                                  HPT

1.8           Solvency Certificate by Chief Financial Officer of HPT to Agent and
              the Lenders.                                                                     L&W

1.9           Copies of Material  Contracts  referred to in Section  5.20 of the
              Credit Agreement.                                                                HPT

1.10          Financial  Statements  of HPT  referred  to in Section  5.8 of the
              Credit Agreement:                                                                HPT

              a.       Fiscal Year 1995 (audited)
              b.       Fiscal Year 1996 (audited)
              c.       Fiscal Year 1997 up to September 30, 1997 (unaudited)
              d.       Closing Date Balance Sheet (pro forma)

                                      II-3

         DOCUMENT                                                                         RESPONSIBLE

1.11          Engagement Letter Agreement between Dresdner, Kleinwort
              Benson North America LLC and HPT                                                 Agent

1.12          Accounting Review Report                                                         Agent

1.13          Insurance Review Report                                                          Agent

1.14          Sources and Uses of Funds                                                        HPT

1.15          Wire Transfer Instructions                                                       HPT

2. REAL PROPERTY

2.1           Copies of all Ground Leases for Hotels                                           HPT

2.2           Copies of Lease for each Hotel                                                   HPT

2.3           Copies of Management Agreement for each Hotel                                    HPT

2.4           Summary of all Hotel Ground Leases                                               L&W

2.5           Summary of all Hotel Leases                                                      L&W

2.6           Summary of all Hotel Management Agreements                                       L&W

2.7           Payoff letter(s) from DLJ                                                        HPT

2.8           Copies of Contracts of Purchase and Sale for [4 sites]                           HPT


3. OPINION LETTERS

3.1           Opinion  of  S&W,  counsel  to HPT,  addressed  to  Agent  and the
              Lenders.                                                                         S&W

4. CORPORATE DOCUMENTS

4.1           Certificate of the Secretary of HPT certifying as to certain                     HPT
              organizational matters, including incumbency, executed by Secretary of HPT, with the following exhibits attached:

              a.       Certificate of Incorporation or Declaration of Trust of HPT,
                       as amended to date
              b.       By-laws of HPT, as amended to date
              c.       Relevant resolutions of the Board of Trustees of HPT.

                                      II-4

         DOCUMENT                                                                         RESPONSIBLE

4.2           Certificate of the Secretary of each Subsidiary certifying as to                 HPT
              certain corporate matters, including incumbency, executed by
              Secretary of such Subsidiary, with the following exhibits attached:

              a.       Certificate of Incorporation of such Subsidiary, as amended to date
              b.       By-laws of such Subsidiary, as amended to date
              c.       Relevant resolutions of the Board of Directors of such Subsidiary.

4.5           Certificates of Good Standing with respect to each of HPT and each               HPT
              Subsidiary, from:

              a.       Delaware,  with  respect  to  HPTCY  Corporation,   HPTMI
                       Corporation, HPTRI Corporation, HPTSLC Corporation, HPTWN
                       Corporation   and   Hospitality    Properties    Mortgage
                       Acceptance Corp.

              b.       Maryland,  with respect to HPT, HPT CW Properties  Trust,
                       HPTCY Properties Trust,  HPTMI Properties Trust, HPTMI II
                       Properties  Trust,   HPTSHC   Properties  Trust,   HPTSLC
                       Properties Trust and HPT SUITE Properties Trust


                                                       ANNEX III: PRICING GRID


                           If a Rating Is in Effect for Borrower Then Such Rating      If No Rating Is in Effect for Borrower, then
                                 Shall be the Pricing Parameter, as Follows               Borrower's Leverage Ratio Shall be the
                                                                                            Pricing Parameter, As Follows

                                                   Rating                                              Leverage Ratio

                           BBB+/Baa           BBB/Baa2        BBB-/Baa3     Below           Below 30%      30% or         40% or
                          1 or Better        or Better       or Better     BBB-/Baa3                      Higher but     Higher
                                                                                                           Below 40%
Applicable Margin
for Base Rate Loans            0%                 0%              0%           0%              0%             0%           .10%

Applicable Margin
for Eurodollar Loans        .875%              1.00%          1.125%        1.25%           1.25%          1.35%          1.50%

Annualized Commitment Fee   .125%               .15%            .15%         .20%            .20%           .20%           .25%

                                      NOTES

         1. Borrower shall be entitled to the most favorable Applicable Margin and Commitment Fee for which Borrower qualifies at time of determination.

         2. Bold column shows pricing at closing. On first Reset Date, Pricing Parameters will be redetermined and, subject to this Agreement, will increase, decrease, or stay constant, as applicable, based on Pricing Parameters from time to time.

         3. Annualized commitment fee is payable each Fiscal Quarter based on average undrawn Commitments during that quarter.

                                    EXHIBIT A

                                  REVOLVER NOTE


$_____________                                                New York, New York
                                                                _______ __, ____

                  FOR VALUE RECEIVED, the undersigned, Hospitality Properties Trust, a Maryland real estate investment trust ("Maker"), promises to pay to ______________________ ("Lender") or order, at its offices located at
_________________________ (or at such other place as Agent shall notify Maker in writing from time to time), the principal amount of ___________________ Dollars ($____________) or such lesser amount of the Revolver Loans (as defined in the Credit Agreement referred to below) made or maintained by Lender as is outstanding from time to time, with interest thereon from the date each such Revolver Loan is made on the unpaid principal balance under this Revolver Note (this "Note") payable at the rates and at the times set forth in that certain Revolving Credit Agreement dated as of March 19, 1998 among Maker, Lender, the other lenders party thereto and Dresdner Bank AG, New York Branch and Grand Cayman Branch, as agent (as amended, modified and supplemented from time to time, the "Credit Agreement"), including without limitation default interest as set forth in Section 3.1(d) of the Credit Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement. The principal amount under this Note shall be due and payable on the terms set forth in the Credit Agreement, but in any event on or prior to the Revolver Maturity Date.

                  This Note is secured by certain Credit Documents and is one of the "Revolver Notes" referred to in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of the nature and extent of the security for this Note and the rights with respect to such security of the holder of this Note.

                  This Note is subject to  mandatory  prepayment  as provided in
Section 3.6 of the Credit Agreement and prepayment at the option of Maker as provided in Section 3.5 of the Credit Agreement. Principal and interest shall be payable, without defense, set off or counterclaim, in lawful money of the United States of America in immediately available funds and otherwise in accordance with the terms of the Credit Agreement. Each payment under this Note shall be applied as provided in the Credit Agreement.

                  Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                  The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                  Maker promises to pay all reasonable fees, costs and expenses incurred in the collection and enforcement of this Note. Maker hereby waives diligence, presentment, protest, demand and notice of every kind (except such notices as may be required under the Credit Agreement or the other Credit
Documents) and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                  This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York without giving effect to the conflict of law provisions thereof.

                  THE DECLARATION OF TRUST OF MAKER, DATED MAY 12, 1995, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF MAKER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, MAKER. ALL PERSONS DEALING WITH MAKER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF MAKER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.





                            [signature page follows]

                  IN WITNESS WHEREOF, Maker has caused this Note to be duly executed the day and year first above written.


                                      HOSPITALITY PROPERTIES TRUST,
                                      a Maryland real estate investment trust


                                      By: _________________________
                                            Name:
                                            Title:

                                    EXHIBIT B

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is entered into as of the date set forth in item 3 of Annex I hereto between _______________ ("Assignor") and ______________________ ("Assignee"). Reference
is made to the credit agreement described in Item 2 of Annex I hereto (as amended, modified and supplemented from time to time, the "Credit Agreement"). Capitalized terms used and not otherwise defined herein have the meanings given them in the Credit Agreement.

                  1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, that interest in and to all of Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I of all outstanding rights and obligations under the Credit Agreement relating to the facility listed in Item 4 of Annex I, including without limitation, such interest in Assignor's Revolver Commitment (if applicable) and the Loans owing to Assignor relating to such facility. After giving effect to such sale and assignment Assignee's Revolver Commitment will be as set forth in Item 4 of Annex I.

                  2. Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Hospitality Properties Trust, a Maryland real estate investment trust ("Borrower") or the performance or observance by Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

                  3. Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance, as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is eligible as an assignee under the terms of the Credit Agreement; (iv) appoints and authorizes Dresdner Bank AG, New York Branch and Grand Cayman Branch, to take such action as agent (in such capacity, "Agent") on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) if Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

                  4. Following the execution of this Agreement by Assignor and Assignee, it will be delivered to Agent for recording by Agent. The effective date of this Assignment shall be the first date on which both Assignor and Assignee shall have executed this Agreement and shall have received the consent of Agent, unless otherwise specified in Item 5 of Annex I (the "Settlement Date").

                  5. Upon such acceptance and recording by Agent, as of the Settlement Date (i) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligation of a Lender thereunder and (ii) Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

                  6. Upon such acceptance and recording by Agent, from and after the Settlement Date, Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees (if applicable) with respect thereto) to Assignee. On the Settlement Date, Assignee shall pay to Assignor the principal amount of any outstanding Loans under the Credit Agreement to the extent assigned to Assignee hereunder. Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

                  7. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  8. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date set forth in Item 3 of Annex I.

                                             [NAME OF ASSIGNOR]
                                               as Assignor



                                             By:___________________________
                                             Title:________________________


                                             [NAME OF ASSIGNEE]
                                               as Assignee



                                             By:___________________________
                                             Title:________________________


ACCEPTED THIS ____ DAY OF
__________, ____

DRESDNER BANK AG, NEW YORK BRANCH AND
GRAND CAYMAN BRANCH, as Agent


By:___________________________
Title:________________________


By:___________________________
Title:________________________

                 ANNEX I TO ASSIGNMENT AND ASSUMPTION AGREEMENT

1.       Borrower:         Hospitality Properties Trust, a Maryland real estate
                           investment trust

2.       Name and Date of Credit Agreement:
                  Revolving Credit Agreement dated as of March __, 1998 among Borrower, the Lenders listed therein and Dresdner Bank AG, New York Branch and Grand Cayman Branch, as Agent.

3.       Date of Assignment and Assumption Agreement: _____________________

4. Amounts (as of date in Item #3 above):

         a.       Revolver Loans                                    $__________

         b.       Revolver Commitment                               $__________

         c.       Assigned Share                                    __________%

         d.       Assigned Amount of
                  Revolver Commitment                               $__________

5.       Settlement Date: ____________________

6.       Notice and Payment Instructions

         Assignee:

         _________________________________
         _________________________________
         _________________________________
         _________________________________
         _________________________________

7.       Initials of Authorized Signatories:

         Assignor: _____            Assignee: _____

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE


                            [Letterhead of Borrower]

                                                                          [Date]




Dresdner Bank AG, New York Branch and
  Grand Cayman Branch, as Agent
75 Wall Street
New York, NY 10005-2889
Attn:    Mr. Michael A. Seton, 25th Floor
         Mr. Gary Jermansky, 33rd Floor
         Mr. Ronald Rapp, 24th Floor


Ladies and Gentlemen:

                  Reference is made to that certain Revolving Credit Agreement among Hospitality Properties Trust, a Maryland real estate investment trust ("Borrower"), the institutions parties thereto as lenders, and Dresdner Bank AG, New York Branch and Grand Cayman Branch, as agent ("Agent"), dated March __, 1998 (the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this certificate shall have the meaning given to them in the Credit Agreement.

                  The undersigned hereby certifies to Agent and each Lender that, as of the date hereof:

                  (a) I am the duly elected, qualified and acting Chief Financial Officer of Borrower.

                  (b) I have reviewed the terms of the Credit Agreement, and have reviewed, or have caused to be reviewed under my supervision, in reasonable detail, the transactions and the condition of Borrower during the immediately preceding [applicable period].

                  (c) The Borrower is in compliance with the financial (and all other material) covenants of the Credit Agreement in all material respects. The review described in paragraph_(b) above did not disclose the existence during or at the end of such [applicable period], and I have no knowledge of the existence as of the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as hereinafter set forth. Any exceptions to this paragraph (c) are described in a separate attachment to this Certificate, which lists in detail the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, and proposes to take with respect to such condition or event.

                  (d) I further certify that, based on the review described in paragraph_(b) above, neither Borrower nor any of its Subsidiaries at any time during or at the end of such [applicable period], except as specifically described in a separate attachment to this Certificate, did any of the following:

                  (i) Changed its corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to Agent and set forth in the Credit Agreement.

                  (ii) Changed the location of its chief executive office.

                  (iii) Changed its capital structure.

                  (iv) Permitted or suffered to exist any Lien or encumbrance on any of its properties, whether real or personal, other than as specifically permitted in the Credit Agreement.

                  (v) Received any notice of any kind from any federal, state or local agency, tribunal or other authority regulating or having responsibility for any environmental matters.

                  (vi) Became aware of or received notice of any breach or violation of any material covenant contained in any instrument or agreement respecting the Indebtedness of Borrower or any of its Subsidiaries.

                  (e) The figures set forth in Schedule A hereto for determining compliance with the financial covenants set forth in the Credit Agreement are true and complete as of the date hereof.

                  (f) The list of Hotels set forth in Schedule B hereto (the "Hotel List") is a true and complete list of all Hotels that constitute the Unencumbered Pool and the Assigned Value for each of such Hotels. Each of the Hotels set forth in the Hotel List qualifies under the criteria for inclusion in the Unencumbered Pool under the Credit Agreement.

                  (g) The Hotel List correctly identifies each Hotel Pool within the Unencumbered Pool and each Hotel within each such Hotel Pool.

                  (h) [If requested by Agent: The figures set forth in Schedule C hereto for determining the accuracy of the certifications in paragraphs (f) and (g) above are true and complete as of the date hereof.

                  (i)] The list of Hotels set forth in Schedule D hereto is a true and complete list as of the date hereof of all changes in the composition of the Unencumbered Pool as of the date hereof since the date of the immediately preceding Compliance Certificate that was delivered by Borrower to Agent.



                  [remainder of page intentionally left blank]

         The foregoing certifications are made and delivered this _____ day of ______, ____.


                                Very truly yours,


                                ___________________________

                                Name:_____________________,
                                Chief Financial Officer of
                                HOSPITALITY PROPERTIES TRUST,
                                a Maryland real estate investment trust

                                                                      Schedule A

         Note: ("QE" means only as of the last day of a Fiscal Quarter)

--------------------------------------------------------------------------------
Financial Ratio or Amount                   Compliance Requirement/Actual Amount

================================================================================

1.   (a)  Consolidated Secured Debt         $

--------------------------------------------------------------------------------
     a.   Consolidated Indebtedness         $

--------------------------------------------------------------------------------
     b.   Aggregate Assigned Value of       $
          All Hotels
--------------------------------------------------------------------------------
     c.   Ratio of Consolidated Secured     Required:  No Higher Than 35%
          Debt to Aggregate Assigned        Actual:
          Value of All Hotels
--------------------------------------------------------------------------------
     d.   Leverage Ratio (ratio of          Required:  No Higher Than 50%
          Consolidated Indebtedness to      Actual:
          Aggregate Assigned Value of
          All Hotels)
================================================================================

2.   (a)  Aggregate Assigned Value of       $
     Entire Unencumbered Pool
--------------------------------------------------------------------------------
     a.   Amount of Obligations             $

--------------------------------------------------------------------------------
     b.   Consolidated Indebtedness         $
          Other Than Obligations and
          Consolidated Secured Debt
--------------------------------------------------------------------------------
     c.   Recourse Exposure Amount for      $
          All Hotels
--------------------------------------------------------------------------------
     d.   Sum of Items (b), (c) and (d)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     e.   Ratio of Aggregate Assigned       Required:  At Least 200%
          Value of Entire Unencumbered      Actual:
          Pool to Item (e))
================================================================================

3. (a) Aggregate Assigned Value of the 1. [Metropolitan Area] $ Portion of the Unencumbered Pool
     Located in Each of the Four            2.  [Metropolitan Area] $
     "Metropolitan Areas" (as Defined in
     the Statistical Abstract of the United 3. [Metropolitan Area] $ States) that Have the Greatest Such
     Aggregate Assigned Values              4.  [Metropolitan Area] $


--------------------------------------------------------------------------------
     a.   Ratio of Each of the Four         Required: No Higher Than 20% for Any
          Aggregate Assigned Values         Metropolitan Area
          Listed in Item (a) to the         Actual:
          Aggregate Assigned Value of       1.  [Metropolitan Area]   %
          the Entire Unencumbered Pool      2.  [Metropolitan Area]   %
          (Item 2(a))                       3.  [Metropolitan Area]   %
                                            4.  [Metropolitan Area]   %

================================================================================

4.   (a)  Assigned Value of Hotels Owned by $
     Subsidiaries That Are Neither
     Wholly-Owned Subsidiaries Nor (b)
     Guarantors
--------------------------------------------------------------------------------
     a.   Ratio of Item (a) to Assigned     Required:  No Higher Than 10%
          Value of All Hotels (Item 1(c))   Actual:

================================================================================

5.   (a)  Consolidated EBITDA for the       $
     Unencumbered Pool (Considered
     Separately) (QE)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     a.   Consolidated Interest Expense     $
          (QE)
--------------------------------------------------------------------------------
     b.   Consolidated Interest Expense     $
          on Consolidated Secured Debt
          (QE)
================================================================================

     c.   Consolidated EBITDA for the       Required:  2.50 or Higher
          Unencumbered Pool                 Actual:
          (Considered Separately) divided
          by Consolidated Interest
          Expense (Excluding
          Consolidated Interest Expense
          on Consolidated Secured Debt)
          (QE)
================================================================================

6.   (a)  Gross Proceeds to the Credit
     Parties of All Equity Offerings (Common
     or Preferred) Consummated by Any of
     Them After the Closing Date
--------------------------------------------------------------------------------
     a.   Consolidated Tangible Net         Required:  At Least 80% of Item 6(a)
          Worth of All Credit Parties (QE)  Plus $900,000,000
                                            Actual:

================================================================================
7.   (a) Consolidated EBITDA for all Hotels $
     (QE)
--------------------------------------------------------------------------------
     a.   Consolidated Debt Service (QE)    $

--------------------------------------------------------------------------------
     b.   Consolidated Interest Expense     $
          (QE)
--------------------------------------------------------------------------------
     c.   Debt Service Coverage Ratio       Required:  At Least 2.25 to 1
          (Ratio of Consolidated EBITDA     Actual:
          for All Hotels to Consolidated
          Debt Service) (QE)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     d.   Interest Coverage Ratio (Ratio    Required:  At Least 2.50 to 1
          of Consolidated EBITDA for All    Actual:
          Hotels to Consolidated Interest
          Expense) (QE)
================================================================================

8.   (a)  Permitted Mortgage Investments
--------------------------------------------------------------------------------
     a.   Consolidated Total Assets
--------------------------------------------------------------------------------
     b.   Permitted Mortgage Investments    Required:  No Higher Than 20%
          as a Percentage of Consolidated   Actual:
          Total Assets
--------------------------------------------------------------------------------

                                                                                                Schedule B


==========================================================================================================
Name of Hotel                  Address of Hotel            Assigned Value          Hotel Pool, if any, of
                                                           of Hotel                which Hotel is a member


----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

==========================================================================================================

                                                                      Schedule C

                                                                      Schedule D


The following Hotels were included in the Unencumbered Pool on [date], the date of the immediately preceding Compliance Certificate that was delivered by Borrower to Agent, but are not included in the Unencumbered pool as of [date]:

================================================================================
Name of Hotel                       Address of Hotel

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================



The following Hotels were not included in the Unencumbered Pool on [date], the date of the immediately preceding Compliance Certificate that was delivered by Borrower to Agent, but are included in the Unencumbered pool as of [date]:

================================================================================
Name of Hotel                       Address of Hotel

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                    EXHIBIT D

                               NOTICE OF BORROWING


                                                                          [DATE]


Dresdner Bank AG, New York Branch and
  Grand Cayman Branch, as Agent
75 Wall Street
New York, NY 10005-2889
Attention:  Mr. Michael A. Seton, 25th Floor
            Mr. Gary Jermansky, 33rd Floor
            Mr. Ronald Rapp, 24th Floor

Ladies and Gentlemen:

         The undersigned, Hospitality Properties Trust, a Maryland real estate investment trust ("Borrower"), refers to the Revolving Credit Agreement dated as of March 19, 1998 among Borrower, certain institutions parties thereto as lenders, and Dresdner Bank AG, New York Branch and Grand Cayman Branch, as Agent (as amended, modified, and supplemented to date, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Notice of Borrowing shall have the respective meanings given to them in the Credit Agreement.

         Pursuant to Section 2.2 of the Credit Agreement, Borrower hereby gives you irrevocable notice that it requests a Borrowing under the Credit Agreement, and sets forth below the required information relating to such Borrowing (the "Proposed Borrowing"):

         (i)      The Proposed Borrowing is of [Base Rate] [Eurodollar] Loans.

         (ii)   The    requested    date   of   the   Proposed    Borrowing   is
____________________.

         (iii) The aggregate amount of the Proposed Borrowing is $__________ [and, if the Proposed Borrowing is of Eurodollar Loans, the Interest Period is [one] [two] [three] [six] months].


         (iv) The account at which the requested  funds shall be made  available is
---------------.

         The undersigned hereby certifies to Agent and each Lender considered separately that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

         (A) the representations and warranties contained in the Credit Agreement and in each other Credit Document are true and correct in all material respects before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date);

         (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes or would constitute a Default or an Event of Default; and

         (C) all of the other conditions to the Proposed Borrowing set forth in the Credit Agreement have been fulfilled.

         If notice of this Proposed Borrowing has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice.

                                         HOSPITALITY PROPERTIES TRUST,
                                         a Maryland real estate investment trust


                                         By: ______________________________
                                                Name:  Thomas M. O'Brien
                                                Title: Treasurer

                                    EXHIBIT E

                        NOTICE OF CONTINUATION/CONVERSION


         Pursuant to that certain Revolving Credit Agreement dated as of March 19, 1998 among Hospitality Properties Trust ("Borrower"), certain lenders party thereto and Dresdner Bank AG, New York Branch and Grand Cayman Branch, as agent (as amended, modified and supplemented from time to time, the "Credit Agreement"), this represents Borrower's request: [A: to convert $__________ in principal amount of presently outstanding [Base Rate/Eurodollar] Loans to [Base Rate/Eurodollar] Loans on [DATE].] [B: to continue as Eurodollar Loans Loans in the principal amount of $__________, which are currently outstanding as Eurodollar Loans.] [The Interest Period for such Eurodollar Loans commencing on [DATE] is requested to be a [one/two/three/six] month period.]

         The undersigned officer (in his or her capacity as an officer of Borrower and not individually) does hereby certify on behalf of Borrower that no Default or Event of Default has occurred and is continuing under the Credit Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

DATED: [DATE]                           HOSPITALITY PROPERTIES TRUST,
                                        a Maryland real estate investment trust



                                        By: ________________________________
                                            Name: Thomas M. O'Brien
                                            Title: Treasurer

                                    EXHIBIT F

                  INVESTMENT MANAGER'S SUBORDINATION AGREEMENT


                  INVESTMENT MANAGER'S SUBORDINATION AGREEMENT (this "Agreement"), dated as of March 19, 1998, by and among REIT Management & Research, Inc., a Delaware corporation, having an address at 400 Centre Street, Newton, Massachusetts 02158 (the "Investment Manager"), Hospitality Properties Trust, a Maryland real estate investment trust, having an address at 400 Centre Street, Newton, Massachusetts 02158 (the "Borrower"), and Dresdner Bank AG, New York Branch and Grand Cayman Branch, having an address at 75 Wall Street, New York, New York 10005, as agent on behalf of the Lenders (as hereinafter defined) (the "Agent").

                                R E C I T A L S:

                  Pursuant to that certain Revolving Credit Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Loan Agreement"; capitalized terms used herein and not otherwise defined having the meanings set forth in the Loan Agreement), by and among Borrower, as borrower; Agent, as agent; and the institutions party thereto as lenders ("Lenders"), the Lenders have committed to make a loan (the "Loan") to Borrower up to a maximum aggregate principal amount of $250,000,000. The Loan is to be evidenced by, and repayable with interest thereon in accordance with, that certain Revolver Note, dated the date hereof, executed and delivered by Borrower to the order of Agent (as modified, supplemented or substituted and in effect from time to time, collectively, the "Note").

                  Investment Manager has agreed to provide management, advisory and administrative services and certain other services for the Borrower pursuant to an Advisory Agreement among Investment Manager, Barry M. Portnoy, Gerard M. Martin and Borrower (as amended, modified or supplemented and in effect from time to time, the "Advisory Agreement").

                  NOW, THEREFORE, to induce the Agent to enter into the Loan Agreement and to induce Lenders to make the Loan and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. Representations of Investment Manager. Investment Manager warrants and represents to the Agent the following as of the date hereof:

             (a) The Advisory Agreement has not been assigned, modified, amended or supplemented. The Advisory Agreement is in full force and effect, and constitutes the entire agreement with respect to the provision of management, advisory or administrative services to Borrower, except as set forth therein. A true, correct and complete copy of the Advisory Agreement is attached hereto as Exhibit A.

             (b) The Advisory Agreement constitutes the legal, valid and binding obligation of Investment Manager, enforceable against Investment Manager in accordance with its terms, subject to general principles of equity and laws affecting the rights and remedies of debtors and creditors generally.

             (c) To Investment Manager's knowledge, Borrower is not in default in the performance of the terms and provisions of the Advisory Agreement, nor is there now any condition which, with the giving of notice or lapse of time, or both, will become a default.

             (d) There are no contracts, agreements or commitments between Borrower and Investment Manager in respect of the Loan Agreement or the provision of management, advisory or administrative services to Borrower, except as provided in the Advisory Agreement.

             (e) Investment Manager is not in material default under the terms and provisions of the Advisory Agreement, nor is there now any condition which, with the giving of notice or lapse of time, or both, will become a default. No claim or dispute exists between Borrower and Investment Manager with respect to the Advisory Agreement.

             (f) Investment Manager has not assigned or encumbered its interest under the Advisory Agreement.

             (g) Investment Manager does not have any option or preferential right to purchase all or any part of, and does not have any right, title or interest with respect to any Hotel or any other property of Borrower other than as advisor under the Advisory Agreement.

             (h) As of the date hereof, all fees, sums, charges, costs, expenses and other amounts due under the Advisory Agreement have been paid in accordance with the terms of the Advisory Agreement.

         2. Investment Manager's Covenants.

             A. Investment Manager hereby consents and agrees to each and every one of the following covenants and agreements for the benefit of the
         Agent:

             (a) Performance and Notice of Default. Investment Manager agrees that it will (i) promptly perform and observe in all material respects all of the covenants and agreements required to be performed and observed by it under the Advisory Agreement, and (ii) promptly notify Agent of any material default under the Advisory Agreement of which it becomes aware.

             (b) No Termination of Advisory Agreement. Investment Manager will not terminate the Advisory Agreement without first providing the Agent with at least thirty (30) days' prior written notice of such intention.

             (c) Subordination of the Advisory Agreement to Liens of Lender. Any and all liens, rights and interests (whether choate or inchoate and including, without limitation, all mechanic's and materialman's liens under applicable law) owned, claimed or held, or to be owned, claimed or held, by Investment Manager in and to any property of the Borrower (collectively, the "Subordinated Obligations"), are and shall be in all respects subordinate and inferior to the liens and security interests created or to be created for the benefit of the Agent, its successors and assigns, and securing the repayment of the Note (including, without limitation, post-petition interest), including, among other things, liens and security interests with respect to the Hotels (collectively, the "Senior Obligations"). The foregoing subordination shall not affect the right of Investment Manager to receive and use all fees paid or payable to it under the Advisory Agreement.

             (d) Agent's Right to Terminate. Upon (1) the occurrence of an Event of Default pursuant to which the Loan is accelerated (or otherwise becomes due and payable in full) or (2) Investment Manager committing any act which would permit termination of the Advisory Agreement by Borrower, the Agent shall have the right to terminate the Advisory Agreement by giving Borrower and Investment Manager thirty (30) days prior written notice.

             (e) No Amendments  to the Advisory  Agreement.  Investment  Manager
         will not amend or modify the Advisory Agreement in any material respect without the prior written consent of the Agent, which consent shall not be unreasonably withheld, delayed or conditioned. In the event Investment Manager fails to secure such approval, the Advisory Agreement shall, for the purposes of Investment Manager's obligations to the Agent pursuant to this Agreement, be deemed not to have been modified by such amendment.

             (f) Limitation on Liens. Investment Manager will not create, incur, assume or suffer to exist (to the extent funds are available to satisfy such lien in accordance with the provisions of the Advisory Agreement) any Lien upon any property of Borrower, including, without limitation, the Hotels, except as permitted under the Loan Agreement or as otherwise agreed to in writing by the Agent.

             (g) Delivery of Notices, etc. Investment Manager shall furnish the Agent with all material notices from any Governmental Authority or private litigants received by Investment Manager with respect to any Hotel.

             (h) Further Assurances. Investment Manager shall (i) execute such affidavits and certificates as the Agent shall reasonably require to further evidence the agreements herein contained, provided same do not increase Investment Manager's obligations set forth, contemplated or otherwise intended hereunder, (ii) on written request from the Agent, furnish the Agent with copies of such information as Borrower is entitled to receive under the Advisory Agreement, and (iii) cooperate with the Agent's representatives in any inspection of all or any property of Borrower to the extent the Agent is permitted to enter and inspect such property in accordance with the Loan Agreement.

             (i) Agent Not Obligated Under Advisory Agreement. Investment Manager further agrees that nothing herein shall impose upon the Agent any obligation for payment or performance in favor of Investment Manager, unless the Agent has elected to assert Borrower's rights under the Advisory Agreement, in which case the Agent shall pay Investment Manager the sums due to Investment Manager under the terms of the Advisory Agreement from and after the effective date of the Agent's notice of such election to Investment Manager, and Investment Manager shall continue performance on the Agent's behalf in accordance with the terms of the Advisory Agreement.

             (j) Agent's Reliance on Representations. Investment Manager has executed this Agreement for the purpose of inducing the Lenders to make the Loan and inducing Agent to enter into the Loan Agreement and with full knowledge that the Agent and Lenders shall rely upon the representations, warranties, covenants and agreements herein contained when making the Loan and that but for this instrument and the representations, warranties, covenants and agreements herein contained, the Agent and Lenders would not take such actions.

         B. Except as expressly permitted hereby, upon the occurrence and continuance of an Event of Default under the Loan Agreement, Investment Manager shall not request, demand or sue for, or take, accept or receive from Borrower, by set-off or in any other manner, and Borrower shall not make, any payment of any monies (including, without limitation, principal or interest (including post-petition interest) thereafter owing by Borrower to Investment Manager in respect of the Subordinated Obligations or any security therefor, other than for services rendered prior to such date, until the final payment in full of the Senior Obligations; provided, however, that Investment Manager has no obligation to continue as Investment Manager under the Advisory Agreement if Investment Manager is not receiving compensation for its services thereunder.

         C. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Borrower or the proceeds thereof, to creditors of Borrower, or upon any indebtedness of Borrower, by reason of the liquidation, dissolution or other winding up of Borrower or Borrower's business, or any sale, receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or any proceeding by or against Borrower for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions, then and in any such event any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all indebtedness or obligations of Borrower to Investment Manager in respect of any of the Subordinated Obligations (including, without limitation, interest and post-petition interest) shall be paid or delivered directly to the Agent for application to the Senior Obligations (including, without limitation, post-petition interest), due or not due, until the Senior Obligations shall have first been fully paid and satisfied; provided, however, that Investment Manager has no obligation to continue as Investment Manager under the Advisory Agreement if Investment Manager is not receiving compensation for its services thereunder. Upon the occurrence and during the continuance of an Event of

         Default, Investment Manager irrevocably authorizes and empowers the Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to file claims and take such other proceedings, in the Agent's own name or in the name of Investment Manager or otherwise, as the Agent may deem necessary or advisable for the enforcement of this Agreement. Investment Manager will execute and deliver to the Agent such powers of attorney, assignments or other instruments as may be reasonably requested by the Agent in order to enable the Agent to enforce any and all claims upon or with respect to any of the Subordinated Obligations, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to any such Obligations of Borrower.

         D. Should any payment or distribution or security or proceeds thereof be received by Investment Manager upon or with respect to any of the Subordinated Obligations contrary to the foregoing provisions, Investment Manager will forthwith deliver the same to the Agent in precisely the form received (except for the endorsement or assignment of Investment Manager where necessary) for application to the Senior Obligations (including, without limitation, post-petition interest), and, until so delivered, the same shall be held in trust by Investment Manager as property of the Agent. In the event of the failure of Investment Manager to make any such endorsement or assignment, the Agent, or any of its officers or employees, is hereby irrevocably authorized to make the same.

         E. Investment Manager will not assign or transfer to others any claim which it has or may hereafter have against Borrower in respect of any of the Subordinated Obligations while any of the Senior Obligations (including without limitation, post-petition interest) remain unpaid, unless such assignment or transfer is made expressly subject to the terms and conditions hereof in any instrument in form and substance satisfactory to the Agent.

         F. The Agent, at any time and from time to time, may enter into such agreement or agreements with Borrower as the Agent may reasonably deem proper extending the time of payment of or renewing or otherwise altering the terms of all or any of the Senior Obligations without notice to Investment Manager and without in any way impairing or affecting the obligations of Investment Manager hereunder.

         G. The Agent shall not be prejudiced in its right to enforce this Agreement in respect of any of the Subordinated Obligations owing to Investment Manager by any act or failure to act on the part of Borrower or anyone in custody of Borrower's assets or property.

         3. No Assignment. Notwithstanding anything to the contrary in the Advisory Agreement, neither Investment Manager nor Borrower may assign the Advisory Agreement without the prior written consent of the Agent.

         4. No Waiver. No failure to exercise, and no delay in exercising, and no course of dealing with respect to, any power, remedy or right under this Agreement by the Agent shall operate as a waiver thereof, nor shall any single or partial exercise thereof by the Agent preclude any other or further exercise thereof or the exercise of any other power, remedy or right. The remedies provided herein are cumulative and not exclusive of any remedies provided by applicable law and/or any of the other Credit Documents.

         5. Notice. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed if to Agent at its address set forth on the first page hereof, Attention: Mr. Michael A. Seton, 25th Floor; Mr. Gary Jermansky, 33rd Floor; and Mr. Ronald Rapp, 24th Floor; if to Investment Manager at its address set forth on the first page hereof,
Attention: President; and if to Borrower at its address set forth on the first page hereof, Attention: Mr. Thomas M. O'Brien; or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 5. A copy of all notices, consents, approvals and requests directed to the Agent shall be delivered to Latham & Watkins, 885 Third Avenue, New York, New York 10022, Attention: Roger M. Zeitzeff, Esq., and Joshua Stein, Esq., and a copy of all notices, consents, approvals and requests directed to Investment Manager or Borrower shall be delivered to Investment Manager or Borrower at the address set forth in the preceding sentence, with a copy of each to: Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Attention: Jennifer B. Clark, Esq. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or two Business Days after mailing; or in the case of expedited prepaid delivery and telecopy, on the Business Day after the same was sent. A party receiving a notice which does not comply with the technical requirements for notice under this Section 5 may elect to waive any deficiencies and treat the notice as having been properly given.

         6. Indemnity. Borrower shall indemnify, defend and hold the Agent harmless against and from all liability, loss, damage and expense (including, without limitation, reasonable attorney's fees and disbursements), which the Agent may or shall incur or be subject to by reason of this Agreement, or by reason of any action taken in good faith by the Agent hereunder, and against and from any and all claims and demands whatsoever which may be asserted against the Agent by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants and conditions contained in the Advisory Agreement, other than claims and demands arising by reason of Agent's own fraud, gross negligence or willful misconduct. Should the Agent incur any such liability, loss, damage or expense, the amount thereof, together with interest thereon at the rate of interest applicable from time to time under the Note, shall be payable by Borrower to the Agent immediately upon demand.

         7. Amendments, Etc. This Agreement cannot be amended except by an agreement in writing, signed by the Agent, Borrower and Investment Manager, and no provision hereof may be waived except by an instrument in writing signed by the Agent.

         8. Inspection; Books and Records. Investment Manager agrees that Agent or its agents and any Lender may enter upon the premises of Investment Manager at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all on and after the occurrence and during the continuance of an Event of Default, for the purposes of discussing the affairs, finances and business of any Credit Party and any Hotel with any of the officers, employees and directors of Investment Manager. Such officers, employees and directors shall truthfully and fully explain the affairs, finances and business of such Credit Party or Hotel to Agent or its agents and any Lender, as the case may be. At any time and from time to time on and after the occurrence and during the continuance of an Event of Default, Investment Manager shall, at Investment Manager's sole cost and expense, deliver to Agent within five days of Agent's request all books, records, files, correspondence and closing documents maintained by Investment Manager with respect to any Credit Party and any Hotel.

         9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         10. Severability. If any provision of this Agreement or the application thereof to any person or entity or circumstance shall, to any extent, be illegal, invalid and/or unenforceable, the remainder of this Agreement or the application of such provision to persons or entities or circumstances other than those as to which it is illegal, invalid and/or unenforceable, as the case may be, shall not be affected, and each provision of this Agreement shall be legal, valid and enforceable to the extent permitted by law. The illegality, invalidity and/or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the legality, validity and/or enforceability thereof in any other jurisdiction.

         11. Expenses. If any suit or other proceeding is instituted by the Agent to enforce this Agreement (or any portion hereof), Borrower shall pay, upon demand, all of the reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by the Agent in connection therewith, together with interest at the Default Rate. The obligations of Borrower under this Section 11 shall survive the expiration or termination of this Agreement.

         12. Headings. Headings used in this Agreement are for convenience of reference only and do not constitute part of this Agreement for any purpose.

         13. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND INVESTMENT MANAGER HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING BROUGHT BY ANY PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT.

         14. SUBMISSION TO JURISDICTION. INVESTMENT MANAGER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. INVESTMENT MANAGER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING

BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         15. Cumulative Remedies. All rights and remedies set forth in this Agreement are cumulative, and the Agent may recover judgment thereon, issue execution therefor, and resort to every other right or remedy available at law or in equity, without first exhausting and without affecting or impairing the security of any right or remedy afforded hereby; and no such right or remedy set forth in this Agreement shall be deemed exclusive of any of the remedies or rights granted to the Agent in the Note, the Loan Agreement or any other Credit Document. Nothing contained in this Agreement shall be deemed to limit or restrict the rights and remedies of the Agent under any of the other documents related to the Senior Obligations.

         16. Borrower's Consent. Borrower has joined herein to evidence its consent to all the agreements of Investment Manager contained in this Agreement.

         17. Successors. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and their respective successors and assigns.

         18. Counterparts. This Agreement may be executed in any number of counterparts each of which, taken together, shall constitute one and the same original.

         19. Conflicts with Loan Agreement. Notwithstanding anything to the contrary set forth elsewhere in this Agreement or in any other Credit Document, this Agreement and such other Credit Documents are expressly made subject in their entirety to the Credit Agreement and in the event of a conflict or ambiguity created between the Credit Agreement and any provision herein (and/or under any other Credit Document) or obligation of Borrower hereunder (and/or under any other Credit Document), the terms of the Credit Agreement shall govern and control.

         20. Termination. Upon the Obligations being fully paid by Borrower in accordance with the Loan Agreement, this Agreement shall be of no further effect.

         21. NO LIABILITIES OF TRUSTEES. THE DECLARATION OF TRUST OF BORROWER, DATED MAY 12, 1995, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF BORROWER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, BORROWER. ALL PERSONS DEALING WITH BORROWER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF BORROWER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                               INVESTMENT MANAGER:

                               REIT MANAGEMENT & RESEARCH, INC.
                                         a Delaware corporation


                               By:________________________________
                                  Name:
                                  Title:


                               BORROWER:

                               HOSPITALITY PROPERTIES TRUST,
                               a Maryland real estate investment trust


                               By:______________________________
                                  Name:
                                  Title:


                               AGENT:

                               DRESDNER BANK AG, NEW YORK BRANCH
                               AND GRAND CAYMAN BRANCH,
                               as Agent


                               By:________________________________
                                  Name:
                                  Title:


                               By:________________________________
                                  Name:
                                  Title:

                                    EXHIBIT A

                               ADVISORY AGREEMENT

A copy of the Advisory Agreement, dated as of January 31, 1998, between REIT Management & Research, Inc. and Hospitality Properties Trust has been filed with the Securities and Exchange Commission as an exhibit to Hospitality Properties Trust's Current Report on Form 8-K dated February 11, 1998, which exhibit is incorporated herein by reference.

                                   EXHIBIT G

                                FORM OF REGISTER

                            [Intentionally Omitted.]